SEC File No 024-12026

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

Amendment One,

TIER II

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

OFFERING CIRCULAR

DATED: October 19, 2022

ZERIFY, INC.
(Exact name of issuer as specified in its charter)

Wyoming

(State of other jurisdiction of incorporation or organization)

1090 King Georges Post Road, Suite 603

Edison, NJ 08837

(732) 661-9641

(Address, including zip code, and telephone number,

including area code of issuer's principal executive office)

Mark L. Kay

233 Excalibur Dr.

Newtown Square, PA 19073

marklkay@strikeforcetech.com

(610) 246-4276

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7372	22-3827597
(Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Securities and Exchange Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

EXPLANATORY NOTE

This Amended Regulation A Offering Circular is being filed solely for the purpose of reporting the adjustment on the Spencer Clarke LLC, a broker-dealer placement agent fee (adjusted to 3% cash and 3% common stock purchase warrants and no other commission). In all other respects this Regulation A Offering Circular is unchanged from the Regulation A Offering Circular filed by the Company on October 12, 2022.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER II

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Dated October 19, 2022

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

ZERIFY, INC.

$5,000,000

219,298,246 Units

each Unit consisting of

three (3) shares of Common Stock

and

one (1)  common stock purchase warrants exercisable at $0.02 per share

At a price of $.0228 per Unit;

Minimum Investment: $10,000

Maximum Offering: $5,000,000

MAXIMUM NUMBER OF SHARES OFFERED HEREBY:

Common Stock and Common Stock Underlying Warrants:  877,192,984

See The Offering CIRCULAR SUMMARY- Page 9 For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders

This Offering will commence upon Qualification of this Offering by the Securities and Exchange Commission and will Terminate 1 year from the date of qualification by the Securities and Exchange Commission,

unless extended or terminated earlier by the Issuer

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PLEASE REVIEW ALL RISK FACTORS STARTING ON PAGE 13 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Number of Shares	Price to Public	Underwriting Discounts and Commissions (1)(2)	Proceeds Before Expenses to Company (2)
Price Per Unit (Minimum Investment)	1,315,789	$10,000	$500	$9,500
Common Stock Underlying the Units (3)	657,894,738	5,000,000-	$ 250,000-	$4,750,000
Common Stock Purchase Warrants Underlying the Units (4) (219,298,246 Warrants)
Common Stock issuable upon exercise of the Warrants(5)	219,298,246	-	-	-

                                                                         -

Total Maximum Units(6)	877,192,984	$5,000,000	$250,000	$4,750,000

(1)

The Company shall pay Spencer Clarke LLC, a broker-dealer placement agent fee equivalent to 5% in cash and 3% common stock purchase warrant coverage on funds raised in the Offering (See “Plan of Distribution”)

(2)

Does not reflect payment of expenses of this offering, which are estimated to not exceed $150,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER”.

(3)	The total number of shares of Common Stock underlying the Units to be qualified in this Offering Circular is an aggregate of 657,894,738.
(4)	The total number of common stock purchase warrants consists of an aggregate of 219,298,246 warrants.
(5)

The total number of shares of Common Stock underlying the common stock purchase warrants to be qualified in this Offering Circular is an aggregate of 219,298,246 presuming the exercise of all common stock purchase warrants.

(6)

The total number of shares of Common Stock underlying the Units, which include the shares of Common Stock and the shares of Common Stock underlying the common stock purchase warrants presuming the exercise of all common stock purchase warrants.to be qualified in this Offering Circular is an aggregate of 877,192,984.

The shares of Common Stock and the shares of common stock underlying the common stock purchase warrants (collectively, the “Shares”) are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Units are only issued to purchasers who satisfy the requirements set forth in Regulation A.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

Zerify, Inc. is a Wyoming corporation, (the “Company,” “we,” “us,” “our” or “ZRFY”) reserves the right to change the fixed Price Per Unit during the Offering and will file a supplement or amendment to the Offering Statement, as appropriate, at the time of any such change.

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The Company is Offering, on a best-efforts, a number of Units consisting of three shares of Common Stock and one common stock purchase warrants (the “Units” or individually a “Unit”) at a price per Unit of $0.0228 to be sold up to a maximum of 219,298,246 Units. Upon qualification by the Securities and Exchange Commission (“SEC” or the “Commission”) and the filing of a final Offering Circular by the Company with the Commission, all of the Shares registered in this Offering will be without restriction or further registration under Rule 251(m) unless such Shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

Prior to this Offering, there has been limited trading public market for our common shares in the OTC Markets “QB” tier. Our ticker symbol is “ZRFY.QB” and the closing price of our common stock on October 6, 2022 was $0.0089.

It is currently estimated that the direct public Offering price per Unit will be $0.0228 with a maximum Offering amount of up to $5,000,000. No assurances can be provided that the full Offering will be achieved.

The Company expects that the amount of expenses of the Offering that it will pay will be approximately $400,000.

The Offering will terminate at the earlier of: (1) the date at which the maximum Offering amount has been sold, (2) the date that is 12 months from the date this Offering Statement is qualified by the Securities and Exchange Commission, (unless extended by the Company, in its own discretion, for up to another 90 days) or (3) the date at which the Offering is earlier terminated by the Company in its sole discretion, which may occur at any time. The Offering is being conducted on a best-efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 13.

Sales of these securities will commence three calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

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AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

As of October 6th, 2022, there were approximately 531 shareholders of record of our common stock. The Company has not paid any dividends on its common stock. The Company currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

This Offering consists of Units, each Unit consisting of three shares of Common Stock and one common stock purchase warrant (the “Warrants”) exercisable at $.02 per warrant (the "Units " or individually, each a "Unit") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Units are being offered and sold by the Company management and offered through Spencer Clarke LLC who is registered with the Financial Industry Regulatory Authority (“FINRA”). There are 219,298,246 Units being offered at a price of $0.0228 per Unit. There is a minimum investment of $10,000 per investor. The maximum aggregate amount of the Shares offered is 657,894,73 shares of Common stock and 219,298,246 shares of Common Stock underlying the common stock purchase warrants presuming eh exercise of all common stock purchase warrants for an aggregate total of 877,192,984 shares of Common Stock_(the "Maximum Offering"). There is no minimum number of Units that needs to be sold for funds to be released to the Company and for this Offering to close. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Offering. Our Officers and Directors will not receive any commissions or proceeds for selling the Units on our behalf but Spencer Clarke LLC will receive 3% cash and 3% in five year common stock purchase warrants, exercisable at $0.02 with a cashless exercise provision. of the monies raised on our behalf by Spencer Clarke LLC and no other compensation. In the event any Warrant holder exercised his/her/its Warrant, we will receive additional consideration derived directly from such exercise. Our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act’). This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

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IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY'S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are Offering to sell and seeking offers to buy the Units only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

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Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering circular after qualification.

Sale of these Units will commence within three calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

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USE OF MARKET AND INDUSTRY DATA

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Zerify, Inc.", are referred to herein as "we", our" "us", “ZRFY”, “Zerify” or the Company

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Corporate Information

Technical Services Corporation was incorporated in August 2001 under the laws of the State of New Jersey. On September 3, 2004, we changed our name to StrikeForce Technologies, Inc. On November 15, 2010, we redomiciled under the laws of the State of Wyoming. Our fiscal year-end date is December 31. Our office is located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641.  On June 14, 2022, the Board of Directors and holders of    majority of the voting power approved a resolution to change the Company’s name from StrikeForce Technologies, Inc. to Zerify, Inc.  On August 1, 2022, pursuant to the approval from FINRA, our Common Stock is now quoted on the OTCQB Market under the symbol “ZRFY” (formerly “SFOR”).

Our Company’s website is www.zerify.com. No information contained in this document is incorporated in or is accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through our website as part of this Offering Circular.

Mission Statement

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology.

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Going Concern

We have yet to establish any history of profitable operations. During the six months ended June 30, 2022, the Company incurred a net loss of $5,730,000 and used cash in operating activities of $2,321,000, and at June 30, 2022, the Company had a stockholders’ deficit of $13,252,000. In addition, we are in default on notes payable and convertible notes payable in the aggregate amount of $2,829,000. These factors raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report published on our December 31, 2021 year-end financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern. In May 2022, the Company amended the exercise price of 50 million shares of stock warrants granted in September 2021 from $0.05 per share to $0.02 per share, with the underlying shares of Common Stock registered on Form S-1, effective December 23, 2021.  The registered  Warrants were exercised contemporaneously with the execution of the exercise agreements and the Company issued 50 million shares of common stock for net cash proceeds of $940,000.  As an inducement to these warrant holders to exercise their warrants, the Company granted them stock warrants to purchase 50 million shares of common stock.  The warrants are exercisable at $0.05 per share and will expire in 5 years. On August 12, 2022, our registration statement on Form S-1 was declared effective by the Securities and Exchange Commission. This registration statement registered 50,000,000 shares underlying certain common stock purchase warrants. On August 23, 2022, the Company entered into Inducement Offer to Exercise Common Stock Purchase Warrants letter Agreements (the “Exercise Agreements”) with certain of the holders of the existing Warrants to purchase an aggregate of 50,000,000 shares of Common Stock (the “Exercising Holders”). Pursuant to the Exercise Agreements, the Exercising Holders and the Company agreed that, subject to any applicable beneficial ownership limitations, the Exercising Holders would exercise their Existing Warrants (the “Investor Warrants”) for shares of Common Stock underlying such Existing Warrants (the “Exercised Shares”) at a reduced exercise price of $0.01 per share of Common Stock. In order to induce the Exercising Holders to cash exercise the Investor Warrants, the Exercise Agreements provide for the issuance of new warrants to purchase up to an aggregate of 50,000,000 shares of Common Stock (the “New Warrants”), with such New Warrants to be issued in an amount equal to the number of the Exercised Shares underlying any Investor Warrants. The New Warrants are exercisable after issuance, provide for a cashless exercise provision if the shares of Common Stock underlying the New Warrants are not registered and terminate on the date that is five years following the issuance of the New Warrants. The New Warrants have an exercise price per share of $0.01. The New Warrants and the shares of Common Stock issuable upon the exercise of the New Warrants are not being registered under the Securities Act, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. The Exercised Shares are registered for resale on effective registration statements previously filed with the Securities and Exchange Commission and effective August 12, 2022. The Investor Warrants were exercised contemporaneously with the execution of the Exercise Agreements. Assuming full exercise of the Investor Warrants and subject to the Exercise Agreements, the Company received aggregate gross proceeds of $500,000 from the cash exercise of the Investor Warrants by the Exercising Holders and issue an aggregate of 50,000,000 shares of Common Stock and New Warrants to purchase an aggregate of 50,000,000 shares of Common Stock to the Exercising Holders.

 In May 2022, a warrant holder agreed to extinguish a total of 605,476 warrant shares, relating to warrant agreements dated November 21, 2019 and July 27, 2020, in exchange for a one-time payment from the Company in the amount of $165,000.   Subsequently, the agreement with the warrant holder was amended and the warrant holder also agreed to return 16,168,589 shares of common stock acquired in prior years.  The 16,168,589 shares of common stock were then cancelled by the Company.

On September 9, 2022, Onstream Media, a company Zerify, Inc. has no current or prior business relationship with, filed seven lawsuits against Zerify, Inc., each asserting infringement of a single patent owned by Onstream Media. Zerify is in the process of negotiating a settlement with Onstream Media.

Management estimates that the current funds on hand will be sufficient to continue operations through the next six to twelve months. Our ability to continue as a going concern is dependent upon our ability to continue to implement our business plan. Currently, management is attempting to increase revenues by selling through a channel of distributors, value added resellers, strategic partners and original equipment manufacturers. While we believe in the viability of its strategy to increase revenues, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to increase our customer base and realize increased revenues. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, if needed, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Trading Market

Our Common Stock trades in the OTC Market under the symbol “ZRFY.QB”.

We are Offering, on a best-efforts, a number of Units at a per Unit price of $0.0228 to be sold up to a maximum of 219,298,246 Units. The fixed price per share determined upon qualification shall be fixed for the duration of the Offering unless a post-effective amendment is filed to reset the price per share and approved by the Securities and Exchange Commission. There is a minimum investment of $10,000 per investor. The Units are intended to be sold directly through the efforts of our officers and directors and Spencer Clarke LLC) who is registered with the Financial Industry Regulatory Authority).

We have four billion (4,000,000,000) authorized common stock shares, of which there are 1,056,942,572 issued and outstanding as of October 19, 2022. We have 10,000,000 authorized Preferred Shares, of which 100 shares of preferred stock were designated as Series A Preferred Stock (3 shares are outstanding) and 10,000,000 shares were designated as Series B Preferred Stock (36,667 were issued and outstanding).

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We are quoted on the OTCQB Market and there is a limited established market for our stock. The Offering price of the Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the Offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the Offering price should not be considered an indication of the actual value of our securities.

The Offering

This is a public Offering of securities of Zerify, Inc, Inc., a Wyoming corporation. We are offering Units, each Unit consisting of three shares of our Common Stock and one five year common stock purchase warrant exercisable at $.02 per Warrant, at an Offering price of $0.0228 per Unit (the  “Units”). This Offering will terminate on twelve months from the day the Offering is qualified, (except that the Company may extend the Offering by an additional 90 days) or the date on which the maximum Offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is $10,000.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” on page 13 to read about factors you should consider before buying shares of Common Stock.

Our Common Stock currently trades on the OTC Market under the symbol “ZRFY.QB” and the closing price of our Common Stock on October 6, 2022 was $0.0089.

We are offering our Units without the use of an exclusive placement agent. We expect to commence the sale of the shares as of the date on which the Offering Statement is qualified by the SEC.

This Offering will be conducted on a “best-efforts” basis, which means our Officers and Spencer Clarke LLC will use their commercially reasonable best efforts to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales but Spencer Clarke LLC who is registered with the Financial Industry Regulatory Authority (“FINRA”) will receive 5% cash  and 3% in five year common stock purchase warrants, exercisable at $0.02 with a cashless exercise provision. of the monies raised on our behalf by Spencer Clarke LLC and no other compensation. We will directly receive any proceeds from the exercise of the common stock purchase warrants underlying the Units. Any Officer offering the securities on our behalf will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Completion of this Offering is not subject to us raising a minimum Offering amount. We do not have an arrangement to place the proceeds from this Offering in an escrow, trust or similar account. Any funds raised from the Offering will be immediately available to us for our immediate use. We have provided an estimate below of the gross proceeds to be received by the Company if 25%, 50%, 75%, and 100% of the Shares registered in the Offering are sold.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. We have not currently engaged any party for the public relations or promotion of this Offering. As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

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We are Offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000, excluding their primary residences or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public Offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The Offering

This Offering Circular relates to the sale of up to 219,298,246 Units, each Unit consisting of three shares of our Common Stock and one common stock purchase warrant exercisable at $.02 per Warrant, through the efforts of our executive officer and directors, at a price of $0.0228 per Unit, for total Offering proceeds of up to $5,000,000, if all Offered Units are sold. The minimum amount established for investors is $10,000_unless such minimum is waived by the Company, in its sole discretion, on a case-by-case basis. There is no minimum aggregate Offering amount and the Company will not escrow or return investor funds if any minimum number of shares is not sold. All money we receive from the Offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this Offering Circular.

Issuer in this Offering:	Zerify, Inc.

Securities offered:	Units, each Unit consisting of three shares of our Common Stock and one common stock purchase warrant exercisable at $.02 per Warrant, at an Offering price of $0.0228 per Unit

Common Stock to be outstanding before this Offering:	1,056,942,572

Common Stock to be outstanding after this Offering (presuming the sale of all the Units and not including any exercise of the Warrants):	1,714,837,310

Price per Unit:	$0.0228

Maximum Offering amount:	$5,000,000 assuming the maximum amount of Units are sold.

Use of proceeds:

We estimate that the net proceeds to us from the remainder of this Offering, after deducting estimated Offering expenses, will be approximately $4,600,000 assuming the maximum amount of Units are sold (not including exercise of the maximum amount of the Warrants which would result in proceeds of $4,385,965).

Assuming the maximum amount of Units are sold, we intend to primarily use the net proceeds from this Offering for the growth of our new secure product “Zerify Meet™” video conferencing product and general corporate operations. Notwithstanding the foregoing, our management will have broad discretion over how these proceeds are used. For additional information, see “Use of Proceeds.” Except for commission as disclosed herein, Spencer Clarke, LLC, the broker-dealer placement agent, will only receive a commission of 5% cash and 3% in five year common stock purchase warrants, exercisable at $0.02 with a cashless exercise provision of the revenues raised by Spencer Clarke, LLC. For additional information, see “Plan of Distribution” and “Use of Proceeds to Issuer.”

Dividend policy:

Holders of our Common Stock are only entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. We do not intend to pay dividends for the foreseeable future. Our ability to pay dividends to our stockholders in the future will depend on regulatory restrictions, liquidity and capital requirements, our earnings and financial condition, the general economic climate, our ability to service any equity or debt obligations senior to our Common Stock and other factors deemed relevant by our board of directors. For additional information, see “Dividend Policy.”

Risk factors:	Investing in our Securities involves risks. See “Risk Factors” for a discussion of certain factors that you should carefully consider before making an investment decision.

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ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the Securities and Exchange Commission for our Offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular. You should rely only on the information contained in this circular and its exhibits. The Company has not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this circular or sale of our Shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this Offering and related documents and agreements if readily available to us, will be made available to a prospective investor or its representatives upon request.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

RISK FACTORS

An investment in our securities, including our Common Stock and our common stock purchase warrants involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Units. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS OF OUR BUSINESS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

We have yet to establish any history of profitable operations. During the six months ended June 30, 2022, the Company incurred a net loss of $5,730,000 and used cash in operating activities of $2,321,000, and at June 30, 2022, the Company had a stockholders’ deficit of $13,252,000. In addition, we are in default on notes payable and convertible notes payable in the aggregate amount of $2,829,000. These factors raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report published on our December 31, 2021 year-end financial statements, and Note 1 in our unaudited financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern. In May 2022, the Company amended the exercise price of 50 million shares of stock warrants granted in September 2021 from $0.05 per share to $0.02 per share, with the underlying shares of Common Stock registered on Form S-1, effective December 23, 2021.  The registered Warrants were exercised contemporaneously with the execution of the exercise agreements and the Company issued 50 million shares of common stock for net cash proceeds of $940,000.  As an inducement to these warrant holders to exercise their warrants, the Company granted them stock warrants to purchase 50 million shares of common stock.  The warrants are exercisable at $0.05 per share and will expire in 5 years.

Management estimates that the current funds on hand will be sufficient to continue operations through the next six . Our ability to continue as a going concern is dependent upon our ability to continue to implement our business plan. Currently, management is attempting to increase revenues by selling through a channel of distributors, value added resellers, strategic partners and original equipment manufacturers. While we believe in the viability of its strategy to increase revenues, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to increase our customer base and realize increased revenues. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, if needed, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

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We completed the development of our ProtectID® platform at the end of June 2006, we completed the core development of our keyboard encryption and anti-keylogger product, GuardedID®, in December 2006 and commenced deployment of our new mobile product, MobileTrust® into the mobile stores in 2015. We completed GuardedID® in 2016 and SafeVchat™ and PrivacyLok™ in 2021. Presently, (except for SafeVchat™ and PrivacyLok™ which are in beta testing although we already earned revenues from SafeVchat™ and PrivacyLoK™ in 2021), all of the products are being sold and distributed. Our suite of products is targeted to the financial, e-commerce, corporate, government, healthcare, legal, insurance, technology and retail markets. We seek to locate customers in a variety of ways. These primarily include contracts with value added resellers and distributors (both inside the United States and internationally), direct sales calls initiated by our internal staff, exhibitions at security and technology trade shows, through the media, through consulting agreements, and through our agent relationships. Our sales generate revenue either as an Original Equipment Manufacturer (“OEM”) model, through a Hosting/License agreement, bundled with other company’s products or through direct purchase by distributors and resellers. We price our products for cloud consumer transactions based on the number of transactions in which our software products are utilized. We also price our products for business applications based on the number of users. These pricing models provide our company with one-time, monthly, quarterly and annual recurring revenues with volume discounts. We are also generating revenues from annual maintenance contracts, renewal fees and expect, but cannot guarantee, an increase in revenues based upon the execution of various agreements that we have recently concluded, primarily in the retail and insurance sectors.

WE WILL FACE INTENSE COMPETITION FROM COMPETITORS THAT HAVE GREATER FINANCIAL, TECHNICAL AND MARKETING RESOURCES. THESE COMPETITIVE FORCES MAY IMPACT OUR PROJECTED GROWTH AND ABILITY TO GENERATE REVENUES AND PROFITS, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

We likely will face competition from alternate security software programs and services. As is typical of a new industry, demand and market acceptance for recently introduced services are subject to a high level of uncertainty and risk. In addition, the software industry is characterized by frequent innovation. As the market for computer security products evolves, it will be necessary for us to continually modify and enhance our existing products and develop new products. We believe that our competitors will enhance existing product lines and introduce new products. If we are unable to update our software to compete or to meet announced schedules for improvements and enhancements, it is likely that our sales will suffer and that potential customers will be lost to a competing company’s product.

Because the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and the size of this market. Substantial marketing activities have been implemented and will continue to be required to meet our revenue and profit goals. There can be no assurance we will be successful in such marketing efforts. There can be no assurance either that the market for our services will develop or become sustainable. Further, other companies may decide to provide services similar to ours. These companies may be better capitalized than us and we could face significant competition in pricing and services offered.

IF WE DO NOT ADEQUATELY PROTECT THE INTELLECTUAL PROPERTY RIGHTS, WE MAY EXPERIENCE A LOSS OF REVENUE AND OUR OPERATIONS MAY BE MATERIALLY IMPAIRED.

We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect the intellectual property. These agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. These agreements may not effectively prevent disclosure of confidential information or result in the effective assignment to us of intellectual property and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover trade secrets and proprietary information that have been licensed to us or that we own, and in such case we could not assert any trade secret rights against such party.

We cannot assure that we can adequately protect the intellectual property or successfully prosecute potential infringement of the intellectual property rights. Also, we cannot assure that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Failure to protect the intellectual property rights would result in a loss of revenue and could adversely affect our operations and financial condition.

OUR INABILITY TO RETAIN OUR KEY EXECUTIVE OFFICERS WOULD IMPEDE OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

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Our success depends, to a critical extent, on the continued efforts and services of our Chief Executive Officer, Mark L. Kay, our Chief Technical Officer and Inventor, Ramarao Pemmaraju, our Chief Technical Officer, and our Executive Vice President and Head of Marketing, George Waller. Were we to lose two or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our Company. We do not currently carry key-man life insurance policies on any of our employees, which would assist us in recouping our costs in the event of the loss of those officers.

THE INABILITY TO MANAGE OUR GROWTH COULD IMPEDE OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

We plan to grow rapidly, which will place strains on our management team and other Company resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to hire, train and manage the personnel necessary to implement those functions. Our staff is currently comprised of ten people and we believe that in order for us to achieve our goals, it will be necessary to further expand our personnel, particularly in the area of sales, support services, technology development and client support. As we grow, we also expect to increase detailed and pertinent internal and administrative controls and procedures, require further product enhancements and customization of our existing products for specific clients, as well as enter new geographic markets. We do not presently have in place the corporate infrastructure common to larger organizations. We do not, for example, have a separate human resources department or purchasing department designed for a larger organization. Some of our key personnel do not have experience managing large numbers of personnel. Substantial expansion of our organization will require the acquisition of additional information systems and equipment, a larger physical space and formal management of human resources. It will require that we expand the number of people within our organization providing additional administrative support (or consider outsourcing) and to develop and implement additional internal controls appropriate for a larger organization. Our experience to date in managing the minimal growth of our Company has been positive, without product failures or breakdowns of internal controls.

The time and costs to effectuate our business development process may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. There can be no assurance that we will integrate and manage successfully new systems, controls and procedures for our business, or that our systems, controls, procedures, facilities and personnel, even if successfully integrated, will be adequate to support our projected future operations. There can be no assurance that any expenditure incurred during this expansion will ever be recouped. Any failure to implement and maintain such changes could have a material adverse effect on our business, financial condition and results of operations.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA (FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC.) MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES AND THEREBY MAKE IT HARD FOR INVESTORS TO SELL THEIR SHARES AT THE TIME AND PRICES THEY MIGHT OTHERWISE EXPECT.

We are a “penny stock” company. We are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks”. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell their securities in a market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

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Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, leaving investors with losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE AS AN INCREASE IN SUPPLY OF SHARES FOR SALE, WITH NO CORRESPONDING INCREASE IN DEMAND WILL CAUSE PRICES TO FALL.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

BECAUSE WE ARE QUOTED ON THE OTCMARKETS.COM INSTEAD OF AN EXCHANGE OR NATIONAL QUOTATION SYSTEM, OUR INVESTORS MAY HAVE A MORE DIFFICULT TIME SELLING THEIR STOCK OR EXPERIENCE NEGATIVE VOLATILITY ON THE MARKET PRICE OF OUR STOCK.

Our common stock is traded on OTCMarkets.com. The OTCMarkets.com is often highly illiquid. There is a greater chance of volatility for securities that trade on the OTCMarkets.com as compared to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume, and market conditions. Investors in our common stock may experience high fluctuations in the market price and volume of the trading market for our securities. These fluctuations, when they occur, have a negative effect on the market price for our securities. Accordingly, for the reasons above, our stockholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common stock improves.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

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Maintaining effective internal control over financial reporting and effective disclosure controls and procedures are necessary for us to produce reliable financial statements. As discussed in Item 9A – “Controls and Procedures” of our Annual Report on Form 10-K, we have evaluated our internal control over financial reporting and our disclosure controls and procedures and concluded that they were not effective as of June 30, 2022 and December 31, 2021, respectively.

A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses we identified are (1) We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act which is applicable to us as of and for the year ended December 31, 2021. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness; (2) Our board of directors has no independent director or member with financial expertise which causes ineffective oversight of our external financial reporting and internal control over financial reporting; (3) We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

The Company is committed to remediating its material weaknesses as promptly as possible. Implementation of the Company’s remediation plans has commenced and is being overseen by the board. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Even effective internal control can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. Any failure to remediate the material weaknesses, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements, which in turn could have a material adverse effect on our financial condition and the trading price of our common stock and we could fail to meet our financial reporting obligations. We have identified weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.

If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION, THEREBY DIVERTING OUR RESOURCES THAT MAY HAVE A MATERIAL EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE WILL RESULT IN ADDITIONAL EXPENSES AND POSE CHALLENGES FOR OUR MANAGEMENT TEAM.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. In addition, the current federal administration has indicated significant regulatory modifications and we cannot foresee the impact of any revised regulations. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, including the policies of the recently appointed Chairman of the SEC, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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Risks Related to this Offering and Our Securities

THE OFFERING PRICE OF OUR UNITS HAS BEEN ARBITRARILY DETERMINED.

Our management has determined the number and price of Units offered by the Company. The price of the Units we are offering was arbitrarily determined based upon the current market value, illiquidity and volatility of our Common Stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the Offering. The Offering price for the Units sold in this Offering may be than the fair market value for our Common Stock.

WE HAVE BROAD DISCRETION IN THE USE OF THE NET PROCEEDS FROM THIS OFFERING AND MAY NOT USE THEM EFFECTIVELY.

We intend to use up to $3,000,000,000 net proceeds from this Offering (if we sell all the Units being offered) for the growth of our new product “Zerify Meet™” secure video product and operations. We will have additional proceeds of $1,600,000 if  all Units are subscribed , excluding the proceeds realized if the underlying Warrants are exercised. Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

PURCHASERS OF OUR COMMON STOCK MAY EXPERIENCE IMMEDIATE DILUTION AND/OR FUTURE DILUTION.

We are authorized to issue up to 4,000,000,000 shares of Common Stock, of which 1,056,942,572 shares were issued and outstanding as of October 19, 2022. We plan to issue approximately 657,894,737 common stock shares in connection with this Offering if fully subscribed and may issue an additional 219.298,246 shares of common stock if all units are sold and all common stock purchase warrants are exercised. . Our board of directors has the authority to cause us to issue additional shares of Common Stock without consent of any of our stockholders. In addition, at June 30, 2022, there were other securities convertible or exercisable into 153,803,173 shares of common stock made up of 21 shares of common stock available upon the conversion of convertible loans, 2,294,394 shares of common stock available upon the conversion of Series B Preferred stock, options exercisable into 83,133,001 shares of common stock, and warrants exercisable into 68,375,757 shares of common stock. Consequently, common stockholders may experience dilution in their ownership of our stock in the future and as a result of this Offering. If the Offering is fully subscribed, the non-subscribing common stock shareholders will hold less than 10% of our issued and outstanding stock collectively.

SHARES ELIGIBLE FOR FUTURE SALE MAY HAVE ADVERSE EFFECTS ON OUR SHARE PRICE.

We are offering 219,298,246 Units, which will consist of three shares of our Common Stock and one common stock purchase warrant, as described in this Offering Circular. We cannot predict the effect, if any, of future sales of our shares, or the availability of shares for future sales, on the market price of our shares. The market price of our shares may decline significantly when the restrictions on resale by certain of our stockholder’s lapse. Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. After the completion of this Offering, we may issue additional shares in subsequent public Offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

COVID-19.

We cannot, at this point, determine the extent to which ongoing COVID-19 pandemic will impact business or the economy as both are highly uncertain and cannot be predicted.

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THE OUTBREAK OF THE CORONAVIRUS MAY NEGATIVELY IMPACT SOURCING AND MANUFACTURING OF THE PRODUCTS THAT WE SELL AS WELL AS CONSUMER SPENDING, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.

In addition, we applied for funding pursuant to the Small Business Administration program. The Paycheck Protection Program provided forgivable funding for payroll and related costs as well as some non-payroll costs. We applied for funding and we received (on April 17, 2020) funding in the amount of $313,000. In June 2021, the April 2020 PPP loan of $313,000 was forgiven by the SBA. Pursuant to ASC 470, Debt, we recorded a gain of $313,000 to extinguish the PPP loan and accrued interest of $4,000. The Economic Injury Disaster Loan provides low-interest, long-term financing. We applied for funding and received (on May 18, 2020) funding in the amount of $150,000. In March 2021, we applied for funding and were approved for a second round of Paycheck Protection Program forgivable financing in the amount of $177,000. In November 2021, the March 2021 PPP loan of $177,000 was forgiven by the SBA. Pursuant to ASC 470, Debt, the Company recorded a gain of $177,000 to extinguish the PPP loan and accrued interest of $1,000.

THE OUTBREAK OF THE COVID-19 MAY ADVERSELY AFFECT OUR CUSTOMERS.

Further, such risks as described above could also adversely affect our customers’ financial condition, resulting in reduced spending for the merchandise we sell. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as COVID-19 or Monkeypox, could therefore materially and adversely affect our business, financial condition and results of operations.

An economic recession had set in from the pandemic in 2020 and continued into 2021. Some companies are not receiving payments and in turn, as a consequence of limited cash flow, are not prepared to purchase our products. COVID-19 has led to some of our customers and potential customers being stricken with the virus causing them to not be able to work for many weeks and therefore causing delays for us in our marketing decisions. This outbreak could decrease spending, adversely affect demand for our products, and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak or the timing and the degree to which economic recovery will be realized post-pandemic and, consequently, its effects on our business or results of operations, financial condition, or liquidity, at this time.

The global impact of COVID-19 and actions taken to reduce its spread continues to rapidly evolve and we will continue to monitor the situation and the effects on our business and operations closely. We do not yet know the full extent of potential impacts on our business or operations or on the global economy as a whole, particularly if the COVID-19 pandemic continues and persists for an extended period of time. The length of time it may take for global vaccine distribution and more normal economic and operating conditions to resume remains uncertain and the economic recovery period could continue for a prolonged period even after the health risks of the pandemic subside. Given the uncertainty, we cannot reasonably estimate the impact on our future results of operations, cash flows or financial condition. To the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties described in this “Risk Factors” section of our Annual Report for December 31, 2021 filed with the SEC on April 14, 2022. We will continue to evaluate the nature and extent of COVID-19’s impact to our business, consolidated results of operations, financial condition and liquidity, and our results presented herein are not necessarily indicative of the results to be expected for future years.

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THE OUTBREAK OF COVID-19 HAS RESULTED IN A WIDESPREAD HEALTH CRISIS THAT COULD ADVERSELY AFFECT THE ECONOMIES AND FINANCIAL MARKETS WORLDWIDE AND COULD EXPONENTIALLY INCREASE THE RISK FACTORS DESCRIBED IN OUR PRIOR FILINGS.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as '‘anticipate,'’ '‘estimate,'’ '‘expect,'’ '‘project,'’ '‘plan,'’ '‘intend,'’ '‘believe,'’ '‘may,'’ '‘should,'’ '‘can have,'’ 'likely'’ and other words and terms of similar, meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

In March 2020, the World Health Organization declared the spread of COVID-19 a pandemic. This outbreak continues to spread throughout the U.S. and around the world. As a result, authorities continue to implement numerous measures to try to contain the virus, including restrictions on travel, quarantines, shelter-in-place orders, business restrictions and complete shutdowns. We are not considered an “essential business” due to the industries and customers we serve. As of, and subsequent to, June 30, 2022, we have been following the recommendations of the CDC and state/local health authorities to minimize exposure risk for our team members during the pandemic, including the temporary closure of our corporate office and having our team members work remotely. During the second quarter of 2021, we reopened our corporate office while continuing to adhere to the guidelines issued by health authorities. Many customers and vendors have transitioned to electronic submission of invoices and payments. The COVID-19 pandemic has resulted in longer response times from potential new customers and certain existing customers. We cannot anticipate the effect that the impairments caused by the COVID-19 pandemic will have on our fiscal 2022 or 2023 results, or the effectiveness and distributions of vaccines, boosters, and their distribution in 2022 and 2023, changes to mask mandate policies and to transitioning from a pandemic to an endemic. The pandemic has significantly impacted the economic conditions both in the United States and worldwide, with accelerated effects through the date of this report, as federal, state and local governments react to the public health crisis, creating significant uncertainties in both the worldwide and the United States economies. The situation is rapidly changing, including the onset of the ongoing subsequent waves of the virus caused by the possibility of various variants over time, and additional impacts to our business may arise that we are not aware of currently. We cannot predict whether, when or the manner in which, the conditions surrounding COVID-19 will change including the timing of lifting any restrictions or office closure requirements. We will continue to evaluate the nature and extent of COVID-19’s impact to our business, consolidated results of operations, financial condition and liquidity, and our results presented herein are not necessarily indicative of the results to be expected for future periods.

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 During the six months ended June 30, 2022, we believe the COVID-19 pandemic did impact our operating results as sales to customers were down 50% as compared from the six months ended June 30, 2021. However, we have not observed any impairments of our assets or a significant change in the fair value of our assets due to the COVID-19 pandemic. At this time, it is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations, financial condition, or liquidity.

We have been following the recommendations of health authorities to minimize exposure risk for our team members, including the temporary closure of our corporate office and having team members work remotely. Most customers and vendors have transitioned to electronic submission of invoices and payments.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market. Our Offering Price is arbitrary with no relation to value of the Company. The Company has engaged Spencer Clarke LLC, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”),as a placement agent.

DILUTION

Investors in this Offering will experience immediate dilution from the sale of the shares of Common Stock underlying the Units offered by the Company. If you invest in the Units, excluding any possible exercise of the Warrants, your interest will be diluted to the extent of the difference between the public Offering price per share of our Common Stock and the as adjusted net tangible book value per share of our capital stock after this Offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. Net tangible book value dilution per share of Common Stock to new investors represents the difference between the amount per share paid by purchasers in this Offering and the as adjusted net tangible book value per share of Common Stock immediately after completion of this Offering.

As of June 30, 2022, as reported in our unaudited interim financial statements our net tangible book value was approximately ($13,252,000), or approximately ($0.013) per share. After giving effect to our sale of the maximum Offering amount of $5,000,000 in securities and after deducting an aggregate of $400,000 in estimated underwriter fee and offering expenses and assuming no other changes since  June 30, 2022, our as-adjusted net tangible book value would be approximately ($8,652,000), or ($0.005) per share. At an Offering price of $0.0228 per Unit, this represents an immediate dilution in net tangible book value of $0.013 per share to investors of this Offering, as illustrated in the following table:

Assumed Public Offering price per share underlying the Unit		$0.008
Net tangible book value per share as of June 30, 2022	$(0.013)
Change in net tangible book value per share attributable to new investors	$0.008
Adjusted net tangible book value per share		$(0.005)
Dilution per share to new investors in the Offering		$0.013

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The following table illustrates the dilution that new investors will experience upon investment in the Company relative to existing holders of its securities. Because this calculation is based on the net tangible assets of the company, the Company is calculating based on its net tangible book value of $(13,252,000) as of June 30, 2022, as included in its unaudited interim financial statements, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale in this Offering (after deducting our estimated underwrite fee and offering expenses and excluding any shares of common stock that may be issued upon the exercise of the common stock purchase warrants offered herein as part of the Unit.):

Funding Level	100%	75%	50%	25%
Gross proceeds	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Offering Price (3 common shares underlying the unit)	$0.0228	$0.0228	$0.0228	$0.0228
Net tangible book value per share of Common Stock before this Offering	$(0.013)	$(0.013)	$(0.013)	$(0.013)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.008	$0.007	$0.005	$0.003
Net tangible book value per share of Common Stock, after this Offering	$(0.005)	$(0.007)	$(0.008)	$(0.010)
Dilution to investors in the Offering	$0.013	$0.014	$0.016	$0.018

PLAN OF DISTRIBUTION

We are offering 219,298,246 Units, each Unit consisting of three shares of our Common Stock and one common stock purchase warrant exercisable at $.02 per Warrant, at an Offering price of $0.0228 per Unit, for a total of up to $5,000,000 in gross Offering proceeds, assuming all securities are sold. The minimum investment for any investor is $10,000, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum Offering amount or provision to escrow or return investor funds if any minimum number of Units are not sold, and we may sell significantly fewer Units than those offered hereby. In fact, there can be no assurances that the Company will sell any or all the Offered Units. All funds received from the Company will be immediately available for its use.

Our Common Stock is listed on any national securities exchange; however, the Company’s Common Stock is quoted on OTC Markets.

Upon this Offering Circular being qualified by the Securities and Exchange Commission, the Offering will be conducted as a continuous Offering (and not on a delay basis) pursuant to Rule 251(d)(3)(f) of the Regulation A under the Securities Act, however, this Offering will terminate one year from the initial qualification date of this Offering Circular, unless extended or terminated by the Company. The Company may terminate this Offering at any time and may also extend, in our sole discretion, the Offering term by 90 days.

Currently, we plan to have our directors and executive officers sell the Units offered hereby on a best-efforts basis and have engaged Spencer Clarke LLC who is registered with the Financial Industry Regulatory Authority (“FINRA”) for a commission of 5% cash and 3% in five year common stock purchase warrants, exercisable at $0.02 with a cashless exercise provision. of the monies raised on our behalf by Spencer Clarke LLC, will not receive any other compensation, including but not limited to cash, non-accountable expense allowance, other than the commission of 5% of the revenues and 3% in five year common stock purchase warrants, exercisable at $0.02 with a cashless exercise provision as discussed above. Our directors and executive officers will receive no discounts or commissions. Our executive officers or Spencer Clarke LLC will deliver this Offering Circular to those persons who they believe might have interest in purchasing all or a part of this Offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. There can be no assurances that our Offering Circular and this Offering will be available in any particular State. All Units will be offered on a “best efforts” basis.

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The maximum and only fees that Spencer Clarke LLC can earn from this offering is $250,000 (equaling 5% of the revenues if this offering is fully subscribed). plus 3% common stock purchase warrants as previously discussed,

The Company, if the full offering is subscribed, anticipates proceeds, estimated to be $4,700,000 after

•	deducting estimated offering expenses of $400,000 (Including Placement Agent fee); and

•	including paying Spencer Clarke LLC, a placement fee equal to 5% on all funds raised in the Offering ( $250,000 as discussed above).

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Act of 1933 (the “Securities Act”), at the time of his participation; and

•	the person is not at the time of their participation an associated person of a broker-dealer; and

•

the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and Offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the Offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

All subscription agreements and checks received by the Company for the purchase of Units are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate and a warrant to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares and warrants will be noted and held on the book records of the Company.

In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the United States. We intend to sell the Units only in the States in which this Offering has been qualified or an exemption from the registration requirements is available and purchases of Units may be made only in those States.

Should any fundamental change occur regarding the status of this Offering or other matters concerning the Company, we will file an amendment to this Offering Circular disclosing such matters.

Investors should be aware that our subscription agreement provides for exclusive forum in the federal courts of the state of Wyoming and is governed by the state laws of Wyoming and the laws of the United States for any claims arising from the Securities Act of 1933. This may limit an Investors’ ability to seek relief in a more favorable jurisdiction. We advise that you seek the advice of counsel prior to subscribing as it may pose a risk relate to the underlying investment.

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OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses of $(150,000) (and including paying Spencer Clarke LLC, a placement fee equal to 5% on all funds raised in the Offering and 3% common stock purchase warrants and no other compensation pursuant to this Offering), for anticipated proceeds, estimated to be $4,600,000.

Management prepared the milestones based on four levels of Offering raise success. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The Company intends to use the proceeds from this offering as follows:

The following table illustrates the amount of net proceeds to be received by the Company on the sale of Units by the Company and the intended uses of such proceeds, over an approximate 12-month period.

If 25% of the Units offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
25%	$1,250,000	$(212,500)	$1,037,500	For marketing and standard operations.

If 50% of the Units offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
50%	$2,500,000	$(275,000)	$2,225,000	For marketing and standard operations.

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If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
75%	$3,750,000	$(337,500)	$3,412,500	For marketing and standard operations.

If 100% of the Units offers are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
100%	$5,000,000	$(400,000)	$4,600,000	For marketing and standard operations

Capital Sources and Uses	100%
Gross Offering Proceeds	$5,000,000
Offering Expenses	$(150,000)*
Placement Agent Fee	$(250,000)
Net Offering Proceeds	$4,600,000
Use of Proceeds:
For marketing and standard operations	$4,600,000

*Which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Units.

The precise amounts that we will devote to our new product, Zerify Meet™ and our other products and marketing, and the timing of expenditures, will vary depending on numerous factors.

No portion of the proceeds will be used to compensate or otherwise make payments to our officers or directors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Units offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Units, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the Units being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

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DESCRIPTION OF BUSINESS

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology. Technical Services Corporation was incorporated in August 2001 under the laws of the State of New Jersey. On September 3, 2004, we changed our name to StrikeForce Technologies, Inc.. On November 15, 2010, we redomiciled under the laws of the State of Wyoming. We initially conducted operations as an integrator and reseller of computer hardware and telecommunications equipment and services until December 2002. In December 2002, and formally memorialized in September 2003, we acquired certain intellectual property rights and patent pending technology from NetLabs.com, Inc. (“NetLabs”) including the rights to further develop and sell their principal technology. In addition, certain officers of NetLabs joined our company as officers and directors of our company. Our ongoing strategy is developing and marketing our suite of network security products to the corporate, financial, healthcare, legal, government, technology, insurance, e-commerce and consumer sectors. We plan to continue to grow our business primarily through our globally expanding sales channel and internally generated sales, rather than by acquisitions. We hold a 49% interest in BlockSafe Technologies, Inc., and, as of April 2021, we hold a 100% interest in Cybersecurity Risk Solutions, LLC. We conduct our operations from our corporate office in Edison, New Jersey.

We began our operations in 2001 as a reseller and integrator of computer hardware and iris biometric technology. From the time we started our operations through the first half of 2003, we derived the majority of our revenues as an integrator. In December 2002, upon the acquisition of the licensing rights to certain intellectual property and patent pending technology from NetLabs, we shifted the focus of our business to developing and marketing our own suite of security products. Based upon our acquired licensing rights and additional research and development, we have developed various identification protection software products to protect computer networks from unauthorized access and to protect users from identity theft.

We completed the development of our ProtectID® platform at the end of June 2006, we completed the core development of our keyboard encryption and anti-keylogger product, GuardedID®, in December 2006 and commenced deployment of our new mobile product, MobileTrust® into the mobile stores in 2015. We finished development of our SafeVchat™ Secure Video Conferencing and PrivacyLoK™ products at the end of 2020 and deployed SafeVchat™ beta testing by some by our clients and individuals through our resellers. SafeVchat™, which is now called Zerify Meet™. in management’s estimation, is one of the most secure video conferencing products on the market. PrivacyLoK™, which is now called Zerify Defender™, adds security to all video conferencing tools and runs in conjunction with other applications on the same computer. We anticipate, but cannot guarantee, increased revenues from Zerify Meet and Zerify Defender in 2022, and beyond.

All are currently being sold and distributed. ProtectID® patent titled “Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System” is protected by three patents. The keystroke encryption technology we developed and use in our GuardedID® product is protected by three patents. MobileTrust® has a patent throughout Europe, as of June 2020.

Our suite of products is targeted to the financial, e-commerce, corporate, government, healthcare, legal, insurance, technology and retail markets. We seek to locate customers in a variety of ways. These primarily include contracts with value added resellers and distributors (both inside the United States and internationally), direct sales calls initiated by our internal staff, exhibitions at security and technology trade shows, through the media, through consulting agreements, and through our agent relationships. Our sales generate revenue either as an Original Equipment Manufacturer (“OEM”) model, through a Hosting/License agreement, bundled with other company’s products or through direct purchase by distributors and resellers. We price our products for cloud consumer transactions based on the number of transactions in which our software products are utilized. We also price our products for business applications based on the number of users. These pricing models provide our company with one-time, monthly, quarterly and annual recurring revenues with volume discounts.

We generated all of our revenues of $193,000 for the year ended December 31, 2021 (compared to $207,000 for the year ended December 31, 2020), from the sales of our security products. The decrease in revenues was primarily due to a reduction in the sales of our products with impairments caused by the adverse economic conditions resulting from the ongoing COVID-19 pandemic.

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We market our products globally to financial service firms, healthcare related companies, legal services companies, e-commerce companies, automotive, government agencies, multi-level marketing groups, the enterprise market in general, and with virtual private network companies, as well as technology service companies and retail distributors that service all the above markets. We seek such sales through our own direct efforts, with emphasis on retail, through distributors, resellers and third-party agents internationally. We are also seeking to license the technology as original equipment with computer hardware and software manufacturers. We are engaged in multiple production installations and pilot projects with various distributors, resellers and direct customers primarily in the United States. Our GuardedID® product is also being sold directly to consumers, primarily through the Internet as well as distributors, resellers, third party agents, affiliates and potential OEM agreements by bundling GuardedID® with their products (providing a value-add and competitive advantage to their own products and offerings). Currently this is the most active market for us with multiple programs in production. We anticipate, but cannot guarantee, increases in revenues in fiscal 2022 and/or 2023 (subject to the impairments to the economy caused by the ongoing COVID-19 pandemic and the degree to which the economy rebounds post-pandemic, and any domestic economic impact from the war in Ukraine), from these programs.

We have incurred substantial losses since our inception. Our management believes that our products provide a cost-effective and technologically competitive solution to address the problems of network security and identity theft in general. Guidance for the Federal Financial Institutions Examination Council (“FFIEC”) regulations include the requirement for solutions that have Two-Factor Out-of-Band Authentication and products that stop keylogging malware, real time, which our management believes our proprietary products uniquely and directly address. This guidance went into effect as of January 1, 2012. Based on this requirement in the FFIEC update (published in June 2011 with enforcement commencing in January 2012), we have experienced a growing increase in sales orders and inquiries every year. However, there can be no assurance that our products will continue to gain acceptance and continue to grow in the commercial marketplace or that one of our competitors will not introduce technically superior products.

Because we are now experiencing a continual growing market demand (with the growth temporarily, in our opinion, curtailed by the economic consequences of the ongoing COVID-19 pandemic), we are developing a reseller and distribution channel as a strategy to generate, manage and fulfill demand for our products across market segments, minimizing the requirement for an increase in our staff as we grow our distributor market. We have minimized the concentration on our initial direct sales efforts as our distribution and reseller channels continue to grow internationally and will require appropriate levels of support.

In March 2020, the World Health Organization declared the spread of COVID-19 a pandemic. This outbreak continues to spread throughout the U.S. and around the world. As a result, authorities continue to implement numerous measures to try to contain the virus, including restrictions on travel, quarantines, shelter-in-place orders, business restrictions and complete shutdowns. We are not considered an “essential business” due to the industries and customers we serve. As of, and subsequent to, September 30, 2021, we have been following the recommendations of the CDC and state/local health authorities to minimize exposure risk for our team members during the pandemic, including the temporary closure of our corporate office and having our team members work remotely. During the second quarter of 2021, we reopened our corporate office while continuing to adhere to the guidelines issued by health authorities. Many customers and vendors have transitioned to electronic submission of invoices and payments. The COVID-19 pandemic has resulted in longer response times from potential new customers and certain existing customers. We cannot anticipate the effect that the impairments caused by the COVID-19 pandemic will have on our year end fiscal 2022 results or 2023 results, or the effectiveness and distributions of vaccines, boosters, and their distribution in 2022 and 2023 and changes to mask mandate policies or the shift from a pandemic to an endemic. The pandemic has significantly impacted the economic conditions both in the United States and worldwide, with accelerated effects through the date of this Offering Circular, as federal, state and local governments react to the public health crisis, creating significant uncertainties in both the worldwide and the United States economies. The situation is rapidly changing, including the onset of the ongoing most recent and anticipated wave of the virus caused by the B2 Omicron variant and the possibility of other variants over time, and additional impacts to our business may arise that we are not aware of currently. We cannot predict whether, when or the manner in which, the conditions surrounding COVID-19 will change including the timing of lifting any restrictions or office closure requirements. We will continue to evaluate the nature and extent of COVID-19’s impact to our business, consolidated results of operations, financial condition and liquidity, and our results presented herein are not necessarily indicative of the results to be expected for future periods in 2022, 2023, or beyond.

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Management believes that cyber security is a growing requirement as the pandemic continues and more people are working remotely as well as using digital forms on a regular basis. Consequently, the market demand, in our estimation, is increasing. However, our Company is also experiencing the impact of the pandemic. Currently our management has limited business operating from our office location and this impedes our ability to take full advantage of the increasing market demand. Many of our current clients have experienced a dramatic slowdown in their business, limiting their ability to have the resources to pay for our services. We still produce revenues and we anticipate, but cannot guarantee, our video conferencing tool, now called Zerify Meet™, which provides authentication and security (using our existing products), will have gained acceptance in the market. Currently, we have companies doing beta testing. During the year ended December 31, 2021, we earned revenues of $74,000 from Zerify Meet™ and Zerify Defender™ and overall revenues of $193,000. We believe, but cannot guarantee, that our sales, partly as a consequence of the new work environment created by the ongoing pandemic and the need for our products, will significantly increase in fiscal 2022 and continue that substantial growth in 2023. We also are encouraged by the $65 billion dollars provided for broadband access to improve internet services that is in the recently enacted federal Infrastructure Bill of 2021, but cannot provide assurance as to how, or if, that will impact our products and services.

On November 13, 2020, our filing of an Offering Circular on Form 1-A, pursuant to Regulation A (File Number: 024-11267) was qualified by the Securities and Exchange Commission. We registered 668,449,198 shares of common stock for maximum proceeds of $2,315,000 (after deducting the maximum broker discount and costs of the offering). As of September 30, 2021, the offering was fully subscribed as we accepted the subscriptions for an aggregate of 474,453,653 shares of common stock for full satisfaction of the entire offering of $2,500,000 (of which we received $2,315,000). We announced the closing of the offering on our Current Report on Form 8-K as filed on February 8, 2021.

On May 11, 2021, our filing of an Offering Circular on Form 1-A, pursuant to Regulation A (File Number: 024-11512) was qualified by the Securities and Exchange Commission. We registered 150,000,000 shares of common stock for maximum proceeds of $7,065,000 (after deducting the maximum broker discount and costs of the offering). During the year ended December 31, 2021, we issued 119,666,450 shares of common stock to investors for cash proceeds of $5,368,000, net of fees and commission, pursuant to the May 2021 Offering Circular. In September 2021, we sold 50,000,000 warrant shares for $50,000 to two investors who purchased subscriptions through the Offering Circular. We also awarded 5,000,000 warrant shares to the broker who facilitated the Offering Circular. The warrants vest immediately and have a 5-year term with an exercise price of $0.05 per share. In May 2022, the Company amended the exercise price of 50 million shares of stock warrants granted in September 2021 from $0.05 per share to $0.02 per share, with the underlying shares of Common Stock registered on Form S-1, effective December 23, 2021.  The registered Warrants were exercised contemporaneously with the execution of the exercise agreements and the Company issued 50 million shares of common stock for net cash proceeds of $940,000.  As an inducement to these warrant holders to exercise their warrants, the Company granted them common stock purchase warrants to purchase up to 50 million shares of common stock.  The warrants are exercisable at $0.05 per share and will expire in 5 years. On August 12, 2022, our registration statement on Form S-1 was declared effective by the Securities and Exchange Commission. This registration statement registered 50,000,000 shares underlying certain common stock purchase warrants. On August 23, 2022, the Company entered into Inducement Offer to Exercise Common Stock Purchase Warrants letter Agreements (the “Exercise Agreements”) with certain of the holders of the existing Warrants to purchase an aggregate of 50,000,000 shares of Common Stock (the “Exercising Holders”). Pursuant to the Exercise Agreements, the Exercising Holders and the Company agreed that, subject to any applicable beneficial ownership limitations, the Exercising Holders would exercise their Existing Warrants (the “Investor Warrants”) for shares of Common Stock underlying such Existing Warrants (the “Exercised Shares”) at a reduced exercise price of $0.01 per share of Common Stock. In order to induce the Exercising Holders to cash exercise the Investor Warrants, the Exercise Agreements provide for the issuance of new warrants to purchase up to an aggregate of 50,000,000 shares of Common Stock (the “New Warrants”), with such New Warrants to be issued in an amount equal to the number of the Exercised Shares underlying any Investor Warrants. The New Warrants are exercisable after issuance, provide for a cashless exercise provision if the shares of Common Stock underlying the New Warrants are not registered and terminate on the date that is five years following the issuance of the New Warrants. The New Warrants have an exercise price per share of $0.01. The New Warrants and the shares of Common Stock issuable upon the exercise of the New Warrants are not being registered under the Securities Act, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. The Exercised Shares are registered for resale on effective registration statements previously filed with the Securities and Exchange Commission and effective August 12, 2022. The Investor Warrants were exercised contemporaneously with the execution of the Exercise Agreements. Assuming full exercise of the Investor Warrants and subject to the Exercise Agreements, the Company received aggregate gross proceeds of $500,000 from the cash exercise of the Investor Warrants by the Exercising Holders and issue an aggregate of 50,000,000 shares of Common Stock and New Warrants to purchase an aggregate of 50,000,000 shares of Common Stock to the Exercising Holders

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Effective June 25, 2020, we completed a 1:500 reverse stock split of our issued and outstanding shares of common stock and all fractional shares were rounded up. All share and per share amounts in this Offering Circular have been adjusted retroactively to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

Our executive office is located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641. Our Company’s website is www.zerify.com (we are not including the information contained in our website as part of, nor should the information be relied upon or incorporated by reference into, this Offering Circular).

Our Products

Zerify, Inc.is a software development and services company. We own and are seeking to commercially market various identification protection software products that we developed to protect computer networks from unauthorized access, real time, and to protect network owners and users from cyber security attacks and data breaches. Our principal products ProtectID®, GuardedID®, inclusive of our unique CryptoColor® technology and MobileTrust®, are proprietary authentication and keystroke encryption technologies that are intended to eliminate unauthorized access to computer networks and all mobile devices, and to prevent unauthorized individuals from copying (logging) keystrokes. Our newest products, SafeVchat™ Secure Video Conferencing and PrivacyLoK™, are in beta testing and management intends to market them after the beta testing is complete. We already earned revenues from Zerify Meet™ , was called SafeVchat and Zerify Defender™ , was called PrivacyLoK™, in 2021. We are increasing our market for our suite of products in the financial services, e-commerce, corporate, healthcare, government and consumer sectors. Our cyber security products are as follows:

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ProtectID® is our multi-patented authentication platform that uses “Out-of-Band” multi-factor in-house installation, cloud service technology, a hybrid to authenticate computer network users by a variety of methods including traditional passwords combined with a telephone, iPhone, Droid, Blackberry, PDA, multiple computer secure sessions, or a Push Authentication method which was implemented in the fourth quarter of 2017, biometric identification and encrypted devices such as tokens or smartcards as examples. The authentication procedure separates authentication information such as usernames from the pin/passwords or biometric information, which are then provided to or from the network’s host server across separate communication channels. The platform allows for corporate control and client choices, per their company’s security policies, which evolves over time with newly available and customer requested technologies.

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GuardedID® creates a 256-bit AES encrypted real time separate pathway for information delivery from a keyboard to a targeted application on a local computer, preventing the use of spyware/malware to collect user information. This product provides keyboard encryption and helps prevent keylogging from occurring in real time, which helps prevent the number one threat to consumers and businesses in today’s market: keylogging software, which is stealth software embedded in web sites, emails, pictures, MP3 files, videos, USB’s or other software and hardware that, once unknowingly launched, secretly monitors and records all of a user’s keystrokes on the computer and sends the data to the cyber thief without the user’s awareness. Keylogging has been reported as the one of the major causes of major data breaches that occurred from 2010 to 2016, as reported in the 2010-2016 Verizon Data Breach Reports. (Patent No: 8,566,608, 8,732,483 and 8,973,107).

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MobileTrust® is an advanced iPhone/iPad and Android device password vault that includes a strong password generator. MobileTrust® also provides for Mobile Multi-Factor One Time Password authentication, a secured browser and keystroke encryption between its virtual keyboard and secured browser, which is critical to all confidential online transactions and other features, which is now in production. This new feature for mobile devices, which helps prevent data breaches and stolen credentials is a critical and vital addition to all enterprise mobile users, as enterprises transition to “Bring Your Own Devices” (BYOD). (International European Patent No: Application #14763895.1)

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GuardedID® Mobile SDK is a software development kit that provides developers our patent protected keystroke encryption protection for all Apple and Android mobile device’s secure keyboards, allowing our keystroke encryption software to be embedded in any mobile applications, utilizing DES 256 Encryption.

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•

Zerify Meet™ is, in our estimation, one of the best and most secure video conferencing products in the marketplace and we believe at a time when it is most needed due to the remote workplace environment brought on by the work conditions arising from the consequences of the COVID-19 pandemic. The product is a two-factor authentication application, with out-of-band authentication capability, including push transactions to cell phones or a one-time passcode, and only invitees to the conference will gain access. The application also runs on any Apple or Android device. and operates on any browser because it does not require an application. Zerify Meet™ also has a premium version available which utilizes Zerify Meet™ for added security.

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Zerify Defender™ offers protective mechanisms that are far more encompassing than what other video conferencing platforms currently provide, such as camera locking, keyboard protection, clipboard protection, microphone protection and audio input/output locking. The application also runs on the user’s computer and protects all applications, not just video conferencing. The application is offered a part of the of Zerify Meet™ Premium, or as a separate standalone application.

Our products sometimes include software and hardware that we contractually license from other vendors. These products include additional authentication and telecommunication software devices.

The ProtectID® Cloud Service can be hosted by our service provider (we have a strategic arrangement with a third party SAS70 hosting service) as well as the ProtectID® Out-of-Band and Multi-Factor Platform, which can be installed internally in a customer’s infrastructure or as a hybrid implementation. With the exception of our free redistributable Microsoft software components.

Factors that are considered important to our success include, but are not limited to, the following:

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Our products address the needs of a broad variety of customers for authentication and cyber security overall. One of the biggest problems facing the world is Cyber Theft, the effects of which, our management contends, total an estimated $221 billion per year in business losses and more recently, based on anecdotal evidence provided to management, stated to be in the trillions going forward (with the full effect of the increased use in remote access due to COVID-19 still undeterminable).

•

For illustration (while historic), in 2011, it was reported that RSA Security’s data was breached from which Lockheed Martin and others were affected and lost millions of dollars. This event caused many companies to look to other means of two-factor authentication, such as Out-of-Band. The RSA Data Breach started with a keylogging virus which our GuardedID® product, management believes, would most likely have prevented.

•	The 2017 Verizon Data Breach report, published in April 2018, stated that 80% of all the data breaches they reported would not have occurred if the corporations used two factor authentications.

•

In February 2015, the New York Times reported that a Global Bank heist occurred in banks around the globe from a keylogger. This was the first known time that a large hack was reported that included a keylogger, which our management believes GuardedID® would have prevented. The article was noted as caused by keystroke encryption in a picture on the front page of the New York Times.

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The Effectiveness of Our Products: Our products have been designed to provide, we believe, a high available level of security for computer networks and individual users. In particular, we believe that the now Patented “Out-of-Band” authentication process is an innovative technology that will greatly prevent unauthorized access to computer networks and will provide effective security products to drastically reduce the incidence of identity fraud for our customers. We have contractually commenced implementation of our products on a large global scale, yet there can be no assurance that they will function in all aspects as intended. Likewise, a high level of innovation characterizes the software industry and there can be no assurance that our competitors will not develop and introduce a superior product. The effective functioning of our products once deployed is an important factor in our future success.

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Ability to Integrate our Software with Customer Environments: There are numerous operating systems that are used by computer networks. The ability of a software product to integrate with multiple operating systems is likely to be a significant factor in customer acceptance of particular products. Our ProtectID® operates on an independent Cloud Service platform and is also able to integrate with multiple operating systems and user interfaces for an in-house implementation. ProtectID® has been designed to use multiple authentication devices that are currently on the market (including, but not limited to, biometrics, key-fob tokens, iPhones, iPads, Androids, PDA’s, smart cards, face biometric, fingerprint and other mobile devices). Our ability to integrate our products with multiple existing and future technologies is currently a key factor in the growth of our product’s acceptance and is demonstrated by our success with recent clients and installations. Our GuardedID® product currently operates with Windows Internet Explorer (IE), Firefox, Chrome and Safari browsers and our upgraded Premium version works with almost all applications running on a Windows desktop platform, inclusive of Microsoft Office and the MAC. New features and functions for both products continue to be developed via our research and development. We continue to be live with our MobileTrust® and GuardedID® Mobile SDK products, which work on all Apple and Android devices.

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Relative Cost: We have attempted to design our products to provide a cost-effective suite of products for financial services, e-commerce, commercial, healthcare, government and direct-consumer customers. Our ability to offer our products at a competitive price is likely in our opinion, to be a key factor in the acceptance of our product as we have seen with many of our clients.

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Business Model

We are focusing primarily on developing sales through “channel” relationships in which our products are offered by other manufacturers, distributors, value-added resellers and agents, internationally. In 2016, we added and publicly announced additions to our global distribution sales channel, which provides additional presence for us in the United States, Canada, Europe and Africa. We continue to add additional channel partners, especially on the consumer side and developed a new retail business. We also sell our suite of security products directly from our Edison, New Jersey office, which also augments our channel partner relationships. It is our strategy that these “channel” relationships will provide the greater percentage of our revenues ongoing, as was the case in the past two years. Examples of the channel relationships that we are seeking include already established original equipment manufacturer (“OEM”) and bundled relationships with other security technology and software providers that would integrate or bundle the enhanced security capabilities of ProtectID®, GuardedID® and/or MobileTrust® into their own product lines, including Zerify Meet™ and Zerify Defender™ and our secure Zerify Meet™ API’s, thereby providing greater value to their clients. These would include providers of networking software and manufacturers of computer and telecommunications hardware and software that provide managed services, and multi-level marketing groups, as well as all markets interested in increasing the value of their products and packages, such as financial services software, anti-virus, government integrators and identity theft product companies. We contracted with various new distributors during 2020 and 2021, and we anticipate, but cannot guarantee, an increase in revenues in 2022 and/or 2023 (subject to the impairments caused by the ongoing COVID-19 pandemic and the degree to which the economy rebounds post-pandemic).

We believe, but cannot guarantee, the revenues of Zerify Meet™, our secure Video Conferencing Tool, and Zerify Defender™, which adds five levels of security for Zerify Meet™, should be profitable during 2022 and beyond, although we cannot guarantee such profitability. While the full effect of the increased use in remote access in employment due to COVID-19 is still undeterminable, it has become evident, in managements estimation, clear that people will be working remotely for a long time, perhaps with some hybrid level of permanence. In a February 2021 New York Times article, Google announced that they will no longer require that their employees to come into the attainment office, as stated in the New York Times, Video conference sales are projected to be over $100 billion, more than double of what was originally projected. We believe that SafeVchat™ and PrivacyLok™ are perfectly timed for introduction into the market and we anticipate, but cannot guarantee, our market share will grow over the next several years.

From our MobileTrust® security application, built with our sCloud registration process, we created and announced two additional products in 2020: our ProtectID® Mobile OTP (One Time Password) to be used with ProtectID®; and our GuardedID® Mobile keystroke encryption software development kit (SDK). Both products are now in production. With the creation of GuardedID® Mobile SDK, we now focus the sales of this software product to the development groups of our target markets for it to be added to their mobile applications. We are in discussions with many large-scale parties that are interested in this software, although no assurances can be provided as to acceptance and profitability. Management has already received requests for this software, as keystroke encryption malware grows and remains a major problem for the mobile-cyber security market, particularly with anti-virus products being viewed as non-effective against malware threats.

Our primary target markets include financial services such as banks and insurance companies, healthcare providers, legal services, government agencies through integrators, technology platforms, e-commerce-based services companies, telecommunications and cellular carriers, technology software companies, government agencies and consumers, especially for our mobile and keystroke encryption products. We are focusing our concentration on cyber security and data breach strategic problem areas, such as where compliance with financial, healthcare, legal and government regulations are key and stolen passwords are used to acquire private information illegally. In 2020 and 2021, several of our channel partners had pilots and client implementations in place that are expected, although no assurances can be provided, to increase our revenues in 2022 and/or 2023 (subject to the impairments caused by the ongoing COVID-19 pandemic and the degree to which the economy rebounds post-pandemic). There is no guarantee as to the timing and continued success of these efforts.

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Because we are now expecting a continual, recurring growing market demand, especially in the mobility and encryption retail markets, we continue to develop a reseller and distribution channel as a strategy to generate, manage and fulfill demand for our products across market segments, minimizing the requirement for an increase in our staff as we grow our distributor market. We continue to minimize the concentration on our initial direct sales efforts as our distribution and reseller channels continue to grow internationally and provide appropriate levels of sales and support to the growing Cyber Security market.

We seek to generate revenues through recurring fees for Zerify Meet™, Zerify Defender™, GuardedID® and ProtectID® based on client consumer usage in the financial, healthcare services and legal services markets, as well as enterprises in general. We provide our clients a choice of operating our ProtectID® software internally by licensing it or through our hosted Cloud Service or a hybrid that some clients have implemented and none of our competitors presently offer. GuardedID® requires a download on each and every computer it protects, whether for employees or consumers. We have four GuardedID® products, (i) a standard version which protects browser data entry only, (ii) a premium version which protects almost all the applications running under Microsoft Windows on the desktop, including Microsoft Office Suite and almost all applications running on the desktop, (iii) an Enterprise version which, in addition, provides the Enterprise administrative rights and the use of Microsoft’s Enterprise tools for the product’s deployment, and (iv) an Apple version for all the latest MAC operating systems and for the browsers and entire desktop. Our GuardedID® Mobile SDK (software development kit) is priced for the consumer through the appropriate mobile phone stores, as well as direct, distribution and OEM sales for higher volume enterprises, including volume discounts to the degree allowed by the telecommunications providers. We anticipate, but cannot guarantee, steadily increasing revenues from these product offerings.

Our management believes that our products provide a cost-effective and technologically competitive solution to address the increasing problems of network security and cyber security in general.

Marketing

Our multi-channel marketing strategy includes:

1.

The addition of resellers, agents & distributors (our strategic sales channel) who distribute and resell our products and services to enterprise and commercial customers globally (technology and software product distributors, systems integrators, managed service companies, other security technology and software vendors, telecom companies, cyber security related product companies, etc.).

2.	Application Service Provider (ASP) Partners: Our third-party service provides a hosting platform that facilitates faster implementations at competitive prices for our Cloud Service option

3.

Original Equipment Manufacturers (OEM): SFT products are sold to other security technology vendors that integrate ProtectID®, GuardedID® and, now, GuardedID® Mobile SDK into their products (bundling) and services providing for monthly/annual increasing recurring revenues. They are also now able to sell and bundle Zerify Meet™ and Zerify Defender™.

4.

Technology and other providers and resellers, agents and distributors are interested in purchasing and or selling our new Zerify Meet™ and Zerify Defender™ products as secure video conferencing products

5.	Outside Independent consultants selling our products for commission only, focusing on the video conferencing, healthcare, legal, travel and consumer markets

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Intellectual Property

In November 2010, we received notice that the United States Patent and Trademark Office (“USPTO”) had issued an official Notice of Allowance for the patent application for the technology relating to our ProtectID® product, titled “Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System”. In January 2011, we received notice that the USPTO issued to us Patent No. 7,870,599. This “Out-of-Band” Patent went through a USPTO Re-Examination process starting on August 16, 2011 and concluded on December 27, 2011, with all of our patent claims remaining intact and eight additional patent claims being added. Since 2011, we submitted additional continuation patents on the “Out-of-Band” Patent. The keystroke encryption technology we developed and use in our GuardedID® product is protected by three patents and one continuation pending.

In January 2013, we were assigned the entire right, title and interest in the “Out-of-Band” Patent from NetLabs, with the agreement of the developer, and the assignment was recorded with the USPTO.

In February 2013, we executed a retainer agreement with our patent attorneys to aggressively enforce our patent rights as “Out-of-Band Authentication” was becoming the standard for authenticating consumers in the financial market and for many SaaS application users (e.g., SalesForce, Quickbooks, etc.). In February 2013, our patent attorneys submitted a new “Out-of-Band” Patent continuation, which was granted.

In March 2013, our patent attorneys submitted a new “Methods and Apparatus for securing user input in a mobile device” Patent, which is now patent pending. Our MobileTrust® product is the invention supporting the patent pending.

In July 2013, we received notice that the USPTO had added 54 additional patent claims for our Out-of-Band patent we received in January 2011, by issuing to us Patent No. 8,484,698 thereby strengthening our position with clients and our current and potential lawsuits.

In October 2013, we received notice that the USPTO issued to us Patent No. 8,566,608 “Methods and apparatus for securing keystrokes from being intercepted between the keyboard and a browser.” This protects our GuardedID® product and the keystroke encryption portion of our MobileTrust® products.

In February 2014, we received a Notice of Allowance from the USPTO for our third patent relating to our “Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System” Patent No. 7,870,599. Upon receipt of this Out-of-Band patent we filed another continuation patent.

In March 2014, we received Notice of Allowance from the USPTO for our second patent and first continuation of our Keystroke Encryption patent, which only furthers our protection for all mobile devices when utilizing any keyboard for data entry. Upon receipt of this Notice, we also filed another continuation patent for Patent No. 8,566,608.

In April 2014, we were granted our third patent relating to our “Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System” Patent No. 8,713,701.

In September 2014, we filed an International Patent for MobileTrust® (PCT/US20114/029905).

In March 2015, we received our third patent from the USPTO, Patent No. 8,973,107, of our Keystroke Encryption patent. This enhances our position for our Keystroke Encryption product, GuardedID®, and our MobileTrust® product.

On March 28, 2013, the Company initiated patent litigation against PhoneFactor, Inc., a subsidiary of Microsoft Corporation, for alleged infringement of United States Patent No. 7,870,599 (the “‘599 Patent”). The Company filed a separate action against Microsoft Corporation based on its alleged infringement of the ‘599 Patent and two additional patents for out-of-band user authentication (U.S. Patent Nos.: 8,484,698 & 8,713,701). Both actions were filed in the U.S. District Court for the District of Delaware. On January 15, 2016, the litigation was settled and the parties executed a settlement agreement in the form of a Release and License Agreement. The terms and conditions of the Release and License Agreement are confidential except under limited conditions. As a consequence of the Release and License Agreement, the parties have moved to dismiss the action with prejudice, the Company has licensed the patents to Microsoft Corporation, and the Company received a non-disclosable one-time lump sum payment.

In June 2020, we were awarded an International European Patent, Application #14763895.1, for MobileTrust®. While the MobileTrust® International Patent was granted in Europe, the patent application in the United States was rejected.

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Our patent attorneys filed our fourth, fifth and sixth “Out of Band” continuation patents. We currently have three patents granted to us for Out-of-Band ProtectID® (Patent Nos.: 7,870,599, 8,484,698 and 8,713,701). MobileTrust® is also covered by our GuardedID® patents. We cannot provide assurances that the latter patents will be granted in fiscal 2022.

We plan to continue our strategy to aggressively enforce the patent rights relating to our granted Keystroke Encryption patents that help protect our GuardedID® and MobileTrust® products. We were granted three related keystroke encryption patents for which we received the most recent patent on March 3, 2015 (Patent Nos.: 8,566,608, 8,732,483 and 8,973,107). In June 2020, we also received an International Patent in Europe for MobileTrust® (Patent Approved: Application #14763895.1).

We have four trademarks that have been approved and registered: GuardedID®, MobileTrust® and CryptoColor®. Also, BlockSafe Technologies, Inc. has one registered trademark: CyberDefender®. A portion of our software is licensed from third parties and the remainder is developed by our own team of developers while leveraging some external consultant expertise as necessitated. We rely upon confidentiality agreements signed by our employees, consultants, and third parties to protect the intellectual property rights.

Business Strategy

Our primary strategy throughout 2022 is to focus on the growth and support of our channel partners, including distributors, resellers and original equipment manufacturers (OEMs) (subject to the impairments caused by COVID-19). Our internal sales team targets potential direct sales in industries that management believes provides the greatest potential for short term sales. These include small to medium sized financial institutions, government agencies, e-commerce, healthcare, legal and enterprise businesses. We are also executing agreements with strategic resellers and distributors for marketing, selling and supporting our products internationally. We primarily work with distributors, resellers and agents to generate the bulk of our sales internationally, realizing that this strategy takes longer to nurture, however it is progressing well. We are starting to realize positive results, however slowly, with our sales channel and anticipate, but cannot guarantee, a successful fiscal 2022, through the sales channel and from our new mobile and GuardedID® MAC, Zerify Meet™ and Zerify Defender™ products with a concentration of sales already contracted. There can be no assurances, however, that we will succeed in implementing our sales strategy. Although management believes that there is an increasingly strong market for our products as the need for cyber security solutions increases globally, we have not generated substantial revenue from the sale of our products and there is no assurance we can secure a market sufficient to permit us to achieve profitability in fiscal 2022 (subject to the impairments caused by the ongoing COVID-19 pandemic and the degree to which the economy rebounds post-pandemic).

Most of the costs that we incur are related to salaries, professional fees, marketing, sales and research & design. Our operations presently require funding of approximately $250,000 per month based on the hiring of four additional sales staff members in 2022. We expect that our monthly cash usage for operations will increase slightly due to contracted and anticipated increased volumes and adding some targeted channel marketing programs. We anticipate that the areas in which we will experience the greatest increase in operating expenses is in marketing, selling, product support, product research and new technology development in the growing cyber security market. We are committed to maintaining our current level of operating costs until we reach the level of revenues needed to absorb any potential increase in costs.

Competition

The software development and services market is characterized by innovation and competition. There are several well-established companies within the authentication market that offer network security systems in our product market and newer companies with emerging technologies. We believe that our multi-patented “Out-of-Band” multi-factor identity authentication platform is an innovative, secure, adaptable, competitively priced, integrated network authentication platform. The main features of ProtectID® include: an open architecture “Out-of-Band” platform for user authentication; operating system independence; biometric layering; soft mobile tokens; mobile authentication; secure website logon; Virtual Private Network (“VPN”) access; domain authentication; newly added Office 365 authentication and multi-level authentication. Unlike other techniques for increased network security, ProtectID® does not rely on a specific authentication device or method (e.g., phone, tokens, smart cards, digital certificates, soft mobile tokens, or biometrics, such as a retinal or fingerprint scan). Rather ProtectID® has been developed as an “open platform” that incorporates an unlimited number of authentication devices and methods. For example, once a user has been identified to a computer network, a system deploying our ProtectID® authentication system permits the “Out-of-Band” authentication of that user by a telephone, iPhone, iPad, PDA, email, hard token, SSL client software, a biometric device such as a voice biometric, or others, before that user is permitted to access the network. By using “Out-of-Band” authentication methods, management believes that ProtectID®, now protected through our ongoing litigation, with plans for additional litigation, provides a competitive product for customers with security requirements greater than typical name and password schemes for virtual private networks and computer systems with multiple users at remote locations, as examples. We also believe that our multi-patented keystroke encryption product, GuardedID®, offers an additional competitive edge for network security and e-commerce applications that should provide greater levels of security and the ability to evolve over time based on newer technologies when made available. There is less competition for the keystroke encryption product and there are no well-established companies in this space, which explains our current growth in pilots and sales for GuardedID®, especially relating to bundled channel partner programs. GuardedID® is critical to help prevent key logging viruses, one of the largest sources of cyberattacks and data breaches. GuardedID® also is protected with three patents.

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Our patented technologies are used in Zerify Meet™, our secure Video Conferencing Tool and Zerify Defender™, which adds five levels of security for Zerify Meet™ Premium, which we believe are more secure than Zoom, Teams and other competitors’ products available in the growing marketplace.

Although we believe that our suite of products offers competitive advantages, there is no assurance that any of these products will continue to increase its market share in the marketplace. Our competitors include established software and hardware companies that are likely to be better financed and to have established sales channels. Due to the high level of innovation in the software development industry, it is also possible that a competitor will introduce a product that provides a higher level of security than our products or which can be offered at prices that are more advantageous to the customer.

BlockSafe Technologies, Inc.

BlockSafe Technologies, Inc. (“BlockSafe”) was formed on December 1, 2017 in the State of Wyoming. BlockSafe is in the business of providing total cyber security solutions and has the licensee from our company of our desktop anti-malware product called “GuardedID®” and our one-of-a-kind mobile application called “MobileTrust®”. BlockSafe is intended to be developed as an enterprise focused on using our licensed technology in the field of cryptocurrency and its use of blockchains. Small revenues have been generated to date, primarily due to the effects of the ongoing COVID-19 pandemic. There can be no assurances on the success of this project or any profitability arising from BlockSafe.

As of June 30, 2022, no tokens have been developed or issued. There is no assurance as to whether, or at what amount, or on what terms, tokens will be available. Moreover, there can be no assurance how such technology will function, which could expose us to legal and regulatory issues. Cryptocurrency and its use of blockchains is still in the development stage and receiving mixed results. The Securities and Exchange Commission has, in its dissemination of information to the public, expressed that tokens in the United States would be treated as securities pursuant to the Howey Test. This standard has been adopted, in various forms, in numerous other jurisdictions. The European Union and China are contemplating their own form of cryptocurrency and Facebook Libra cryptocurrency recently lost the support of PayPal (see https://www.independent.co.uk/topic/cryptocurrency, which article is not incorporated by reference to this filing). On March 30, 2022, the Securities and Exchange Commission’s Division of Examinations announced its 2022 examination priorities which included the review of the use of crypto-assets as one of its top five priorities for review. This review and any regulatory rules and regulations arising from this review may impact the BlockSafe business. In addition, legal and regulatory developments could render the technology impermissible, which could have a material adverse effect on BlockSafe and us.

 As of June 30, 2022, noncontrolling interests represents 51% of BlockSafe that we do not directly own. The Company and BlockSafe have a management agreement pursuant to which BlockSafe shall remit a management fee of $36,000 per month to the Company, and when BlockSafe reaches a milestone of $1,000,000 in financing, an additional management fee of $5,000,000 shall be owed to the Company, payable monthly over three years. The management fee is eliminated in consolidation. At December 31, 2021 and 2020, the amount of VIE cash on the accompanying consolidated balance sheets can be used only to settle obligations of BlockSafe, and the amounts of VIE accounts payable, VIE Notes Payable, VIE Accrued Interest, and VIE Financing Obligation have no recourse to the general credit of the Company.

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In June 2018, two members of our management team, George Waller, our Executive Vice President and Ramarao Pemmaraju, our Chief Technical Officer, were appointed to BlockSafe to serve as the Chief Executive Officer and Chief Technical Officer, respectively. Additionally, our Chief Executive Officer of StrikeForce, Mark L. Kay, also an appointee to the Board of Directors of BlockSafe, was appointed as Chairman and President of BlockSafe.

In 2018, the Company’s consolidated subsidiary BlockSafe issued promissory notes to investors in the aggregate of $775,500. As part of each promissory note agreement BlockSafe agreed to pay a financing obligation to the note holders equal to the note principal in tokens, as defined, to be issued by BlockSafe. In December 2018, BlockSafe agreed to issue 200,000 cryptocurrency tokens to an unrelated party for receipt of $50,000. In February 2019, the agreement was amended and the unrelated party is to receive an additional 100,000 tokens. No such tokens have been developed or issued as of June 30, 2022 and December 31, 2021, respectively.

From February 2019 to March 2019, BlockSafe agreed to issue 450,000 cryptocurrency tokens and 56,250 restricted shares of BlockSafe common stock to four unrelated parties for receipt of $122,500. The tokens or restricted stock of BlockSafe have not been issued as of June 30, 2022 and December 31, 2021, respectively.

From March to April 2019, five of the BlockSafe noteholders agreed to convert $295,500 of principal and $19,500 of accrued interest into 1,845,041 cryptocurrency tokens to be issued by BlockSafe. The tokens have not been issued as of June 30, 2022 and December 31, 2021, respectively.

We have used the funds received from investors pursuant to the promissory notes for the efforts mentioned below to develop the Tokens and to develop an additional product and prepare it for sale. We currently do not require additional funds for the development efforts.

The steps we have taken to date in our efforts to develop tokens include completing a formal plan for the Tokens, obtaining professional advice regarding the legal implications of developing tokens, and we have a blockchain for our Tokens (BSAFE®). We have not yet finalized a budget for the development of Tokens, we have not yet hired a full development team, we have not yet completed the development of Tokens, and we have not yet developed any payment, trading, or custody platform or infrastructure related to the Tokens. The failure to develop or issue these Tokens as of December 31, 2021 does not constitute an event of default under the promissory notes. It should be noted however that the promissory notes were not repaid pursuant to their terms and are currently in default.

At December 31, 2021, the Company’s consolidated subsidiary, BlockSafe, had recorded a financing obligation of $1,263,000 to be paid in tokens, as defined. At December 31, 2021 and through the date of this filing, BlockSafe. has not completed the development or issued any tokens. At December 31, 2021, as the development of the tokens has not been completed and tokens do not exist, and any amounts received for tokens are not considered equity or revenue, management determined that 100% of the obligation of $1,263,000 is a liability to be settled by BlockSafe., through the issuance of tokens, or through other means if tokens are never issued.

We have stated to the note holders that once Zerify, Inc. has the funds or BlockSafe sells the Tokens, the intent is to satisfy the outstanding balances as soon as possible. In the event that we are unable to satisfy the outstanding balances of the Notes, it could have a material adverse effect on our business, financial condition and results of operations.

In March 2019, an increase of the authorized shares of BlockSafe’s common stock from one thousand (1,000) to one hundred million (100,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to BlockSafe’s Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in March 2019.

In March 2019, a 1:15,000 forward stock split of BlockSafe’s issued and outstanding shares of common stock was ratified, effective upon the filing of an amendment to BlockSafe’s Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in March 2019.

Cybersecurity Risk Solutions, LLC

On April 15, 2021, Zerify, Inc. formally closed a Member Interest Purchase Agreement in which Zerify, Inc. acquired the entire Member Interests of Cybersecurity Risk Solutions, LLC, a New Jersey limited liability company. In April 2021, we issued 500,000 shares of common stock with a fair value of $36,000, for the purchase of Cybersecurity Risk Solutions, LLC. At the date of acquisition, Cybersecurity Risk Solutions, LLC had nominal assets and liabilities, no revenues and limited operating history. Furthermore, the Company also determined that the acquisition did not meet the requirement of a significant acquisition pursuant to the regulations of the Securities and Exchange Commission.

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Cybersecurity Risk Solutions, LLC is a cybersecurity firm offering cyber, privacy & data protection services including a personal cyber risk assessment, the industry’s first cyber health score, report and custom action plan, as well as ongoing vulnerability scanning, hack monitoring and dark web intelligence monitoring. For more information, go to https://SecureCyberID.com (which website is expressly not included in this filing). Will Lynch, the prior sole member of Cybersecurity Risk Solutions, LLC was hired by Zerify, Inc. as the Director of Channel Distribution and not as a Named Executive Officer. A Director of Channel Distribution develops, services, and grows relationships with clients. Mr. Lynch has an annual salary of $100,000 and will also receive 2% net of all Channel sales. Mr. Lynch reports to our Executive Vice President and Marketing Director.

Employees

As of fiscal year ended December 31, 2021, we had 10 employees and our relations with employees are good.

DESCRIPTION OF PROPERTY

We operate from leased offices located at 1090 King Georges Post Road, Suite #603, Edison, New Jersey 08837. We do not hold any material investments in other real or personal property other than office equipment. We paid a monthly base rent of $4,409 from February 2019 thru January 2020, $4,542 from February 2020 through January 2021 and $4,678 from February 2021 through January 2022. We will pay a monthly base rent of $4,818 from February 2022 thru January 2023 and $4,963 from February 2023 thru January 2024.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following is management’s discussion and analysis (|MD&A”) of certain significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements, as well as information relating to the plans of our current management. This Offering Circular includes forward-looking statements. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this Offering Circular or other reports or documents we file with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto and other financial information contained elsewhere in this Form 1-A.

Our MD&A is comprised of significant accounting estimates made in the normal course of its operations, overview of our business conditions, results of operations, liquidity and capital resources and contractual obligations. We did not have any off balance sheet arrangements as of December 31, 2020 or 2021.

The discussion and analysis of our financial condition and results of operations is based upon its financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (or “GAAP”). The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of its financial statements. Actual results may differ from these estimates under different assumptions or conditions.

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology. Our ongoing strategy is developing and marketing our suite of network security products to the corporate, financial, healthcare, legal, government, technology, insurance, e-commerce and consumer sectors. We plan to continue to grow our business primarily through our expanding sales channel and internally generated sales, rather than by acquisitions. We hold a 49% interest in BlockSafe Technologies, Inc., and a 100% interest in Cybersecurity Risk Solutions, LLC.

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In March 2020, the World Health Organization declared the spread of COVID-19 a pandemic. This outbreak continues to spread throughout the U.S. and around the world. As a result, authorities continue to implement numerous measures to try to contain the virus, including restrictions on travel, quarantines, shelter-in-place orders, business restrictions and complete shutdowns. We are not considered an “essential business” due to the industries and customers we serve. As of, and subsequent to, June 30, 2022, we have been following the recommendations of the CDC and state/local health authorities to minimize exposure risk for our team members during the pandemic, including the temporary closure of our corporate office and having our team members work remotely. During the second quarter of 2021, we reopened our corporate office while continuing to adhere to the guidelines issued by health authorities. Many customers and vendors have transitioned to electronic submission of invoices and payments. The COVID-19 pandemic has resulted in longer response times from potential new customers and certain existing customers. We cannot anticipate the effect that the impairments caused by the COVID-19 pandemic will have on our fiscal 2022 or 2023 results, or the effectiveness and distributions of vaccines, boosters, and their distribution in 2022 and 2023, changes to mask mandate policies and to transitioning from a pandemic to an endemic. The pandemic has significantly impacted the economic conditions both in the United States and worldwide, with accelerated effects through the date of this report, as federal, state and local governments react to the public health crisis, creating significant uncertainties in both the worldwide and the United States economies. The situation is rapidly changing, including the onset of the ongoing subsequent waves of the virus caused by the possibility of various variants over time, and additional impacts to our business may arise that we are not aware of currently. We cannot predict whether, when or the manner in which, the conditions surrounding COVID-19 will change including the timing of lifting any restrictions or office closure requirements. We will continue to evaluate the nature and extent of COVID-19’s impact to our business, consolidated results of operations, financial condition and liquidity, and our results presented herein are not necessarily indicative of the results to be expected for future periods.

During the six months ended June 30, 2022, we believe the COVID-19 pandemic did impact our operating results as sales to customers were down 50% as compared from the Six months ended June 30, 2021. However, we have not observed any impairments of our assets or a significant change in the fair value of our assets due to the COVID-19 pandemic. At this time, it is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations, financial condition, or liquidity.

We have been following the recommendations of health authorities to minimize exposure risk for our team members, including the temporary closure of our corporate office and having team members work remotely. Most customers and vendors have transitioned to electronic submission of invoices and payments.

Management believes that cyber security is a growing requirement as the pandemic continues, and that more people are working remotely as well as using digital forms on a regular basis. Consequently, the market demand, in our estimation, is increasing. However, our company is also experiencing the impact of the ongoing pandemic. Currently our management is not working from our office location and it impedes our ability to take full advantage of the increasing market demand. Many of our current clients have experienced a dramatic slowdown in their business, limiting their ability to have the resources to pay for our services. We still generate revenues and we anticipate, but cannot guarantee, we will have the resources to advance our video conferencing tool, Zerify Meet™ and Zerify Defender™, that provides authentication and encryption (using our existing products), for which we believe there will be great interest in the market. During the six months ended June 30, 2022 and the year ended December 31, 2021, we earned revenues of $6,000 and $74,000, respectively, from Zerify™ Meet (formerly SafeVchat™) , Zerify™ Defender and Zerify™ API (formerly PrivacyLoK™) and overall revenues of $56,000 and $193,000, respectively.

Our executive office is located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641. At June 30, 2022, we had 13 employees. Our Company’s website is www.zerify.com (we are not including the information contained in our website as part of, nor should the information be relied upon or incorporated by reference into, this report on Form 10-Q).

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Results of Operations

FOR THE SIX MONTHS ENDED JUNE 30, 2022 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2021

Revenues for the six months ended June 30, 2022 were $56,000 compared to $113,000 for the six months ended June 30, 2021, a decrease of $57,000 or 49.6%. The decrease in revenues was primarily due to a decrease in revenues relating to our ProtectID®, GuardedID® and MobileTrust® products, offset by an increase in revenues relating to our Zerify Meet™ product, despite the impairments related to the economic consequences of the COVID-19 pandemic. Revenues are derived from software and services.

Cost of revenues for the six months ended June 30, 2022 was $22,000 compared to $11,000 for the six months ended June 30, 2021, an increase of $38,000 or 88%. The increase in cost of revenues was primarily due to an increase in the fees related to our product offerings. Cost of revenues are fees and key fobs related to our revenues, and as a percentage of total revenues for the six months ended June 30, 2022 was 39% compared to 10% for the six months ended June 30, 2021.

Research and development expenses for the six months ended June 30, 2022 were $312,000 compared to $145,000 for the three months ended March 31, 2021, an increase of $9,000 or 6.2%. The increase was primarily due to the overall increase in salaries and benefits of the personnel conducting research and development. The salaries, benefits and overhead costs of personnel conducting research and development of our software products primarily comprises our research and development expenses.

Compensation, professional fees, and selling, general and administrative (collectively, “SGA”) expenses for the six months ended June 30, 2022 were $5,087,000 compared to $7,448,000 for the six months ended June 30, 2021, a decrease of $2,361,000 or 31.7%. The decrease was due primarily to a decrease in employee stock-based compensation, offset by an increase in compensation/benefits expenses and professional fees. SG&A expenses consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, plus travel costs and non-cash stock compensation expense for the issuance of stock options to employees and other general corporate expenses.

For the six months ended June 30, 2022, other expense was $365,000 as compared to other expense of $7,369,000 for the six months ended June 30, 2021, a decrease in other expense of $7,004,000, or 95.1%. The decrease was primarily due to decreases in financing expense, interest expense, debt discount amortization, the change in the fair value of derivative liabilities and the loss on debt extinguishment. Our company’s derivative liabilities were fully extinguished in fiscal 2021.

Our net loss for the six months ended June 30, 2022 was $5,730,000 compared to $14,989,000 for the six months ended June 30, 2021, a decrease of $9,259,000, or 61.8%. The decrease was primarily due to decreases in employee stock-based compensation, financing expense, interest expense, debt discount amortization, the change in the fair value of derivative liabilities and the loss on debt extinguishment, offset by increases compensation/benefits expenses and professional fees.

Liquidity and Capital Resources

Our total current assets at June 30, 2022 were $601,000, which included cash of $579,000, as compared with $2,121,000 in total current assets at December 31, 2021, which included cash of $2,084,000. Additionally, we had a stockholders’ deficit in the amount of $13,252,000 at June 30, 2022 compared to a stockholders’ deficit of $11,589,000 at December 31, 2021. We have historically incurred recurring losses and have financed our operations through loans, principally from affiliated parties such as our directors, and from the proceeds of debt and equity financing. We financed our operations during the six months ended June 30, 2022 primarily from the cash balance from the year ended December 31, 2021.

Results of Operations

FOR THE YEAR ENDED DECEMBER 31, 2021 COMPARED TO THE YEAR ENDED DECEMBER 31, 2020

Revenues for the year ended December 31, 2021 were $193,000 compared to $207,000 for the year ended December 31, 2020, a decrease of $14,000 or 6.8%. The decrease in revenues was primarily due to a reduction in the sales of our products with impairments related to the economic consequences of the COVID-19 pandemic. Revenues are derived from software and services.

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Cost of revenues for the year ended December 31, 2021 was $27,000 compared to $13,000 for the year ended December 31, 2020, an increase of $14,000, or 108%. The increase resulted from the increased fees related to certain revenues. Cost of revenues are fees related to our revenues, and as a percentage of total revenues for the year ended December 31, 2021 was 14.0% compared to 6.2% for the year ended December 31, 2020.

Research and development expenses for the year ended December 31, 2021 were $566,000 compared to $520,000 for the year ended December 31, 2020, an increase of $46,000 or 8.8%. The increase was primarily due to the increase in salaries and benefits of the personnel conducting research and development. The salaries, benefits and overhead costs of personnel conducting research and development of our software products primarily comprises our research and development expenses.

Compensation, professional fees, and selling, general and administrative (collectively, “SGA”) expenses for the year ended December 31, 2021 were $9,448,000 compared to $2,350,000 for the year ended December 31, 2020, an increase of $7,098,000 or 302%. The increase was due primarily to an increase in employee stock-based compensation and professional fees. SG&A expenses consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, plus travel costs and non-cash stock compensation expense for the issuance of stock options to employees and other general corporate expenses.

For the year ended December 31, 2021, other expense was $7,397,000 as compared to other expense of $7,412,000 for the year ended December 31, 2020, representing a decrease in other expense of ($15,000), or 0.2%. The decrease was primarily due to decreases in the loss on extinguishment of debt, the change in the fair value of derivative liabilities and debt discount amortization, offset by increases in financing costs.

Our net loss for the year ended December 31, 2021 was $17,245,000 compared to $10,088,000 for the year ended December 31, 2020, an increase of $7,157,000, or 70.9%. The increase was primarily due to the decrease in revenues, increases in employee stock-based compensation, professional fees and financing costs, offset by decreases in the loss on extinguishment of debt, the change in the fair value of derivative liabilities and debt discount amortization.

Liquidity and Capital Resources

Our total current assets at December 31, 2021 were $2,121,000, which included cash of $2,084,000, as compared with $203,000 in total current assets at December 31, 2020, which included cash of $162,000. Additionally, we had a stockholders’ deficit in the amount of $11,589,000 at December 31, 2021 compared to a stockholders’ deficit of $14,342,000 at December 31, 2020. We have historically incurred recurring losses and have financed our operations through loans, principally from affiliated parties such as our directors, and from the proceeds of debt and equity financing. We financed our operations during the year ended December 31, 2021 primarily from the sale of common shares for cash for net proceeds of $5,368,000 under the offering pursuant to Regulation A, and we received the second draw SBA Paycheck Protection assistance loan for $177,000.

Subsequent to December 31, 2021, we issued 134,853 shares of common stock for services with a fair value of $6,000.

Subsequent to December 31, 2021, we repaid convertible notes, secured notes payable and accrued interest in the aggregate of $26,000.

Going Concern

We have yet to establish any history of profitable operations. During the six months ended June 30, 2022, the Company incurred a net loss of $5,730,000 and used cash in operating activities of $2,321,000, and at June 30, 2022, the Company had a stockholders’ deficit of $13,252,000. In addition, we are in default on notes payable and convertible notes payable in the aggregate amount of $2,829,000. These factors raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report published on our December 31, 2021 year-end financial statements, and Note 1 in our unaudited financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

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Management estimates that the current funds on hand will be sufficient to continue operations through the next six months. Our ability to continue as a going concern is dependent upon our ability to continue to implement our business plan. Currently, management is attempting to increase revenues by selling through a channel of distributors, value added resellers, strategic partners and original equipment manufacturers. While we believe in the viability of its strategy to increase revenues, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to increase our customer base and realize increased revenues. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, if needed, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Changes in Authorized Shares and Forward Split of BlockSafe Shares

In April 2020, an increase of the authorized shares of the Company’s common stock from twelve billion (12,000,000,000) to seventeen billion (17,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in April 2020.

In April 2020, our Board of Directors and the holders of a majority of the voting power approved a resolution to effectuate a 500:1 Reverse Stock Split resolution for a reduction in the authorized common stock from seventeen billion (17,000,000,000) to fourteen billion (14,000,000,000), $0.0001 par value, of the Company. The amendment was adopted in June 2020.

In December 2020, a decrease of the authorized shares of the Company’s common stock from fourteen billion (14,000,000,000) to four billion (4,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in December 2020.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, result of operations, liquidity or capital expenditures.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include those related to accounting for financing obligations, assumptions used in valuing stock instruments issued for services, assumptions used in valuing derivative liabilities, the valuation allowance for deferred tax assets, and the accrual of potential liabilities. Actual results could differ from those estimates.

Revenue Recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue consists of revenue from sales and support of our software products. Revenue primarily consists of sales of software licenses and subscriptions of our ProtectID®, GuardedID®, MobileTrust®, Zerify Defender™ and Zerify Meet™ products. We recognize revenue from these arrangements ratably over the contractual service period. For service contracts, the Company’s performance obligations are satisfied, and the related revenue is recognized, as services are rendered.

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The Company offers no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against service revenue. Additionally, to date, the Company has not incurred incremental costs in obtaining a client contract.

Cost of revenue includes direct costs and fees related to the sale of our products.

Share-Based Payments

The Company periodically issues stock options, warrants, and shares of common stock as share-based compensation to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on FASB ASC 718, Compensation – Stock Compensation (Topic 718) whereby the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

Recently Issued Accounting Pronouncements

Refer to Note 1 in the accompanying consolidated financial statements.

Additional Information

You are advised to read this Form 1-A in conjunction with other reports and documents that we file from time to time with the SEC. In particular, please read our Annual and Quarterly Reports on Form 10-K and 10-Q respectively, and Current Reports on Form 8-K that we file from time to time. You may obtain copies of these reports directly from us or from the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains information for electronic filers at its website http://www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following sets forth our executive officers and/or Directors, their ages, and all offices and positions held with us.

Name	Age	Position
Mark L. Kay	73	Chief Executive Officer and Chairman of the Board of Directors
Philip E. Blocker	65	Chief Financial Officer
Ramarao Pemmaraju	61	Chief Technical Officer and Director
George Waller	64	Executive Vice President and Marketing Director

Our Directors hold their offices until the next annual meeting of the shareholders and until their successors have been duly elected and qualified or until their earlier resignation, removal of office or death. Our executive officers are elected by the Board of Directors to serve until their successors are elected and qualified.

The following is a brief description of the business experience of our executive officers who are also the Directors and significant employees:

Mark L. Kay, Chief Executive Officer and Chairman of the Board of Directors

Mr. Kay joined Zerify, Inc.as our CEO in May 2003 following his retirement at JPMorganChase & Co. In December 2008, a majority of the Board of Directors, by written consent, eliminated the position of our President, with those responsibilities being assumed by Mr. Kay. A majority of the Board of Directors also appointed Mr. Kay as the Chairman of the Board in December 2008. Prior to joining Zerify, Inc. Mr. Kay was employed by JPMorganChase & Co. from August of 1977 until his retirement in December 2002, at which time he was a Managing Director of the firm. During his tenure with JPMorganChase & Co. Mr. Kay led strategic and corporate business groups with global teams up to approximately 1,000 people. His responsibilities also included Chief Operations Officer, Chief Information Officer, and Global Technology Auditor. Mr. Kay’s business concentrations were in securities (fixed income and equities), proprietary trading and treasury, global custody services, audit, cash management, corporate business services and web services. Prior to his employment with JPMorganChase & Co., Mr. Kay was a systems engineer at Electronic Data Services (EDS) for approximately five years from September 1972 through to August 1977. He holds a B.A. in Mathematics from CUNY.

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Philip E. Blocker, Chief Financial Officer

Mr. Blocker was CFO of MediaServ, a NYC based Internet software development company, in 2001. Prior to MediaServ, Mr. Blocker was a partner in POLARIS, a $25 million technology reseller, specializing in storage and high availability solutions. He is a Certified Public Accountant and has practical experience with taking private companies public.

Ramarao Pemmaraju, Chief Technology Officer

Mr. Pemmaraju Joined Zerify, Inc.in July 2002 as our Chief Technology Officer (CTO) and the inventor of the ProtectID® product. In May 1999 Mr. Pemmaraju co-founded NetLabs, which developed security software products. Mr. Pemmaraju concentrated his time on NetLabs from July 2001 through to July 2002. From June 2000 to July 2001 Mr. Pemmaraju was a systems architect and project leader for Coreon, an operations service provider in telecommunications. From October 1998 through May 2000, Mr. Pemmaraju was a systems engineer with Nexgen systems, an engineering consulting firm. Mr. Pemmaraju has over eighteen years’ experience in systems engineering and telecommunications. His specific expertise is in systems architecture, design and product development. Mr. Pemmaraju holds a M.S.E.E. from Rutgers University and a B.E. from Stevens Tech.

George Waller, Executive Vice President and Head of Marketing

Mr. Waller joined Zerify, Inc.in June 2002 as a Vice President in charge of sales and marketing. In July 2002, Mr. Waller became the CEO of Zerify, a position he held until Mr. Kay joined us in May 2003. Since May 2003, Mr. Waller has been the Executive Vice President overseeing Sales, Marketing, Business Development and product development. From 2000 through June 2002, Mr. Waller was Vice President of business development for Infopro, an outsourcing software development firm. From 1999 to 2001, Mr. Waller was Vice President of sales and Marketing for Teachmeit.com-Incubation systems, Inc., a multifaceted computer company and sister company to Infopro. From 1997 through 1999, Mr. Waller was the Vice President of Internet Marketing for RX Remedy, an aggregator of medical content for online services. Previously, Mr. Waller was a Vice President of Connexus Corporation, a software integrator.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Board of Directors

Our By-laws provide that there must be no less than one and no more than seven directors, as determined by the Board of Directors. Our Board of Directors currently consists of three directors.

Directors need not be our stockholders or residents of the State of Wyoming. Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified. A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains. A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholder or until a special meeting is called to elect Directors.

Our executive officers are appointed by the Board of Directors.

During fiscal 2021, our Board of Directors met twelve times. The Board of Directors also uses written resolutions to deal with certain matters and, during fiscal 2021, thirty-nine written resolutions were signed by a majority of the Directors.

Compensation of Directors

Our bylaws provide that, unless otherwise restricted by our certificate of incorporation, our Board of Directors has the authority to fix the compensation of directors. The directors may be paid their expenses, if any, related to attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as our director. Our bylaws further provide that no such payment will preclude any director from serving our company in any other capacity and receiving compensation therefore. Further, members of special or standing committees may be given compensation for attending committee meetings.

Committees

We have two committees: the Audit Committee and the Compensation Committee. At this time, there are no members of either Committee and the Board of Directors performs the acts of the Committees. None of our current directors are deemed “independent” directors as that term is used by the national stock exchanges or have the requisite public company accounting background or expertise to be considered an “audit committee financial expert” as that term is defined under Regulation S-K promulgated under the Securities Act of 1933, as amended.

It is anticipated that the principal functions of the Audit Committee will be to recommend the annual appointment of our auditors, the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting our operating results and to review our internal control procedures.

It is anticipated that the Compensation Committee will develop a Company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees. It is further anticipated that one of the aspects of the program will be to link an employee’s compensation to his or her performance, and that the grant of stock options or other awards related to the price of the common shares will be used in order to make an employee’s compensation consistent with shareholders’ gains. It is expected that salaries will be set competitively relative to the technology development industry and that individual experience and performance will be considered in setting salaries.

At present, executive and director compensation matters are determined by a majority vote of the board of directors.

We do not have a nominating committee. Historically our entire Board has selected nominees for election as directors. The Board believes this process has worked well thus far particularly since it has been the Board’s practice to require unanimity of Board members with respect to the selection of director nominees. In determining whether to elect a director or to nominate any person for election by our stockholders, the Board assesses the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy. Candidates may come to the attention of the Board through a variety of sources, including from current members of the Board, stockholders, or other persons. The Board of Directors has not yet had the occasion to, but will, consider properly submitted proposed nominations by stockholders who are not our directors, officers, or employees on the same basis as candidates proposed by any other person.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, or the Reporting Persons, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5. Such persons are required by SEC regulation to furnish us with copies of all such reports they file. Based solely on a review of Forms 3 and 4 furnished to us by the Reporting Persons or prepared on behalf of the Reporting Persons by the Company, the Company believes that the Reporting Persons have complied with reporting requirements applicable to them.

Involvement in Certain Legal Proceedings

None of the following events have occurred during the past ten years and are material to an evaluation of the ability or integrity of any director or officer of the Company:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or
c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or
b.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of ethics contains standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submits to, the Commission and in other public communications made by us;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to the board of directors or another appropriate person or persons; and

•	Accountability for adherence to the code.

Indemnification of Officers and Directors

As permitted by Wyoming law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been our directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Stockholder Communications with the Board

Stockholders who wish to communicate with the Board of Directors should send their communications to the Chairman of the Board at the address listed below. The Chairman of the Board is responsible for forwarding communications to the appropriate Board members.

Zerify, Inc.

1090 King George’s Post Road

Suite #603

Edison, NJ 08837

Attn: Mark L. Kay, Chairman & CEO

Shareholder Recommendations for Board Nominees

There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s Board of Directors.

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ITEM 11. EXECUTIVE COMPENSATION.

Summary Compensation Table

The following information is related to the compensation paid, distributed, or accrued by us for the fiscal years ended December 31, 2021 and 2020 to our Chief Executive Officer (principal executive officer) during the last fiscal year and the two other most highly compensated executive officers serving as of the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”). The foregoing persons are collectively referred to in this Offering Circular as the “Named Executive Officers.” Compensation information is shown for the years ended December 31, 2021 and 2020:

					Incentive Plan Option	Securities	Nonqualified Deferred
				Stock	Awards	Underlying	Compensation	All Other
Name/ Principal		Salary	Bonus	Awards	(Vested)	Options/SARs	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Mark L. Kay	2021	161,000	10,000	-	662,000	-	-	-	833,000
Chief Executive Officer	2020	158,000	6,000	-	51,000	-	-	-	215,000

George Waller	2021	161,000	10,000	-	662,000	-	-	-	833,000
Executive Vice President	2020	160,000	6,000	-	51,000	-	-	-	217,000

Ramarao Pemmeraju	2021	161,000	10,000	-	2,729,000	-	-	-	2,900,000
Chief Technology Officer	2020	161,000	6,000	-	51,000	-	-	-	218,000

On July 31, 2010, Philip E. Blocker was appointed our Chief Financial Officer. Mr. Blocker is not our employee. He received fee payments of $2,000 in 2021 and $2,000 in 2020. Mr. Blocker received no option awards in 2021 or 2020.

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Outstanding Option Awards at Year End

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested, and equity-incentive plan awards outstanding at December 31, 2021 for each Named Executive Officer and/or Director:

Outstanding Equity Awards At Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark L. Kay	1	-	-	$1,121,250,000	01/03/23	-	-	-	-
	72,000	-	-	$3.125	09/28/26	-	-	-	-
	20,000	-	-	$2.85	12/21/27
	20,000	-	-	$2.05	12/17/29
	546,448	9,453,552	-	$0.0375	12/22/31
	10,000,000	-	-	$0.005	12/18/30

George Waller	1	-	-	$1,121,250,000	01/03/23	-	-	-	-
	72,000	-	-	$3.125	09/28/26	-	-	-	-
	20,000	-	-	$2.85	12/21/27
	20,000	-	-	$2.05	12/17/29
	546,448	9,453,552	-	$0.0375	12/22/31

Ramarao Pemmaraju	1	-	-	$1,121,250,000	01/03/23	-	-	-	-
	72,000	-	-	$3.125	09/28/26	-	-	-	-
	20,000	-	-	$2.85	12/21/27
	20,000	-	-	$2.05	12/17/29
	546,448	9,453,552	-	$0.0375	12/22/31

Option Exercises and Stock Vested Table

None.

Pension Benefits Table

None.

Non-Qualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Director Compensation

All three of our directors were also our executive officers through December 31, 2021. Our directors did not receive any separate compensation for serving as such during fiscal 2021.

Non-Director Compensation

In April 2021, Will Lynch was hired as the Director of Channel Distribution and not as a Named Executive Officer. A Director of Channel Distribution develops, services, and grows relationships with clients. Mr. Lynch has an annual salary of $100,000 and will also receive 2% net of all Channel sales. Mr. Lynch reports to our Executive Vice President and Marketing Director.

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ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Share Ownership of Certain Beneficial Owners

The following table sets forth certain information as of October 19, 2022, with respect to the shares of common stock beneficially owned by: (i) each director; (ii) each executive officer; (iii) all current executive officers (regardless of salary and bonus level) and directors as a group; and (iv) each person or entity known by us to beneficially own more than 5% of our outstanding common stock. The address for each director and executive officer is 1090 King Georges Post Road, Suite 603, Edison, New Jersey 08837. Unless otherwise indicated, the shareholders listed in the table below have sole voting and investment powers with respect to the shares indicated:

This table is based upon information obtained from our stock records.

NAME OF BENEFICIAL OWNER	AMOUNT OF OWNERSHIP(1)		PERCENTAGE OF CLASS(2) (excluding Preferred Stock (11)
Mark L. Kay	10,658,451	(3),(1-3)	0.9613%
Ramarao Pemmaraju	20,291,131	(4),(5),(1-3)	1.8301%
George Waller	12,120,803	(6),(7),(1-3)	1.0932%
All directors and executive officers as a group (3 persons)	43,070,385	(8)	3.8846%
NetLabs.com, Inc.	2	(9),(10)	0.00000018%

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 90 days from the date hereof.

(2)

Based on 657,894,738 shares of common stock outstanding as of October 19, 2022; also including 3 shares of common stock available upon the conversion of certain convertible loans, 2,294,394 shares of common stock available upon the conversion of Series B Preferred stock, 83,133,001 shares of common stock underlying common stock purchase options and 68,981,234 shares of common stock underlying warrants.

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(3)

Includes 1 share of common stock available upon the conversion of certain convertible loans valued at $4,875,000,000,000 per share for $240,000 of convertibles and $3,656,250,000,000 per share for $28,000 of convertibles, 1 share of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 72,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 20,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 20,000 shares of common stock underlying vested ten-year options valued at $2.05 per share, 10,000,000 shares of common stock underlying vested ten-year options valued at $0.0375 per share and 10,000,000 shares of common stock underlying vested ten-year options valued at $0.005 per share. Mark L. Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common and preferred stock; Mark Kay, along with Ramarao Pemmaraju and George Waller have irrevocably waived any conversion rights.

(4)

Includes 1 share of common stock available upon the conversion of certain convertible loans valued at $4,875,000,000,000 per share for $25,000 of convertibles and $3,656,250,000,000 per share for $5,000 of convertibles, 2 shares of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 116,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 30,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 30,000 shares of common stock underlying vested ten-year options valued at $2.05 per share and 15,000,000 shares of common stock underlying vested ten-year options valued at $0.0375 per share. Of the total shares, 64,002 shares, consisting of 1 share of common stock available upon the conversion of certain convertible loans valued at $4,875,000,000,000 per share for $25,000 of convertibles and $3,656,250,000,000 per share for $5,000 of convertibles, 1 share of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 44,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 10,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 10,000 shares of common stock underlying vested ten-year options valued at $2.05 per share and 5,000,000 shares of common stock underlying vested ten-year options valued at $0.0375 per share are in the name of Sunita Pemmaraju who is a family member of Ramarao Pemmaraju. Mark L. Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common stock; Mark Kay, along with Ramarao Pemmaraju and George Waller have irrevocably waived any conversion rights.

(5)	Excludes shares owned by NetLabs.com, Inc. which is controlled by Ramarao Pemmaraju and another individual.

(6)	Includes 1 share listed in the name of Katherine LaRosa who is a family member of George Waller.

(7)

Includes 1 share of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 72,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 20,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 20,000 shares of common stock underlying vested ten-year options valued at $2.05 per share and 10,000,000 shares of common stock underlying vested ten-year options valued at $0.0375 per share. Mark Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common stock; Mark Kay, along with Ramarao Pemmaraju and George Waller have irrevocably waived any conversion rights.

(8)

Includes 2 shares of common stock available upon the conversion of certain convertible loans valued at $4,875,000,000,000 per share for $265,000 of convertibles and $3,656,250,000,000 per share for $33,000 of convertibles, 4 shares of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 260,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 70,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 70,000 shares of common stock underlying vested ten-year options valued at $2.05 per share, 35,000,000 shares of common stock underlying vested ten-year options valued at $0.0375 per share and 10,000,000 shares of common stock underlying vested ten-year options valued at $0.005 per share. Excludes the Series A Preferred Shares: Mark L. Kay, along with Ramarao Pemmaraju and George Waller, each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common stock; Mark Kay, along with Ramarao Pemmaraju and George Waller, have irrevocably waived any conversion rights.

(9)	Ramarao Pemmaraju controls NetLabs.com, Inc. along with another individual.

(10)	Includes 1 share of common stock underlying vested ten-year options valued at $975,000,000 per share.

(11)

Mark Kay, along with Ramarao Pemmaraju and George Waller hold 3 shares of preferred stock. The Series A Preferred Stock collectively has voting rights equal to eighty percent of the total current issued and outstanding shares of common stock.

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DESCRIPTION OF SECURITIES

Equity Incentive Plan Information

The following table sets forth as of December 31, 2021, the total number of shares of our common stock which may be issued upon the exercise of outstanding stock options and other rights under compensation plans approved by the shareholders, and under compensation plans not approved by the shareholders. The table also sets forth the weighted average purchase price per share of the shares subject to those options, and the number of shares available for future issuance under those plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	20,236,826		$0.0274	379,763,174
Equity compensation plans not approved by security holders	N/A	$	N/A	N/A
Total	20,236,826		$0.0274	379,763,174

2012 Stock Option Plan

In November 2012, the stockholders approved the 2012 Stock Option Plan for our employees, effective January 3, 2013. The number of shares authorized for issuance under the plan was 100,000,000.

The number of shares authorized for issuance under the Incentive Plan was increased to 200,000,000 in September 2016 by unanimous consent of the Board of Directors.

The number of shares authorized for issuance under the Incentive Plan was increased to 400,000,000 in November 2017 by unanimous consent of the Board of Directors.

In December 2020, we awarded options to purchase 57,500,000 shares of our common stock to our management team and employees, exercisable at $0.005 per share, expiring ten (10) years from the date of grant and vesting over a six-month period.

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In February 2021, 12,250,000 unvested options granted in fiscal 2020 were modified and such options became fully vested. Pursuant to current accounting guidelines, we remeasured the fair value of these options and determined their fair value to be $3,675,000 and was recorded as stock compensation expense. We also recorded additional stock compensation expense of $2,712,000 to account for options granted in the prior year that vested. In addition, we also issued 17,208,335 shares of the Company’s common stock upon cashless exercise of 17,500,000 options.

In July 2021, we issued 13,557,693 shares of the Company’s common stock upon cashless exercise of 15,000,000 options.

In September 2021, we issued 9,189,627 shares of the Company’s common stock upon cashless exercise of 10,000,000 options.

In October 2021, we awarded options to purchase 2,500,000 shares of our common stock to our management team and employees, exercisable at $0.005 per share, expiring ten (10) years from the date of grant and vesting over a six-month period.

In December 2021, we awarded options to purchase 65,000,000 shares of our common stock to our management team and employees, exercisable at $0.0375 per share, expiring ten (10) years from the date of grant and vesting over a six-month period.

The 2012 Stock Option Plan will terminate on October 5, 2022, the ten-year anniversary of its effective date (ratified by the shareholders on November 16, 2012). However, awards granted before the termination of the 2012 Stock Option Plan may extend beyond that date in accordance with their terms. The Board of Directors has ap 2022 Omnibus Equity Compensation Plan and will look to have the shareholders ratify the new Omnibus Equity Compensation Plan, in whatever form, in the next annual meeting following its approval by the Board of Directors. We will file the 2022 Omnibus Equity Compensation Plan once implemented with the next quarterly report.

General

Common Stock

The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or common stock purchase warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

In April 2020, an increase of the authorized shares of the Company’s common stock from twelve billion (12,000,000,000) to seventeen billion (17,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in April 2020.

On April 13, 2020, our Board of Directors and the holders of a majority of the voting power approved a resolution to effectuate a 500:1 Reverse Stock Split a resolution for a Reduction in Authorized from seventeen billion (17,000,000,000) Common Stock down to fourteen billion (14,000.000.000) Common Stock, $0.0001 par value, of the Company. The amendment was adopted in June 2020.

On November 13, 2020, the Company’s filing of an Offering Circular on Form 1-A, pursuant to Regulation A (File Number: 024-11267) was qualified by the Securities and Exchange Commission. The Company registered 668,449,198 shares of common stock maximum proceeds of $2,315,000 (after deducting the maximum broker discount and costs of the offering).

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In December 2020, a decrease of the authorized shares of the Company’s common stock from fourteen billion (14,000,000,000) to four billion (4,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in December 2020.

Preferred Stock

On October 21, 2010, the Company amended its Articles of Incorporation in New Jersey to authorize 10,000,000 shares of preferred stock, par value $0.10. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors. On November 15, 2010, the Company changed its domicile from the State of New Jersey to the State of Wyoming.

In addition to the 10,000,000 shares of preferred stock authorized on October 21, 2010, on January 10, 2011, 100 shares of preferred stock were designated as Series A Preferred Stock and 100,000,000 shares were designated as Series B Preferred Stock. The bylaws under the Wyoming Incorporation were amended to reflect the rights and preferences of each additional new designation.

The Series A Preferred Stock collectively has voting rights equal to eighty percent of the total current issued and outstanding shares of common stock. If at least one share of Series A Preferred Stock is outstanding, the aggregate shares of Series A Preferred Stock shall have voting rights equal to the number of shares of common stock equal to four times the sum of the total number of shares of common stock issued and outstanding, plus the number of shares of Series B Preferred Stock (or other designated preferred stock) which are issued and outstanding.

The Series B Preferred Stock has preferential liquidation rights in the event of any liquidation, dissolution or winding up of the Company, such liquidation rights to be paid from the assets of the Company not delegated to parties with greater priority at $1.00 per share or, in the event an aggregate subscription by a single subscriber of the Series B Preferred Stock is greater than $100,000,000, $0.997 per share. The Series B Preferred Stock shall be convertible to a number of shares of common stock equal to the price of the Series B Preferred Stock divided by the par value of the Series B Preferred Stock. The option to convert the shares of Series B Preferred Stock may not be exercised until three months following the issuance of the Series B Preferred Stock to the recipient shareholder. The Series B Preferred Stock shall have ten votes on matters presented to the shareholders of the Company for one share of Series B Preferred Stock held. The initial price of the Series B Preferred Stock shall be $2.50, (subject to adjustment by the Company’s Board of Directors) until such time, if ever, the Series B Preferred Stock are listed on a secondary and/or public exchange.

In February 2014, the Company’s Board of Directors amended the conversion feature of the Series B Preferred Stock, to permit conversion to common shares at a 40% market discount to current market value at the time the Company receives a conversion request. Current market value is defined as the average of the immediately prior five trading day’s closing prices. Additionally, when Series B Preferred Stock shares convert to the Company’s common stock, the minimum price discount floor level is set at $0.005, as decided by the Company’s Board of Directors.

Series A Preferred Stock

In 2011, the Company issued three shares of non-convertible Series A Preferred Stock valued at $329,000 per share, or $987,000 in aggregate to three members of the management team. The Series A Preferred Stock are convertible into four times the total number of common shares plus the total number of shares of Series B preferred stock issued and outstanding at the time of conversion and have voting rights equal to eighty percent of the total issued and outstanding shares of the Company’s common stock. This effectively provided the management team, upon retention of their Series A Preferred Stock, voting control on matters presented to the shareholders of the Company. The shareholders of the Series A Preferred Stock have each irrevocably waived their conversion rights relating to the Series A Preferred Stock issued.

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Series B Preferred Stock

The Series B Preferred Stock has preferential liquidation rights in the event of any liquidation, dissolution or winding up of the Company, such liquidation rights to be paid from the assets of the Company not delegated to parties with greater priority at $1.00 per share or, in the event an aggregate subscription by a single subscriber of the Series B Preferred Stock is greater than $100,000,000, $0.997 per share. The Series B Preferred Stock shall be convertible to a number of shares of common stock equal to the price of the Series B Preferred Stock divided by the par value of the Series B Preferred Stock. The option to convert the shares of Series B Preferred Stock may not be exercised until three months following the issuance of the Series B Preferred Stock to the recipient shareholder. The Series B Preferred Stock shall have ten votes on matters presented to the shareholders of the Company for one share of Series B Preferred Stock held. The initial price of the Series B Preferred Stock shall be $2.50, (subject to adjustment by the Company’s Board of Directors) until such time, if ever, the Series B Preferred Stock are listed on a secondary and/or public exchange.

As of June 30, 2022, there were 36,667 shares of Series B Preferred Stock issued and outstanding, 20,000 of which convert to common shares at a 25% market discount and 16,667 of which convert to common shares at a 30% market discount.

Warrants

In May 2022, a warrant holder agreed to extinguish a total of 605,476 warrant shares, relating to warrant agreements dated November 21, 2019 and July 27, 2020, in exchange for a one-time payment from the Company in the amount of $165,000.

All of the above offerings and sales, except the afore-mentioned shares issued pursuant to a conversion of convertible notes, were made in reliance upon the exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933, based on the following: (a) the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) where applicable, the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act of 1933, and agreed to transfer such securities only in a transaction registered under the Securities Act of 1933 or exempt from registration under the Securities Act; and (e) where applicable, a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act of 1933or transferred in a transaction exempt from registration under the Securities Act of 1933.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

The three shares of the issued and outstanding shares of the Series A preferred stock have voting rights equal to eighty percent of the total issued and outstanding shares of our common stock.

Dividends

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our Board of Directors.

Transfer Agent

Our transfer agent is Worldwide Stock Transfer, LLC. Their address is One University Plaza, Suite 505, Hackensack, NJ 07601.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers, except as described below;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•	Any of our promoters;

•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

BlockSafe Technologies, Inc.

BlockSafe Technologies, Inc. (“BlockSafe”) was formed on December 1, 2017 in the State of Wyoming. BlockSafe is in the business of providing total cyber security solutions and is the licensee from our company of our desktop anti-malware product called “GuardedID®” and a one of a kind mobile application called “MobileTrust®”. BlockSafe is intended to be developed as an enterprise focusing on using our licensed technology in the field of cryptocurrency and its use of blockchains. Small revenues have been generated to date as BlockSafe is still in the developmental stage. There can be no assurances on the success of this project or any profitability arising from BlockSafe.

As of December 31, 2021, no tokens have been developed or issued. There is no assurance as to whether, or at what amount, or on what terms, tokens will be available. Moreover, there can be no assurance how such technology will function, which could expose us to legal and regulatory issues. Cryptocurrency and its use of blockchains is still in the development stage and receiving mixed results. The Securities and Exchange Commission has, in its dissemination of information to the public, expressed that tokens in the United States would be treated as securities pursuant to the Howey Test. This standard has been adopted, in various forms, in numerous other jurisdictions. The European Union and China are contemplating their own form of cryptocurrency and Facebook Libra cryptocurrency recently lost the support of PayPal (see https://www.independent.co.uk/topic/cryptocurrency, which article is not incorporated by reference to this filing). On March 30, 2022, the Securities and Exchange Commission’s Division of Examinations announced its 2022 examination priorities which included the review of the use of crypto-assets as one of its top five priorities for review. This review and any regulatory rules and regulations arising from this review may impact the BlockSafe business. In addition, legal and regulatory developments could render the technology impermissible, which could have a material adverse effect on BlockSafe and us.

In June 2018, two members of our management team, George Waller, our Executive Vice President and Ramarao Pemmaraju, our Chief Technical Officer, were appointed to BlockSafe to serve as the Chief Executive Officer and Chief Technical Officer, respectively. Additionally, our Chief Executive Officer of Zerify, Mark L. Kay, also an appointee to the Board of Directors of BlockSafe, was appointed as Chairman and President of BlockSafe.

BlockSafe is owned 49% by the Company and 31% by three executive officers of the Company. BlockSafe meets the definition of a variable interest entity (“VIE”) and based on the determination that we are the primary beneficiary of BlockSafe, BlockSafe’s operating results, assets and liabilities are consolidated by the Company. Intercompany balances and transactions have been eliminated in consolidation. At December 31, 2021, noncontrolling interests represents 51% of BlockSafe that we do not directly own. The Company and BlockSafe have a management agreement pursuant to which BlockSafe shall remit a management fee of $36,000 per month to the Company, and when BlockSafe reaches a milestone of $1,000,000 in financing, an additional management fee of $5,000,000 shall be owed to the Company, payable monthly over three years. The management fee is currently eliminated in consolidation. At December 31, 2021 and 2020, the amount of VIE cash on the accompanying consolidated balance sheets can be used only to settle obligations of BlockSafe, and the amounts of VIE accounts payable, VIE Notes Payable, VIE Accrued Interest, and VIE Financing Obligation have no recourse to the general credit of the Company.

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Cybersecurity Risk Solutions, LLC

On April 15, 2021, Zerify, Inc. formally closed a Member Interest Purchase Agreement in which Zerify, Inc. acquired the entire Member Interests of Cybersecurity Risk Solutions, LLC, a New Jersey limited liability company. In April 2021, we issued 500,000 shares of common stock with a fair value of $36,000, for the purchase of Cybersecurity Risk Solutions, LLC. At the date of acquisition, Cybersecurity Risk Solutions, LLC had nominal assets and liabilities, no revenues and limited operating history. Furthermore, the Company also determined that the acquisition did not meet the requirement of a significant acquisition pursuant to the regulations of the Securities and Exchange Commission.

Cybersecurity Risk Solutions, LLC is a cybersecurity firm offering cyber, privacy & data protection services including a personal cyber risk assessment, the industry’s first cyber health score, report and custom action plan, as well as ongoing vulnerability scanning, hack monitoring and dark web intelligence monitoring. For more information, go to https://SecureCyberID.com (which website is expressly not included in this filing). Will Lynch, the prior sole member of Cybersecurity Risk Solutions, LLC was hired by Zerify, Inc.as the Director of Channel Distribution and not as a Named Executive Officer. A Director of Channel Distribution develops, services, and grows relationships with clients. Mr. Lynch has an annual salary of $100,000 and will also receive 2% net of all Channel sales. Mr. Lynch reports to our Executive Vice President and Marketing Director.

RELATED PARTY CONVERTIBLE NOTES

In previous years, the Company issued convertible notes to related parties/officers in exchange for cash and/or services rendered. The notes are unsecured and were due on December 31, 2021. As of June 30, 2022, the outstanding balance of the notes payable amounted to $298,000.

During the year ended December 31, 2021, notes payable aggregating $30,000 were repaid. In addition, the remaining noteholder also agreed to extend the maturity date to December 31, 2022 with no changes to the other terms of the notes payable.

At December 31, 2020, accrued interest due for the convertible notes – related parties was $625,000. During the year ended December 31, 2021, interest of $68,000 was accrued, and accrued interest of $64,000 was subsequently repaid. The outstanding balance of these notes payable at June 30, 2022 and December 31, 2021 amounted to $693,000, respectively.

RELATED PARTY PROMISSORY NOTES

Notes payable-related parties notes represent notes payable to the Company’s Chief Executive Officer ranging in interest rates of 0% per annum to 8% per annum. The notes are unsecured and have extended due dates of December 31, 2021.

During the year ended December 31, 2021, notes payable aggregating $259,000 were repaid. In addition, the noteholder also agreed to change the maturity date of notes payable issued in previous years with an aggregate balance of $693,000 to December 31, 2022 with no changes to the other original term of the notes payable.

At June 30, 2022, the balance of notes payable-related parties totaled $693,000 which are all due to the Company’s Chief Executive Officer.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Wyoming corporation law provides that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock underlying the Units offered in this Offering are sold, there will be 1,714,837,310 shares of our Common Stock outstanding (excluding any of the shares that may be issued upon exercise of the common stock purchase warrants underlying the Units offered herein).

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Units (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

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(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(v)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Units is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Units; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Units in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.

Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer or via personal check mailed to the Company, at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Units subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

In order to purchase our Units and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Joseph I. Emas, P. A.

EXPERTS

The consolidated financial statements of Zerify, Inc. as of and for the years ended December 31, 2021 and 2020 appearing in this Regulation A Offering Circular have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

REPORTS

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A which will be incorporated into our filings under the Securities Exchange Act of 1934, as amended.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Units offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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  FINANCIAL STATEMENTS

ZERIFY, INC.

Six Months Ended June 30, 2022

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current Assets:
Cash (includes VIE balances of $1,000 and $1,000, respectively)	$579,000	$2,084,000
Accounts receivable, net	13,000	24,000
Prepaid expenses	9,000	13,000

Total current assets	601,000	2,121,000

Property and equipment, net	36,000	-
Operating lease right-of-use asset	81,000	107,000
Other assets	11,000	12,000

Total Assets	$729,000	$2,240,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses (includes VIE balances of $2,000 and $2,000, respectively)	$1,071,000	$996,000
Convertible notes payable (including $895,000 and $895,000 in default)	1,348,000	1,398,000
Convertible notes payable - related parties	268,000	268,000
Notes payable (including $1,934,000 and $1,972,000 in default, respectively) (includes VIE balances of$285,000 and $310,000, respectively)	1,934,000	1,972,000

Notes payable - related parties	693,000	693,000
Accrued interest (including $1,557,000 and $1,497,000 due to related parties, respectively) (includes VIE balances of $125,000 and $120,000, respectively)	5,669,000	5,477,000
Contingent payment obligation	1,500,000	1,500,000
VIE Financing obligation	1,263,000	1,263,000
Operating lease liability, current portion	56,000	39,000

Total current liabilities	13,802,000	13,606,000

Notes payable, long-term portion	150,000	150,000
Operating lease liability, long-term portion	29,000	73,000

Total Liabilities	13,981,000	13,829,000

Commitments and Contingencies

Stockholders' Deficit
Series A Preferred stock, no par value; 100 shares authorized; 3 shares issued and outstanding	987,000	987,000
Series B Preferred stock par value $0.10: 100,000,000 shares authorized; 36,667 shares issued and outstanding	4,000	4,000
Preferred stock series not designated par value $0.10: 10,000,000 shares authorized; none issued or outstanding	-	-
Common stock par value $0.0001: 4,000,000,000 shares authorized; 1,013,111,161 and 955,380,225 shares issued and outstanding, respectively	101,000	96,000
Additional paid-in capital	63,850,000	59,788,000
Accumulated deficit	(77,312,000)	(71,595,000)
Total Zerify, Inc. stockholders' deficit	(12,370,000)	(10,720,000)
Noncontrolling interest in consolidated subsidiary	(882,000)	(869,000)

Total Stockholders' Deficit	(13,252,000)	(11,589,000)

Total Liabilities and Stockholders' Deficit	$729,000	$2,240,000

See accompanying notes to the condensed consolidated financial statements.

F-1

ZERIFY, INC.
(formerly known as StrikeForce Technologies, Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$24,000	$67,000	$56,000	$113,000

Operating expenses:
Cost of revenue	12,000	8,000	22,000	11,000
Selling, general and administrative expenses	2,451,000	1,820,000	5,087,000	7,448,000
Research and development	158,000	129,000	312,000	274,000

Total operating expenses	2,621,000	1,957,000	5,421,000	7,733,000

Loss from operations	(2,597,000)	(1,890,000)	(5,365,000)	(7,620,000)

Other expense:
Interest expense (including $60,000 and $61,000 to related parties, respectively)	(100,000)	(114,000)	(199,000)	(242,000)
Debt discount amortization	-	(29,000)	-	(52,000)
Financing costs	(165,000)	(3,330,000)	(165,000)	(6,569,000)
Change in fair value of derivative liabilities	-	-	-	(219,000)
Gain/(loss) on extinguishment of debt, net	-	321,000	-	(286,000)
Other expense	(1,000)	(1,000)	(1,000)	(1,000)

Total other expense, net	(266,000)	(3,153,000)	(365,000)	(7,369,000)

Net loss	(2,863,000)	(5,043,000)	(5,730,000)	(14,989,000)

Net loss attributable to noncontrolling interest	6,000	10,000	13,000	17,000

Net loss attributable to Zerify, Inc.	$(2,857,000)	$(5,033,000)	$(5,717,000)	$(14,972,000)

Net loss per common share
-Basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Weighted average common shares outstanding -Basic and diluted	984,334,754	847,638,243	969,980,079	812,551,868

See accompanying notes to the condensed consolidated financial statements.

F-2

ZERIFY, INC. (formerly known as StrikeForce Technologies, Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021 (Unaudited)

Three months ended June 30, 2022
	Series A Preferred stock, no		Series B Preferred stock, par		Common stock, par value		Additional			Total
	par value		value $0.10		$0.0001		Paid-in	Accumulated	Noncontrolling	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at April 1, 2022	3	$987,000	36,667	$4,000	955,515,078	$96,000	$61,430,000	$(74,455,000)	$(876,000)	$(12,814,000)

Common stock issued for cash	-	-	-	-	50,000,000	5,000	935,000	-	-	940,000

Fair value of common stock issued for services	-	-	-	-	7,596,083	-	163,000	-	-	163,000

Fair value of vested options	-	-	-	-	-	-	1,322,000	-	-	1,322,000

Net loss	-	-	-	-	-	-	-	(2,857,000)	(6,000)	(2,863,000)

Balance at June 30, 2022 (unaudited)	3	$987,000	36,667	$4,000	1,013,111,161	$101,000	$63,850,000	$(77,312,000)	$(882,000)	$(13,252,000)

Six months ended June 30, 2022
	Series A Preferred stock, no		Series B Preferred stock, par		Common stock, par value		Additional			Total
	per value		value $0.10		$0.0001		Paid-in	Accumulated	Noncontrolling	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at January 1, 2022	3	$987,000	36,667	$4,000	955,380,225	$96,000	$59,788,000	$(71,595,000)	$(869,000)	$(11,589,000)

Common stock issued for cash	-	-	-	-	50,000,000	5,000	935,000	-	-	940,000

Fair value of common stock issued for services	-	-	-	-	7,730,936	-	168,000	-	-	168,000

Fair value of vested options	-	-	-	-	-	-	2,959,000	-	-	2,959,000

Net loss	-	-	-	-	-	-	-	(5,717,000)	(13,000)	(5,730,000)

Balance at June 30, 2022 (unaudited)	3	$987,000	36,667	$4,000	1,013,111,161	$101,000	$63,850,000	$(77,312,000)	$(882,000)	$(13,252,000)

See accompanying notes to the condensed consolidated financial statements.

F-3

ZERIFY, INC. (formerly known as StrikeForce Technologies, Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021 (Unaudited)

Three months ended June 30, 2021
	Series A Preferred stock, no		Series B Preferred stock, par		Common stock, par value		Additional			Total
	par value		value $0.10		$0.0001		Paid-in	Accumulated	Noncontrolling	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at April 1, 2021	3	$987,000	36,667	$4,000	807,277,505	$81,000	$50,862,000	$(64,335,000)	$(830,000)	$(13,231,000)

Common stock issued for cash	-	-	-	-	27,750,000	3,000	1,315,000	-	-	1,318,000

Fair value of common stock issued for services	-	-	-	-	573,184	-	41,000	-	-	41,000

Fair value of vested options	-	-	-	-	-	-	1,157,000	-	-	1,157,000

Fair value of common stock issued as a financing cost	-	-	-	-	28,219,063	3,000	3,327,000	-	-	3,330,000

Common stock issued upon cashless exercise of warrants	-	-	-	-	12,349,726	1,000	(1,000)	-	-	-

Net loss	-	-	-	-	-	-	-	(5,033,000)	(10,000)	(5,043,000)

Balance at June 30, 2021 (Unaudited)	3	$987,000	36,667	$4,000	876,169,478	$88,000	$56,701,000	$(69,368,000)	$(840,000)	$(12,428,000)

Six months ended June 30, 2021
	Series A Preferred stock, no par		Series B Preferred stock, par		Common stock, par		Additional			Total
	value		value $0.10		value $0.0001		Paid-in	Accumulated	Noncontrolling	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at January 1, 2021	3	$987,000	36,667	$4,000	718,263,338	$72,000	$39,814,000	$(54,396,000)	$(823,000)	$(14,342,000)

Common stock issued for cash	-	-	-	-	65,866,450	6,000	2,761,000	-	-	2,767,000

Fair value of common stock issued for services	-	-	-	-	701,711	-	57,000	-	-	57,000

Fair value of vested options	-	-	-	-	-	-	6,387,000	-	-	6,387,000

Fair value of common stock issued as a financing cost	-	-	-	-	45,150,500	5,000	6,564,000	-	-	6,569,000

Common stock issued upon cashless exercise of warrants	-	-	-	-	12,349,726	1,000	(1,000)	-	-	-

Common stock issued upon cashless exercise of options	-	-	-	-	17,208,335	2,000	(2,000)	-	-	-

Common stock issued upon conversion of notes and accrued interest	-	-	-	-	16,168,589	2,000	1,033,000	-	-	1,035,000

Common stock issued upon conversion of debt settlement	-	-	-	-	460,829	-	88,000	-	-	88,000

Net loss	-	-	-	-	-	-	-	(14,972,000)	(17,000)	(14,989,000)

Balance at June 30, 2021 (Unaudited)	3	$987,000	36,667	$4,000	876,169,478	$88,000	$56,701,000	$(69,368,000)	$(840,000)	$(12,428,000)

See accompanying notes to the condensed consolidated financial statements.

F-4

ZERIFY, INC. (formerly known as StrikeForce Technologies, Inc,)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months	For the Six Months
	Ended	Ended
	June 30, 2022	June 30, 2021
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(5,730,000)	$(14,989,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,000	3,000
Amortization of discount	-	52,000
Amortization of right-of-use asset	26,000	25,000
Fair value of common stock issued for services	168,000	57,000
Fair value of vested options	2,959,000	6,387,000
Fair value of common stock issued for financing services	-	6,569,000
Change in fair value of derivative liabilities	-	219,000
Loss on extinguishment of debt, net	-	286,000
Changes in operating assets and liabilities:
Accounts receivable	11,000	8,000
Prepaid expenses	4,000	(6,000)
Accounts payable and accrued expenses	75,000	(1,000)
Accrued interest	192,000	144,000
Operating lease liability	(27,000)	(25,000)
Net cash used in operating activities	(2,321,000)	(1,271,000)

Cash flows from investing activities:
Purchases of property and equipment	(36,000)	-
Net cash used in investing activities	(36,000)	-

Cash flows from financing activities:
Proceeds from issuance of common stock	940,000	2,767,000
Proceeds from notes payable	-	177,000
Repayment of convertible note payable	(50,000)	-
Repayment of notes payable	(38,000)	(198,000)
Repayment of convertible notes payable-related parties	-	(30,000)
Repayment of notes payable-related parties	-	(259,000)
Net cash provided by financing activities	852,000	2,457,000

Net increase (decrease) in cash	(1,505,000)	1,186,000

Cash at beginning of the period	2,084,000	162,000

Cash at end of the period	$579,000	$1,348,000

Supplemental disclosure of cash flow information:
Interest paid	$8,000	$76,000
Income tax paid	$1,000	$-

Supplemental disclosure of non-cash investing and financing transactions
Common stock issued for conversion of notes and accrued interest	$-	$1,035,000
Common stock issued upon conversion of debt settlement	$-	$88,000

See accompanying notes to the condensed consolidated financial statements.

F-5

Zerify, Inc.

(Formerly known as Strikeforce Technologies, Inc.)

Notes to the Condensed Consolidated Financial Statements

Three and six months ended June 30, 2022 and June 30,  2021

Note 1 - Organization and Summary of Significant Accounting Policies

Zerify, Inc. (formerly known as StrikeForce Technologies, Inc.) (the “Company”) is a software development and services company that offers a suite of integrated computer network security products using proprietary technology. The Company’s operations are based in Edison, New Jersey.

On April 26, 2022, the Company applied for the Zerify trademark. ZERIFY™ which is intended to cover the categories of downloadable or recorded computer software for encryption; downloadable or recorded computer software for cyber security assessment and protection; anti-spyware software; downloadable or recorded computer application software for mobile devices, namely, software for protecting people from identity theft; downloadable or recorded computer software for guarding users of computers and remote access devices from identity theft, featuring various software tools, namely, anti-keyboard logger and keyboard stroke encryption.

On June 14, 2022, the Board of Directors and holders of a majority of the voting power approved a resolution to change the Company’s name from StrikeForce Technologies, Inc. to Zerify, Inc. The Board of Directors believes that the name change will better reflect the business plans of the Company reflected in the current cyber security software products and in the name Zerify which emphasizes the Company’s mission to ensure Zero-Trust for the most secure collaborative communications and that every participant is verified prior to entering a video conference.

On August 1, 2022, pursuant to the approval from FINRA, our Common Stock is now quoted on the OTCQB Market under the symbol “ZRFY” (formerly “SFOR”).

Basis of presentation and principles of consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been included. The results of operations for the six months ended June 30, 2022 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2022. These financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2021 and notes thereto contained in the Annual Report on Form 10-K of the Company as filed with the SEC on April 14, 2022.

F-6

The condensed consolidated financial statements include the accounts of the Company and its subsidiary, BlockSafe Technologies, Inc. (“BST”).  BST is owned 49% by the Company and 31% by three executive officers of the Company. BST meets the definition of a variable interest entity (“VIE”) and based on the determination that the Company is the primary beneficiary of BST. BST’s operating results, assets and liabilities are consolidated by the Company. Intercompany balances and transactions have been eliminated in consolidation.

At June 30, 2022, noncontrolling interests represents 51% of BST that the Company does not directly own. The Company and BST have a management agreement pursuant to which BST shall remit a management fee of $36,000 per month to the Company, and when BST reaches a milestone of $1,000,000 in financing, an additional management fee of $5,000,000 shall be owed to the Company, payable monthly over three years. The management fee is eliminated in consolidation. At June 30, 2022 and December 31, 2021, the amount of VIE cash on the accompanying condensed consolidated balance sheets can be used only to settle obligations of BST, and the amounts of VIE accounts payable, VIE Notes Payable, VIE Accrued Interest, and VIE Financing Obligation have no recourse to the general credit of the Company.

Going Concern

We have yet to establish any history of profitable operations. During the six months ended June 30, 2022, the Company incurred a net loss of $5,730,000 and used cash in operating activities of $2,321,000, and at June 30, 2022, the Company had a stockholders’ deficit of $13,252,000. In addition, we are in default on notes payable and convertible notes payable in the aggregate amount of $2,829,000. These factors raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report published on our December 31, 2021 year-end financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

Management estimates that the current funds on hand will be sufficient to continue operations through the next six months. Our ability to continue as a going concern is dependent upon our ability to continue to implement our business plan. Currently, management is attempting to increase revenues by selling through a channel of distributors, value added resellers, strategic partners and original equipment manufacturers. While we believe in the viability of its strategy to increase revenues, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to increase our customer base and realize increased revenues. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, if needed, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

COVID-19

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, customers, economies, and financial markets globally. It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for the Company’s products, and harm the Company’s business and results of operations.

During the six months ended June 30, 2022 and the year ended December 31, 2021, the Company believes the COVID-19 pandemic did impact its operating results. For the six months ended June 30, 2022 and the year ended December 31, 2021, sales to customers decreased by 50% and 7%, respectively, as compared to the prior year. However, the Company has not observed any impairments of its assets or a significant change in the fair value of its assets due to the COVID-19 pandemic. At this time, it is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or results of operations, financial condition, or liquidity.

F-7

The Company has been following the recommendations of health authorities to minimize exposure risk for its team members during the pandemic, including the temporary closure of its corporate office and having team members work remotely. During the second quarter of 2021, the Company reopened its corporate office while continuing to adhere to the guidelines issued by health authorities. Many customers and vendors have transitioned to electronic submission of invoices and payments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases these estimates and assumptions upon historical experience, existing and known circumstances, and other factors that management believes to be reasonable. In addition, the Company has considered the potential impact of the pandemic, as well as certain macroeconomic factors, including inflation, rising interest rates, and recessionary concerns, on its business and operations.

Significant estimates include those related to accounting for financing obligations, assumptions used in valuing stock instruments issued for services, assumptions used in valuing derivative liabilities, the valuation allowance for deferred tax assets, and the accrual of potential liabilities. Actual results could differ from those estimates.

Revenue Recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue consists of revenue from sales and support of our software products. Revenue primarily consists of sales of software licenses of our ProtectID®, GuardedID®, MobileTrust® and Zerify Meet™ products. The Company recognizes subscription revenue over a one-month period based on a typical monthly renewal cycle in accordance with its customer agreement terms. For service contracts, the Company’s performance obligations are satisfied, and the related revenue is recognized, as services are rendered.

The Company offers no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against service revenue. Additionally, to date, the Company has not incurred incremental costs in obtaining customer contracts.

Cost of revenue includes direct costs and fees related to the sale of our products.

The following tables present our revenue disaggregated by major product and service lines:

F-8

The following tables present our revenue disaggregated by major product and service lines:

	Three months ended
	June 30, 2022	June 30, 2021
Software	$24,000	$64,000
Service	-	3,000
Total revenue	$24,000	$67,000

	Six months ended
	June 30, 2022	June 30, 2021
Software	$56,000	$109,000
Service	-	4,000
Total revenue	$56,000	$113,000

Fair Value of Financial Instruments

The Company follows the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company’s assumptions.

The Company is required to use of observable market data if such data is available without undue cost and effort.

The Company believes the carrying amounts reported in the balance sheet for accounts receivable, accounts payable, accrued expenses, convertible notes, and notes payables approximate fair values because of the short-term nature of these financial instruments.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The Company evaluates embedded conversion features within its convertible debt to determine whether the embedded conversion features should be bifurcated from the host instrument and accounted for as a derivative. The fair value of the embedded derivatives is determined using the trinomial/binomial valuation method at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. All outstanding derivative financial instruments were extinguished during fiscal year 2021.

Stock-Based Compensation

The Company periodically issues stock options, warrants, and shares of common stock as share-based compensation to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on FASB ASC 718, Compensation – Stock Compensation (Topic 718) whereby the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

F-9

The fair value of the Company’s stock options and warrants are estimated using the Black-Scholes-Merton option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or restricted stock, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton option pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Loss per Share

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding, plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued using the treasury stock method. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive. The following potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive:

	Six months ended
	June 30, 2022	June 30, 2021
Options to purchase common stock	83,133,001	40,633,001
Warrants to purchase common stock	68,375,757	14,965,221
Convertible notes	21	21
Convertible Series B Preferred stock	2,347,752	1,040,756
Total	153,856,531	56,638,999

Concentrations

For the Six months ended June 30, 2022, sales to four customers comprised 38%, 26%, 11% and 10% of revenues. For the Six months ended June 30, 2021, sales to two customers comprised 72% and 15% of revenues. At June 30, 2022, two customers comprised 59% and 18% of accounts receivable.

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits. At June 30, 2022, the Company had cash deposits that exceeded the federally insured limit of $250,000 per account. The Company believes that no significant concentration of credit risk exists with respect to its cash balances because of its assessment of the creditworthiness and financial viability of the financial institution.

Segments

The Company operates in one segment for the development and distribution of our software products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base, single sales team, marketing department, customer service department, operations department, finance and accounting department to support its operations and similarities in: economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

F-10

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASC 326”). The standard significantly changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. As a small business filer, ASU 2020-06 will be effective January 1, 2024, for the Company and the provisions of this update can be adopted using either the modified retrospective method or a fully retrospective method. Management is currently assessing the impact of adopting this standard on the Company’s financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 2 - Convertible Notes Payable

Convertible notes payable consisted of the following:

	June 30, 2022	December 31, 2021
Secured
(a) Convertible notes due to AL-Bank	$483,000	$503,000

Unsecured
(b) Convertible notes with fixed conversion features, in default	895,000	895,000
Total Convertible notes	$1,378,000	$1,398,000

(a)

During fiscal 2005, the Company issued notes payable to DART/Citco Global in the aggregate of $543,000. The notes bear interest at an average rate of 7.5% per annum and matured in December 2010. The aggregate notes are convertible by the note holder into approximately less than one share of the Company’s common stock based on a fixed conversion price adjusted for applicable reverse stock splits that occurred in prior fiscal years. In fiscal 2009, the note holders agreed to the forbearance of any interest on the notes payable to DART/Citco Global. In August 2021, the notes were assigned to Aktieselskabet Arbejdernes Landsbank (“AL-Bank”), a financing institution based in Denmark. In September 2021, the Company executed a repayment agreement with AL-Bank whereby the Company shall make monthly payments of $10,000 to AL-Bank, starting in October 2021 and ending in January 2025, for a total of $400,000. Once the payments are made in full in accordance with the repayment agreement, the remaining balance of $143,000 shall be forgiven and will be accounted at that time. At December 31, 2021, the outstanding balance of convertible notes payable amounted to $503,000.

During the six months ended June 30, 2022, the Company made principal payments of $50,000.

F-11

At June 30, 2022, the outstanding balance of the secured convertible notes payable amounted to $453,000. The convertible notes payable, including accrued interest are convertible to approximately two shares of the Company’s common stock.

(b)

During fiscals 2005 through 2007, the Company issued notes payable in the aggregate of $895,000. The notes are unsecured, bear interest at a rate starting at 8% up to 18% per annum, were due on various dates from March 2008 to March 2015, and are currently in default. The aggregate notes are convertible by the note holders into approximately less than one share of the Company’s common stock based on fixed conversion prices adjusted for applicable reverse stock splits that occurred in prior fiscal years.

At June 30, 2022 and December 31, 2021, the outstanding balance of unsecured convertible notes payable amounted to $895,000, respectively and are deemed in default. The convertible notes payable, including accrued interest are convertible to approximately thirteen shares of the Company’s common stock.

Note 3 - Convertible Notes Payable – Related Parties

In prior years, the Company issued unsecured convertible notes to its Chief Executive Officer (CEO) in exchange for cash and/or services rendered. The notes have a compounded interest rate of 8% per annum and will mature on December 31, 2022, as amended. The aggregate notes are convertible by the note holders into less than one share of the Company’s common stock at fixed conversion prices adjusted for applicable reverse stock splits. As of June 30, 2022 and December 31, 2021, the outstanding balance of the notes payable amounted to $268,000.

Note 4 - Notes Payable

Notes payable consisted of the following:

	June 30, 2022	December 31, 2021
Unsecured notes
(a) Notes payable- $1,639,000 - in default	$1,639,000	$1,639,000
(b) Notes payable issued by BST - in default	285,000	310,000
(c) Note payable-EID loan	150,000	150,000

Secured notes payable
(d) Notes payable - in default	10,000	23,000
Total notes payable principal outstanding	2,084,000	2,122,000
Less current portion of notes payable, net of discount	(1,934,000)	(1,972,000)
Long term notes payable	$150,000	$150,000

(a)

In previous years, the Company issued notes payable in exchange for cash. The notes are unsecured, bear interest at a rate of 8% through 14% per annum and matured starting in fiscal 2011 up to November 2021. At June 30, 2022 and December 31, 2021, the outstanding balance of the notes payable was $1,639,000, respectively, and is in default.

(b)

In fiscal 2018, the Company’s consolidated subsidiary BlockSafe, issued promissory notes in exchange for cash. The notes are unsecured, bearing interest at a rate of 8% per annum, and matured in September 2019. At December 31, 2021, the outstanding balance of the notes payable amounted to $310,000. During the six months ended June 30, 2022, the Company made principal payments of $25,000. At June 30, 2022, the outstanding balance of the BlockSafe notes payable amounted to $285,000, and are in default.

F-12

(c)

On May 15, 2020, the Company received a $150,000 loan (the “EID Loan”) from the Small Business Administration (SBA)under the SBA’s Economic Injury Disaster Loan program. The EID Loan has a thirty-year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments of $250 per month are deferred for twenty-four months and will commence in June 2022. The EID Loan may be prepaid at any time prior to maturity with no prepayment penalties. The proceeds from the EID Loan must be used for working capital. The EID Loan contains customary events of default and other provisions customary for a loan of this type.

Outstanding balance of the note payable as of June 30, 2022 and December 31, 2021 amounted to $150,000, respectively. The Company was in compliance with the terms of the EID loan as of June 30, 2022.

(d)

In fiscal 2019 and 2020, the Company issued notes payable aggregating $468,000. The notes bear interest at a rate starting from 8% to 37% per annum, each agreement secured by substantially all of the assets of the Company, maturing between March 2020 and July 2021. The Company also made principal payments of $319,000, and one secured note of $21,000 was extinguished as part of a debt settlement obligation transaction. At December 31, 2021, the outstanding balance of the secured note agreements was $23,000.

During the six months ended June 30, 2022, the Company made principal payments of $13,000.

At June 30, 2022, the outstanding balance of the secured notes payable was $10,000 and is in default. The Company and the note holder are in negotiations to extend the due date of the note.

Note 5 - Notes Payable – Related Party

Notes payable-related party notes represent unsecured notes payable to the Company’s Chief Executive Officer (CEO) ranging in interest rates of 0% per annum to 10% per annum and will mature on December 31, 2022, as amended. The outstanding balance of these notes payable at June 30, 2022 and December 31, 2021 amounted to $693,000, respectively.

Note 6 - VIE Financing Obligation

The Company is in the process of developing Coins or Tokens which are an envisioned virtual currency. In fiscal 2018, the Company’s consolidated subsidiary BlockSafe, issued promissory notes to unrelated parties aggregating $776,000. As part of issuance, the Company agreed to pay a financing obligation to the note holders equal to the note principal in tokens, as defined, to be issued by BlockSafe. In addition, the Company also agreed to issue tokens to an unrelated party in exchange for cash of $50,000.

During the year ended December 31, 2019, BlockSafe agreed to issue tokens to unrelated parties in exchange for cash of $122,000. In addition, certain note holders of promissory notes issued by BlockSafe agreed to exchange $315,000 of outstanding principal and accrued interest into the financing obligation to be paid by tokens to be issued by BlockSafe.

At June 30, 2022 and December 31, 2021, the outstanding balance of financing obligations amounted to $1,263,000, respectively, to be paid in tokens, as defined. At June 30, 2022 and through the date of filing, BlockSafe has not developed or issued any tokens and there is no assurance as to whether, or at what amount, or on what terms, tokens will be available to be issued, if ever. At June 30, 2022, as the tokens do not exist, and any amounts received for tokens are not considered equity or revenue, management determined that 100% of the obligation of $1,263,000 is a liability to be settled by BlockSafe, through the issuance of tokens, or through other means if tokens are never issued.

Note 7 - Contingent Payment Obligation

On September 6, 2017, the Company entered into a litigation funding agreement with Therium Inc. (subsequently Therium Luxembourg) and VGL Capital, LLC (collectively the “Funders”). Under the agreement, the Company received $1,500,000 from the Funders to allow the Company to pursue patent enforcement actions against infringements of its patents. In exchange, the Funders are entitled to receive, after the payment of legal fees, the first $1,500,000 from the gross proceeds of any claims awarded, 10% of any additional claim proceeds until the Funders have received an additional $7,500,000, and 2.5% of any claim proceeds thereafter.  The Funders shall be paid only in the event that the Company achieves recoveries of claim proceeds.

F-13

At June 30, 2022 and December 31, 2021, the Company has reflected the $1,500,000 received from the Funders as a contingent payment obligation to be paid only if claim proceeds are recovered.

Note 8 - Operating Lease

In January 2019, the Company entered into a noncancelable operating lease for its office headquarters office requiring payments of approximately $4,000 per month, payments increasing 3% each year, and ending on January 31, 2024. We determine if an arrangement is a lease at inception. Lease assets are presented as operating lease right-of-use assets and the related liabilities are presented as lease liabilities in our consolidated balance sheets pursuant to ASC 842, Leases.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Six months ended June 30, 2022	Six months ended June 30, 2021
Lease Cost
Operating lease cost (included in general and administration in the Company’s statement of operations)	$28,000	$28,000

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the six months ended June 30, 2022 and 2021	$28,000	$25,000
Weighted average remaining lease term – operating leases (in years)	1.6	2.6
Average discount rate – operating leases	10.0%	10.0%

The supplemental balance sheet information related to leases for the period is as follows:

At June 30, 2022
Operating leases
Long-term right-of-use assets	$81,000

Short-term operating lease liabilities	$56,000
Long-term operating lease liabilities	29,000
Total operating lease liabilities	$85,000

F-14

Maturities of the Company’s lease liabilities are as follows:

Year Ending	Operating Leases
2022 (6 months)	29,000
2023	59,000
2024	5,000
Total lease payments	93,000
Less: Imputed interest/present value discount	(8,000)
Present value of lease liabilities	$85,000

Lease expenses were $28,000 and $28,000 during the six months ended June 30, 2022 and 2021, respectively.

Note 9 - Stockholders’ Deficit

Common Stock

During the six months ended June 30, 2022, the Company issued an aggregate of 7,730,936 shares of its common stock for consulting services, with a fair value of $168,000.  These shares of common stock were valued based on the closing price of the Company’s common stock on the date of the issuance or the date the Company entered into the agreement related to the issuance.

Warrants

On May 5, 2022, we entered into Inducement Offer to Exercise Common Stock Purchase Warrants Letter Agreements (the “Exercise Agreements”) with certain of the holders of the Existing Warrants, The Special Equities Opportunity Fund, LLC and Gregory Castaldo, to purchase an aggregate of 50,000,000 shares of Common Stock (the “Exercising Holders”). Pursuant to the Exercise Agreements, the Exercising Holders and the Company agreed that, subject to any applicable beneficial ownership limitations, the Exercising Holders would exercise their Existing Warrants (the “Investor Warrants”) for shares of Common Stock underlying such Existing Warrants (the “Exercised Shares”) at a reduced exercise price of $0.02 per share of Common Stock. In order to induce the Exercising Holders to cash exercise the Investor Warrants, the Exercise Agreements provide for the issuance of new warrants to purchase up to an aggregate of 50,000,000 shares of Common Stock (the “New Warrants”), with such New Warrants to be issued in an amount equal to the number of the Exercised Shares underlying any Investor Warrants. The New Warrants are exercisable after issuance, provide for a cashless exercise provision if the shares of Common Stock underlying the New Warrants are not registered and terminate on the date that is five years following the issuance of the New Warrants. The New Warrants have an exercise price per share of $0.05. The New Warrants and the shares of Common Stock issuable upon the exercise of the New Warrants are not being registered under the Securities Act of 1933 and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933. The Exercised Shares are registered for resale on effective registration statements previously filed with the Securities and Exchange Commission.

As a result, these warrant holders exercised their warrants and the Company issued 50 million shares of common stock for cash proceeds of $940,000, net of direct fees and commission.

In May 2022, the Company paid a warrant holder, Crown Bridge Partners, $165,000 in exchange for cancellation of two warrant agreements, from November 2019 and July 2020, for a total of 605,477 warrant shares. The Company recorded the payment as financing expense.

F-15

The table below summarizes the Company’s warrant activities for the six months ended June 30, 2022:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price

Balance, January 1, 2022	68,981,234	$0.0045-2.90	$0.042647
Granted	50,000,000	0.05	0.05
Canceled/Expired	(605,477)	0.085-2.90	1.49
Exercised	(50,000,000)	0.02	0.02
Balance, June 30, 2022	68,375,757	$ 0.0045-0.75	$0.041562

Balance outstanding and exercisable, June 30, 2022	68,375,757	$ 0.0045-0.75	$0.041562

At June 30, 2022, the intrinsic value of the warrants amounted to $207,000.

The following table summarizes information concerning outstanding and exercisable warrants as of June 30, 2022:

	Warrants Outstanding and Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.0045	13,333,333	4.00	$0.0045

$0.05	55,000,000	5.00	$0.05

$0.75	42,424	3.00	$0.75

$0.0045 - $0.75	68,375,757	4.00	$0.041562

Note 10 – Stock Options

The table below summarizes the Company’s stock option activities for the six months ended June 30, 2022:

	Number of Options Shares	Exercise Price Range Per Share	Weighted Average Exercise Price

Balance, January 1, 2022	83,133,001	0.005-1,121,250,000	$0.0274

Granted	-	-	-
Exercised	-	-	-
Expired	-	-	-
Balance outstanding, June 30, 2022	83,133,001	$0.005-1,121,250,000	$0.0274
Balance exercisable, June 30, 2022	83,133,001	$0.005-1,121,250,000	$0.0274

At June 30, 2022, the intrinsic value of outstanding options was $263,000.

During the period ended June 30, 2022, the Company recognized stock compensation expense of $2,959,000 to account for the fair value of stock options that vested.

F-16

The following table summarizes information concerning the Company’s stock options as of June 30, 2022:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$1,121,250,000	1	2	$1,121,250,000	1	1	$1,121,250,000
$2.85	126,000	7	2.85	126,000	6	2.85
$3.125	392,000	6	3.125	392,000	5	3.125
$2.05	115,000	9	2.05	115,000	8	2.05
$0.0375	65,000,000	10	0.0375	65,000,000	10	0.0375
$0.005	17,500,000	10	0.005	17,500,000	10	0.005
$0.005 – 1,121,250,000	83,133,001	6.8	$0.03704	83,133,001	6.8	$0.0274

Note 11 – Subsequent Events

Subsequent to June 30, 2022, the Company issued notes payable aggregating $275,000. The notes bear interest at a rate starting from 4% to 57% per annum, each agreement secured by substantially all of the tangible and intangible assets of the Company, and maturing starting January 2024 through July 2024.

Subsequent to June 30, 2022, the Company issued 10,000,000 shares of common stock for services rendered with a fair value $127,000.  The shares were valued at the date of the corresponding agreement or issuance.

Subsequent to June 30, 2022, the Company issued 50,000,000 shares of common stock for net cash proceeds of $500,000.

Subsequent to June 30, 2022, the Company received and cancelled 16,168,589 shares of common stock issued to Crown Bridge Partners, LLC in prior years pursuant to an amendment of a May 2022 agreement (see Note 9).

On September 9, 2022, Onstream Media, a company Zerify, Inc. has  no current or prior business relationship with, filed seven lawsuits against Zerify, Inc., each asserting infringement of a single patent owned by Onstream Media. Zerify is in the process of negotiating a settlement with Onstream Media.

F-17

Report of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors of

Zerify, Inc

Edison, NJ

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Zerify, Inc (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, during the year ended December 31, 2021, the Company incurred a net loss and utilized cash in operations, and at December 31, 2021, had a stockholders’ deficit. In addition, $2,867,000 of notes payable were in default as of that date. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

As discussed in Notes 12 and 13 to the consolidated financial statements, the Company issues stock options and stock warrants to certain officers, employees and consultants as compensation (the “Equity Awards”). The fair values of these Equity Awards were determined as of the grant date using a Black-Scholes Merton option-pricing model (the “Black-Scholes Model”). The selection of the valuation methodology and assumptions utilized in the Black-Scholes Model are based, in part, upon assumptions for which management is required to use judgment, particularly the risk-free interest rate, volatility, and dividend yield.

We identified the valuation of the Equity Awards as a critical audit matter because of the significant judgments made by management to determine the grant date fair values. This required a high degree of auditor judgment and an increased expenditure of effort when performing audit procedures to evaluate the reasonableness of management’s valuation methodology and related assumptions, including the risk-free interest rate, volatility, and dividend yield.

F-18

Our audit procedures related to the determination of the fair values of the Equity Awards, including the valuation methodology and related assumptions such as the risk-free interest rate, volatility, and dividend yield, consisted of the following, among others:

•

We obtained an understanding of management’s process over the valuation of the Equity Awards, including those over the determination of the valuation methodology and related assumptions, including the risk-free interest rate, volatility, and dividend yield.

•	We obtained and read the Equity Award agreements and management’s valuation analyses, including supporting schedules and related narrative information.

•	We evaluated management’s valuation methodology, including the selection of the model to determine the fair values of the Equity Awards.

•

We evaluated the reasonableness of management’s valuation assumptions and the underlying source information of significant valuation assumptions, including the risk-free interest rate, volatility, and dividend yield.

•	We assessed whether management’s calculations of the fair values were applied in accordance with the selected methodology, including testing the mathematical accuracy of the valuation analyses.

•	We developed independent estimates for the fair values of the Equity Awards based on assumptions utilized by the Company in its calculations.

We have served as the Company’s auditor since 2015.

/s/ Weinberg & Company, P.A.

Los Angeles, California

April 14, 2022

F-19

ZERIFY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash (includes VIE balances of $1,000 and $2,000, respectively)	$2,084,000	$162,000
Accounts receivable, net	24,000	20,000
Prepaid expenses	13,000	21,000

Total current assets	2,121,000	203,000

Property and equipment, net	-	2,000
Operating lease right-of-use asset, net	107,000	157,000
Other assets	12,000	14,000

Total Assets	$2,240,000	$376,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses (includes VIE balances of $2,000 and $3,000, respectively)	$996,000	$1,010,000
Convertible notes payable (net of discount of $0 and $14,000, respectively; including $895,000 and $1,458,000 in default, respectively)	1,398,000	1,469,000
Convertible notes payable - related parties	268,000	298,000
Notes payable (net of discount of $0 and $52,000, respectively; including $1,972,000 and $2,146,000 in default, respectively) (includes VIE balances of $310,000 and $475,000, respectively)	1,972,000	2,250,000
Notes payable - related parties	693,000	952,000
Accrued interest (including $1,497,000 and $1,448,000 due to related parties, respectively) (includes VIE balances of $120,000 and $109,000, respectively)	5,477,000	5,187,000
Contingent payment obligation	1,500,000	1,500,000
Financing obligation (includes VIE balance of $1,263,000 and $1,263,000, respectively)	1,263,000	1,263,000
Operating lease liability, current portion	39,000	38,000
Derivative liabilities	-	163,000

Total current liabilities	13,606,000	14,130,000

Notes payable, long term portion	150,000	463,000
Operating lease liability, long term portion	73,000	125,000

Total Liabilities	13,829,000	14,718,000

Commitments and Contingencies

Stockholders' Deficit
Series A Preferred stock, no par value; 100 shares authorized; 3 shares issued and outstanding	987,000	987,000
Series B Preferred stock par value $0.10: 100,000,000 shares authorized; 36,667 shares issued and outstanding	4,000	4,000
Preferred stock series not designated par value $0.10: 10,000,000 shares authorized; none issued or outstanding	-	-
Common stock par value $0.0001: 4,000,000,000 shares authorized; 955,380,225 and 718,263,338 shares issued and outstanding, respectively	96,000	72,000
Additional paid-in capital	59,788,000	39,814,000
Accumulated deficit	(71,595,000)	(54,396,000)
Total Zerify, Inc. stockholders' deficit	(10,720,000)	(13,519,000)
Noncontrolling interest in consolidated subsidiary	(869,000)	(823,000)

Total Stockholders' Deficit	(11,589,000)	(14,342,000)

Total Liabilities and Stockholders' Deficit	$2,240,000	$376,000

See accompanying notes to the consolidated financial statements.

F-20

ZERIFY, INC.

 CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2021	December 31, 2020

Revenue	$193,000	$207,000

Operating expenses:
Cost of revenue	27,000	13,000
Selling, general and administrative expenses	9,448,000	2,350,000
Research and development	566,000	520,000

Total operating expenses	10,041,000	2,883,000

Loss from operations	(9,848,000)	(2,676,000)

Other income (expense):
Interest expense (including $121,000 and $135,000 to related parties, respectively)	(447,000)	(654,000)
Debt discount amortization	(52,000)	(605,000)
Financing costs	(6,569,000)	-
Private placement costs	-	(175,000)
Change in fair value of derivative liabilities	(219,000)	(1,190,000)
Loss on extinguishment of debt, net	(109,000)	(4,841,000)
Other income (expense)	(1,000)	53,000

Other income (expense), net	(7,397,000)	(7,412,000)

Net loss	(17,245,000)	(10,088,000)
Net loss attributable to noncontrolling interest	46,000	45,000

Net loss attributable to Zerify, Inc.	$(17,199,000)	$(10,043,000)

Net loss per common share
-Basic and diluted	$(0.02)	$(0.14)

Weighted average common shares outstanding
-Basic and diluted	868,770,818	73,260,600

See accompanying notes to the consolidated financial statements.

F-21

ZERIFY, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Series A Preferred stock, no par value		Series B Preferred stock, par value $0.10		Common stock, par value $0.0001		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at January 1, 2020	3	$987,000	36,667	$4,000	5,905,388	$1,000	$28,675,000	$(44,353,000)	$(778,000)	$(15,464,000)

Common stock issued for cash	-	-	-	-	436,337,203	44,000	932,000	-	-	976,000

Fair value of common stock issued for services	-	-	-	-	6,378,671	1,000	38,000	-	-	39,000

Fair value of vested options	-	-	-	-	-	-	506,000	-	-	506,000

Warrants issued with notes payable accounted for as debt discount	-	-	-	-	-	-	118,000	-	-	118,000

Common stock issued upon conversion of notes payable and accrued interest	-	-	-	-	233,674,842	23,000	9,089,000	-	-	9,112,000

Common stock issued upon conversion of debt settlement	-	-	-	-	35,967,234	3,000	456,000	-	-	459,000

Net loss	-	-	-	-	-	-	-	(10,043,000)	(45,000)	(10,088,000)

Balance at December 31, 2020	3	$987,000	36,667	$4,000	718,263,338	$72,000	$39,814,000	$(54,396,000)	$(823,000)	$(14,342,000)

Common stock issued for cash	-	-	-	-	119,666,450	12,000	5,356,000	-	-	5,368,000

Fair value of common stock issued for services	-	-	-	-	3,365,138	1,000	180,000	-	-	181,000

Fair value of vested options	-	-	-	-	-	-	6,757,000	-	-	6,757,000

Fair value of warrants issued for services	-	-	-	-	-	-	-	-	-	-

Fair value of common stock issued as a financing cost	-	-	-	-	45,150,500	5,000	6,564,000	-	-	6,569,000

Common stock issued upon cashless exercise of warrants	-	-	-	-	12,349,726	1,000	(1,000)	-	-	-

Common stock issued upon cashless exercise of options	-	-	-	-	39,955,655	3,000	(3,000)	-	-	-

Common stock issued upon conversion of notes and accrued interest	-	-	-	-	16,168,589	2,000	1,033,000	-	-	1,035,000

Common stock issued upon conversion of debt settlement	-	-	-	-	460,829	-	88,000	-	-	88,000

Net loss	-	-	-	-	-	-	-	(17,199,000)	(46,000)	(17,245,000)

Balance at December 31, 2021	3	$987,000	36,667	$4,000	955,380,225	$96,000	$59,788,000	$(71,595,000)	$(869,000)	$(11,589,000)

See accompanying notes to the consolidated financial statements.

F-22

ZERIFY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net loss	$(17,245,000)	$(10,088,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,000	7,000
Amortization of discount	52,000	605,000
Fair value of common stock issued for services	181,000	39,000
Fair value of vested options	6,757,000	506,000
Fair value of common stock issued for financing services	6,569,000	-
Change in fair value of derivative liabilities	219,000	1,190,000
Private placement costs	-	173,000
Loss on extinguishment of debt	112,000	4,841,000
Interest expense from debt settlement obligation	-	-
Changes in operating assets and liabilities:
Accounts receivable	(4,000)	-
Prepaid expenses	8,000	(17,000)
Right-of-use asset	51,000	49,000
Accounts payable and accrued expenses	(14,000)	(77,000)
Accrued interest	298,000	562,000
Operating lease liability	(51,000)	(46,000)
Net cash used in operating activities	(3,063,000)	(2,256,000)

Cash flows from investing activities:
Purchases of property and equipment	-	(1,000)
Net cash used in investing activities	-	(1,000)

Cash flows from financing activities:
Proceeds from sale of common stock	5,368,000	976,000
Proceeds from convertible notes payable	-	803,000
Proceeds from notes payable	177,000	673,000
Proceeds from notes payable-related parties	-	263,000
Repayment of convertible note payable	(40,000)	(43,000)
Repayment of notes payable	(231,000)	(274,000)
Repayment of convertible notes payable-related parties	(30,000)	-
Repayment of notes payable-related parties	(259,000)	(54,000)
Net cash provided by financing activities	4,985,000	2,344,000

Net decrease in cash	1,922,000	87,000

Cash at beginning of the year	162,000	75,000

Cash at end of the year	$2,084,000	$162,000

Supplemental disclosure of cash flow information:
Interest paid	$120,000	$85,000
Income tax paid	$-	$-

Supplemental disclosure of non-cash investing and financing transactions
Fair value of derivative upon issuance of convertible debt recorded as debt discount	$-	$744,000
Common stock issued for conversion of notes and accrued interest	$1,035,000	$9,112,000
Convertible note, accrued interest, and accounts payable assumed by debt settlement obligation	$-	$198,000
Common shares issued upon conversion of debt settlement	$88,000	$459,000
Convertible note and accrued interest exchanged for common stock	$-	$1,180,000
Warrants issued with convertible notes	$-	$118,000

See accompanying notes to the consolidated financial statements.

F-23

Zerify, Inc.

Notes to the Consolidated Financial Statements

December 31, 2021 and 2020

Note 1 - Organization and Summary of Significant Accounting Policies

Zerify, Inc. (the “Company”) is a software development and services company that offers a suite of integrated computer network security products using proprietary technology. The Company’s operations are based in Edison, New Jersey.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the year ended December 31, 2021, the Company incurred a net loss of $17,245,000 and used cash in operating activities of $3,063,000 and at December 31, 2021, the Company had a stockholders’ deficit of $11,589,000. Also, at December 31, 2021, the Company is in default on notes payable and convertible notes payable in the aggregate amount of $2,867,000. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that these financial statements are issued. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At December 31, 2021, the Company had cash on hand in the amount of $2,084,000. Management estimates that the current funds on hand will be sufficient to continue operations through the next twelve months. The Company’s ability to continue as a going concern is dependent upon its ability to continue to implement its business plan. Currently, management is attempting to increase revenues by selling through a channel of distributors, value added resellers, strategic partners and original equipment manufacturers. While the Company believes in the viability of its strategy to increase revenues, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to increase its customer base and realize increased revenues. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the Company and its subsidiary, BlockSafe Technologies, Inc. (“BST”). BST is owned 49% by the Company and 31% by three executive officers of the Company. BST meets the definition of a variable interest entity (“VIE”) and based on the determination that the Company is the primary beneficiary of BST. BST’s operating results, assets and liabilities are consolidated by the Company. Intercompany balances and transactions have been eliminated in consolidation.

At December 31, 2021, noncontrolling interests represents 51% of BST that the Company does not directly own. The Company and BST have a management agreement pursuant to which BST shall remit a management fee of $36,000 per month to the Company, and when BST reaches a milestone of $1,000,000 in financing, an additional management fee of $5,000,000 shall be owed to the Company, payable monthly over three years. The management fee is eliminated in consolidation. At December 31, 2021 and 2020, the amount of VIE cash on the accompanying consolidated balance sheets can be used only to settle obligations of BST, and the amounts of VIE accounts payable, VIE Notes Payable, VIE Accrued Interest, and VIE Financing Obligation have no recourse to the general credit of the Company.

F-24

Reverse Stock Split

On June 25, 2020, the Company completed a 1:500 reverse stock split of the Company’s issued and outstanding shares of common stock and all fractional shares were rounded up. All share and per share amounts in the accompanying financial statements have been adjusted retroactively to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

COVID-19

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, customers, economies, and financial markets globally. It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for the Company’s products, and harm the Company’s business and results of operations.

During the years ended December 31, 2021 and 2020, the Company believes the COVID-19 pandemic did impact its operating results. For the years ended December 31, 2021 and 2020, sales to customers decreased by 7% and 73%, respectively, as compared to the prior year. However, the Company has not observed any impairments of its assets or a significant change in the fair value of its assets due to the COVID-19 pandemic. At this time, it is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or results of operations, financial condition, or liquidity.

The Company has been following the recommendations of health authorities to minimize exposure risk for its team members during the pandemic, including the temporary closure of its corporate office and having team members work remotely. During the second quarter of 2021, the Company reopened its corporate office while continuing to adhere to the guidelines issued by health authorities. Many customers and vendors have transitioned to electronic submission of invoices and payments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include those related to accounting for financing obligations, assumptions used in valuing stock instruments issued for services, assumptions used in valuing derivative liabilities, the valuation allowance for deferred tax assets, and the accrual of potential liabilities. Actual results could differ from those estimates.

Revenue Recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

F-25

The Company’s revenue consists of revenue from sales and support of our software products. Revenue primarily consists of sales of software licenses of our ProtectID®, GuardedID®, MobileTrust® and SafeVchat™ products. The Company usually recognizes subscription revenue over a one-month period based on a typical monthly renewal cycle in accordance with its customer agreement terms. For service contracts, the Company’s performance obligations are satisfied, and the related revenue is recognized, as services are rendered.

The Company offers no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against service revenue. Additionally, to date, the Company has not incurred incremental costs in obtaining customer contracts.

Cost of revenue includes direct costs and fees related to the sale of our products.

The following tables present our revenue disaggregated by major product and service lines:

	Year ended
	December 31, 2021	December 31, 2020
Software	$193,000	$200,000
Service	-	7,000
Total revenue	$193,000	$207,000

Accounts Receivable

Accounts receivable consist of trade amounts due from customers, and are recorded at invoiced amounts. The Company maintains an allowance for doubtful accounts receivable based upon our business customers’ financial condition and payment history, and our historical collection experience and expected collectability of accounts receivable. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded. At December 31, 2021 and 2020, the allowance for doubtful accounts was $20,000 and $20,000, respectively.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Estimated Useful Life (Years)

Computer equipment	5
Computer software	3
Furniture and fixture	7
Office equipment	7

Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations. Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. For the years ended December 31, 2021 and 2020, the Company did not recognize any impairment for its property and equipment.

F-26

Impairment of Long-lived Assets

The Company reviews its property and equipment, right-of-use assets, and other long-lived assets, including intangible assets other than goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. For the years ended December 31, 2021 and 2020, the Company had no impairment of long-lived assets.

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Leases

We lease our corporate office space under a lease agreement with monthly payments over a period of 60 months. Pursuant to ASC 842, Leases, lease assets are presented as operating lease right-of-use assets and the related liabilities are presented as lease liabilities in our consolidated balance sheets (see Note 11).

Fair Value of Financial Instruments

The Company follows the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company’s assumptions.

The Company is required to use of observable market data if such data is available without undue cost and effort.

The Company believes the carrying amounts reported in the balance sheet for accounts receivable, accounts payable, accrued expenses, convertible notes, and notes payables approximate fair values because of the short-term nature of these financial instruments.

As of December 31, 2020, the Company’s balance sheet includes Level 2 liabilities comprised of the fair value of embedded derivative liabilities of $163,000 (see Note 10).

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The Company evaluates embedded conversion features within its convertible debt to determine whether the embedded conversion features should be bifurcated from the host instrument and accounted for as a derivative. The fair value of the embedded derivatives is determined using the trinomial/binomial valuation method at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

F-27

Stock-Based Compensation

The Company periodically issues stock options, warrants, and shares of common stock as share-based compensation to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on FASB ASC 718, Compensation – Stock Compensation (Topic 718) whereby the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

The fair value of the Company’s stock options and warrants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or restricted stock, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Loss per Share

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding, plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued using the treasury stock method. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive. The following potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive:

	Year ended
	December 31, 2021	December 31, 2020
Options to purchase common stock	83,133,001	58,133,001
Warrants to purchase common stock	68,981,234	27,405,476
Convertible notes	21	1,156,304
Convertible Series B Preferred stock	1,255,638	791,170
Total	153,369,894	87,485,950

Advertising, Sales and Marketing Costs

Advertising, sales and marketing costs are expensed as incurred and are included in sales and marketing expenses. For the years ended December 31, 2021 and 2020, advertising, sales and marketing expenses were $103,000 and $2,000, respectively.

Research and Development Costs

Costs incurred for research and development are expensed as incurred. The salaries, benefits, and overhead costs of personnel conducting research and development of the Company’s software products comprise research and development expenses. Purchased materials that do not have an alternative future use are also expensed. For the years ended December 31, 2021 and 2020, research and development costs were $566,000 and $520,000, respectively.

F-28

Concentrations

For the year ended December 31, 2021, sales to three customers comprised 36%, 32% and 19% of revenues, respectively. For the year ended December 31, 2020, sales to two customers comprised 72% and 15% of revenues, respectively. At December 31, 2021, two customers comprised 65% and 14% of accounts receivable, respectively. At December 31, 2020, three customers comprised 50%, 24% and 10% of accounts receivable, respectively.

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits. At December 31, 2021, the Company had cash deposits that exceeded the federally insured limit of $250,000 per account. The Company believes that no significant concentration of credit risk exists with respect to its cash balances because of its assessment of the creditworthiness and financial viability of the financial institution.

Segments

The Company operates in one segment for the development and distribution of our software products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base, single sales team, marketing department, customer service department, operations department, finance and accounting department to support its operations and similarities in: economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASC 326”). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective January 1, 2024, for the Company. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. Management is currently evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements, but currently does not believe ASU 2020-06 will have a significant impact on the Company’s accounting for its convertible debt instruments as they are not considered indexed to the Company’s own stock. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

F-29

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. ASU 2021-04 provides clarification and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (such as warrants) that remain equity classified after modification or exchange. An issuer measures the effect of a modification or exchange as the difference between the fair value of the modified or exchanged warrant and the fair value of that warrant immediately before modification or exchange. ASU 2021-04 introduces a recognition model that comprises four categories of transactions and the corresponding accounting treatment for each category (equity issuance, debt origination, debt modification, and modifications unrelated to equity issuance and debt origination or modification). ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the guidance provided in ASU 2021-04 prospectively to modifications or exchanges occurring on or after the effective date. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt ASU 2021-04 in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. The adoption of ASU 2021-04 is not expected to have a material impact on the Company’s financial statements or disclosures.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. ASU 2021-08 will require companies to recognize and measure contract assets and contract liabilities relating to contracts with customers that are acquired in a business combination in accordance with ASC 606. Under current GAAP, an acquirer generally recognizes assets acquired and liabilities assumed in a business combination, including contract assets and contract liabilities arising from revenue contracts with customers, at fair value on the acquisition date. ASU No. 2021-08 will result in the acquirer recording acquired contract assets and liabilities on the same basis that would have been recorded by the acquiree before the acquisition under ASC Topic 606. The ASU is effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company adopted this ASU as of January 1, 2022 on a prospective basis and the adoption impact of the new standard will depend on the magnitude of future acquisitions. The standard will not impact acquired contract assets or liabilities from business combinations occurring prior to the adoption date.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 2 - Property and Equipment

Property and equipment, stated at cost, less accumulated depreciation consisted of the following:

	December 31, 2021	December 31, 2020
Computer equipment	$82,000	$82,000
Computer software	44,000	44,000
Furniture and fixtures	10,000	10,000
Office equipment	17,000	17,000
	153,000	153,000
Less accumulated depreciation	(153,000)	(151,000)
	$-	$2,000

Depreciation expense for the years ended December 31, 2021 and 2020 was $2,000 and $4,000, respectively.

F-30

Note 3 - Convertible Notes Payable

Convertible notes payable consisted of the following:

	December 31, 2021	December 31, 2020
Secured
(a) Convertible notes due to AL-Bank, in default at December 31, 2020	$503,000	$543,000

Unsecured
(b) Convertible notes with fixed conversion features, in default	895,000	895,000
(c) Convertible notes with adjustable conversion features, $20,000 in default at December 31, 2020	-	45,000
Total convertible notes principal outstanding	1,398,000	1,483,000
Debt discount	-	(14,000)
Convertible notes, net of discount	$1,398,000	$1,469,000

(a)

During fiscal 2005, the Company issued notes payable to DART/Citco Global in the aggregate of $543,000. The notes bear interest at an average rate of 7.5% per annum, matured in December 2010, convertible to common shares at a fixed conversion price of $3.25 per share, as adjusted for applicable reverse stock splits, and secured by all of the Company’s assets. In fiscal 2009, the note holders agreed to the forbearance of any interest on the notes payable to DART/Citco Global. In August 2021, the notes were assigned to Aktieselskabet Arbejdernes Landsbank (“AL-Bank”), a financing institution based in Denmark. In September 2021, the Company executed a repayment agreement with AL-Bank whereby the Company shall make monthly payments of $10,000 to AL-Bank, starting in October 2021 and ending in January 2025, for a total of $400,000. Once the payments are made in full in accordance with the repayment agreement, the remaining balance of $143,000 shall be forgiven and will be accounted at that time. During the year ending December 31, 2021, $40,000 was repaid relating to the agreement.

At December 31, 2021 and 2020, the outstanding balance of convertible notes payable amounted to $503,000 and $543,000, respectively.

(b)

During fiscals 2005 through 2007, the Company issued notes payable in the aggregate of $895,000. The notes are unsecured, bear interest at a rate starting at 8% up to 18% per annum, were due on various dates from March 2008 to March 2015, and are currently in default. The aggregate notes are convertible into less than one share of the Company’s common stock based on fixed conversion prices adjusted for applicable reverse stock splits.

At December 31, 2021 and 2020, the outstanding balance of convertible notes payable amounted to $895,000, respectively and is deemed in default.

(c)

During fiscal 2020, the Company issued convertible notes payable with adjustable conversion prices for aggregate proceeds of $803,000. The notes bear interest at 8% to 10% per annum, unsecured, and maturing between October 2020 and December 2021. At the option of the holder, the notes are convertible into shares of common stock of the Company at a price per share discount of 58% to 70% of the market price of the Company’s common stock, as defined, for 15 to 25 days preceding a conversion notice. The Company determined that the conversion options of the convertible notes were not considered indexed to the Company’s own stock and characterized the conversion features as derivative liabilities upon issuance (see Note 10). The Company also granted warrants to certain note holders to purchase 638,000 shares of the Company’s common stock. As a result, the Company recorded debt discount of $803,000, to account the fair value of the derivative liabilities of $742,000, the relative fair value of the warrants granted of $53,000 and direct fees incurred of $8,000. At December 31, 2020, the outstanding balance of the notes payable amounted to $45,000 and unamortized discount was $14,000.

During the year ended December 31, 2021, the remaining notes payable of $45,000 plus unpaid interest and fees of $4,000, for a total of $49,000, were converted into 16,168,589 shares of the Company’s common stock with a fair value of $1,035,000. The Company followed the general extinguishment model to record the conversion and settlement of the debt. Notes payable, accrued interest and fees converted totaled $49,000, the related unamortized debt discount totaled ($14,000), and the derivative liability related to the conversion option of these notes, after final valuation, amounted to $382,000. The fair value of the common shares issued amounted to $1,035,000 and the difference between the total debt settled and fair value of the common shares issued amounted to $618,000 and was recorded as loss on extinguishment of debt.

At December 31, 2021, the Company had no more convertible notes with adjustable conversion prices outstanding.

F-31

Note 4 - Convertible Notes Payable – Related Parties

In prior years, the Company issued unsecured convertible notes to related parties/officers in exchange for cash and/or services rendered. Certain notes payable are due to the Company’s Chief Executive Officer (CEO) and have a compounded interest rate of 8% per annum. The aggregate notes are convertible into less than one share of the Company’s common stock at fixed conversion prices adjusted for applicable reverse stock splits. As of December 31, 2020, the outstanding balance of the notes payable amounted to $298,000.

During the year ended December 31, 2021, notes payable aggregating $30,000 were repaid. In addition, the CEO extended the maturity date of these convertible notes payable to December 31, 2022 with no changes to the original terms of the notes payable or any additional compensation.

At December 31, 2021, the balance of convertible notes payable-related parties totaled $268,000.

Note 5 - Notes Payable

Notes payable consisted of the following:

	December 31, 2021	December 31, 2020
Unsecured notes
(a) Notes payable- $1,639,000 in default	$1,639,000	$1,699,000
(b) Notes payable issued by BST-in default	310,000	475,000
(c) Note payable-PPP loan	-	313,000
(d) Note payable-EID loan	150,000	150,000

Secured notes payable
(e) Notes payable - $23,000 in default at December 31, 2021	23,000	128,000
Total notes payable principal outstanding	2,122,000	2,765,000
Debt discount	-	(52,000)
Less current portion of notes payable, net of discount	(1,972,000)	(2,250,000)
Long term notes payable	$150,000	$463,000

(a)

In previous years, the Company issued notes payable in exchange for cash. The notes are unsecured, bear interest at a rate of 8% through 14% per annum and matured starting in fiscal 2011 up to November 2021. As of December 31, 2020, the outstanding balance of these notes payable amounted to $1,699,000 and unamortized debt discount of $52,000.

During the year ended December 31, 2021, $60,000 of the notes were paid and the Company amortized the debt discount of $52,000. At December 31, 2021, the outstanding balance of the notes payable was $1,639,000 and deemed in default

F-32

(b)

In fiscal 2018, the Company’s consolidated subsidiary BlockSafe, issued promissory notes in exchange for cash. The notes are unsecured, bearing interest at a rate of 8% per annum, and matured in September 2019. At December 31, 2020, the outstanding balance of the notes payable amounted to $475,000.

During the year ended December 31, 2021, $65,000 of the notes were paid, and a note holder agreed to exchange $100,000 of notes payable for 460,829 shares of the Company’s common stock with a fair value of $88,000 (see Note 12). As a result, the Company recognized a gain on extinguishment of debt of $12,000 to account for the difference between the note payable settled and fair value of the common stock issued.

At December 31, 2021, the outstanding balance of the notes payable amounted to $310,000 and are deemed in default.

(c)

On April 7, 2020, the Company was granted a loan (the “PPP loan”) of $313,000, pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. The PPP loan matures on April 7, 2022, bears interest at a rate of 1% per annum, with the first nine months of interest deferred, is payable monthly commencing on October 2020, and was unsecured and guaranteed by the U.S. Small Business Administration (“SBA”). The loan term may be extended to April 7, 2025, if mutually agreed to by the Company and lender. The PPP loan may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the PPP loan may only be used for qualifying expenses as described in the CARES Act, including qualifying payroll costs, qualifying group health care benefits, qualifying rent and debt obligations, and qualifying utilities. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses. As of December 31, 2020, outstanding balance of the PPP loan amounted to $313,000.

In March 2021, the Company obtained a similar PPP loan of $177,000.

During the year ended December 31, 2021, the PPP loans in the aggregate of $490,000 and accrued interest of $5,000 were forgiven by the SBA and was accounted as a gain on debt extinguishment pursuant to ASC 470, Debt.  As of December 31, 2021, the Company had no PPP loans outstanding.

(d)

On May 15, 2020, the Company received a $150,000 loan (the “EID Loan”) from the SBA under the SBA’s Economic Injury Disaster Loan program. The EID Loan has a thirty-year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments of $250 per month are deferred for twenty four months and will commence in June 2022. The EID Loan may be prepaid at any time prior to maturity with no prepayment penalties. The proceeds from the EID Loan must be used for working capital. The EID Loan contains customary events of default and other provisions customary for a loan of this type.

Outstanding balance of the note payable as of December 31, 2021 and 2020 amounted to $150,000, respectively. The Company was in compliance with the terms of the EID loan as of December 31, 2021.

(e)

In fiscal 2019 and 2020, the Company issued notes payable aggregating $468,000. The notes bear interest at a rate starting from 8% to 148% per annum, each agreement secured by substantially all of the assets of the Company, maturing between March 2020 and July 2021. The Company also made principal payments of $319,000, and one secured note of $21,000 was extinguished as part of a debt settlement obligation transaction. At December 31, 2020, the outstanding balance of the secured note agreements was $128,000.

During the year ended December 31, 2021, the Company made principal payments of $105,000.

At December 31, 2021, the outstanding balance of the secured notes payable was $23,000 and is deemed in default. The Company and the note holder are in negotiations to extend the due date of the note.

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Note 6 - Notes Payable – Related Parties

Notes payable-related parties notes represent notes payable to the Company’s Chief Executive Officer (CEO) ranging in interest rates of 0% per annum to 10% per annum. The notes are unsecured and the outstanding balance of these notes payable at December 31, 2020 amounted to $952,000.

During the year ended December 31, 2021, the Company made payments of $259,000. In addition, the CEO extended the maturity date of these notes payable to December 31, 2022 with no changes to the original terms of the notes payable or any additional compensation.

At December 31, 2021, the balance of notes payable-related parties totaled $693,000 which are all due to the Company’s CEO.

Note 7 – Financing Obligation

The Company is in the process of developing Coins or Tokens which are an envisioned virtual currency. In fiscal 2018, the Company’s consolidated subsidiary BlockSafe (BST), issued promissory notes to unrelated parties aggregating $776,000. As part of issuance, the Company agreed to pay a financing obligation to the note holders equal to the note principal in tokens, as defined, to be issued by BlockSafe. In addition, the Company also agreed to issue tokens to an unrelated party in exchange for cash of $50,000.

During the year ended December 31, 2019, BlockSafe agreed to issue tokens to unrelated parties in exchange for cash of $122,000. In addition, certain note holders of promissory notes issued by BlockSafe agreed to exchange $315,000 of outstanding principal and accrued interest into the financing obligation to be paid by tokens to be issued by BlockSafe.

At December 31, 2021 and 2020, the outstanding balance of financing obligations amounted to $1,263,000, respectively, to be paid in tokens, as defined. At December 31, 2021 and through the date of filing, BST has not developed or issued any tokens and there is no assurance as to whether, or at what amount, or on what terms, tokens will be available to be issued, if ever. At December 31, 2021, as the tokens do not exist, and any amounts received for tokens are not considered equity or revenue, management determined that 100% of the obligation of $1,263,000 is a liability to be settled by BST, through the issuance of tokens, or through other means if tokens are never issued.

Note 8 – Contingent Payment Obligation

On September 6, 2017, the Company entered into a litigation funding agreement with Therium Inc. (subsequently Therium Luxembourg) and VGL Capital, LLC (collectively the “Funders”). Under the agreement, the Company received $1,500,000 from the Funders to allow the Company to pursue patent enforcement actions against infringements of its patents. In exchange, the Funders are entitled to receive, after the payment of legal fees, the first $1,500,000 from the gross proceeds of any claims awarded, 10% of any additional claim proceeds until the Funders have received an additional $7,500,000, and 2.5% of any claim proceeds thereafter. The Funders shall be paid only in the event that the Company achieves recoveries of claim proceeds.

At December 31, 2021 and 2020, the Company has reflected the $1,500,000 received from the Funders as a contingent payment obligation to be paid only if claim proceeds are recovered.

Note 9 – Debt Settlement Obligation

On May 13, 2020, the Company entered into a settlement agreement with Continuation Capital, Inc. (“Continuation”). Continuation paid $198,000 owed to Company creditors, including $140,000 of convertible debt and accrued interest due to a related party (see Note 4), $29,000 of secured notes payable and accrued interest (see Note 5) and $29,000 of accounts payable. In exchange, the Company issued 35,967,234 shares of common stock to Continuation with a fair value of $459,000. The Company accounted this transaction in accordance with ASC 480-10 and the debt settled was measured at fair value. As a result, the Company recorded a loss on debt extinguishment $261,000 to account for the difference between the carrying value of the debt settled and the fair value of the common shares issued to Continuation.

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Note 10 – Derivative Financial Instruments

In prior years, the Company issued convertible notes payable whose conversion shares were not explicitly limited. As a result, the Company was unable to conclude that it had enough authorized and unissued shares available to settle the conversion option. The result was that the conversion option was bifurcated from the debt host and accounted for as a derivative liability in accordance with ASC 815, and re-measured at the end of every reporting period with the change in value reported in the statement of operations. Furthermore, since the number of shares to be issued to settle the conversion option was potentially unlimited, the Company would be unable to conclude that it has sufficient authorized and available shares to satisfy other commitments to issue shares if it did not have a sequencing policy. The Company has not adopted, documented and disclosed a sequencing approach that allows its other equity linked financial instruments and conversion options to be classified as equity if they meet the requirements of ASC 815.

The derivative liability was valued using the trinomial/binomial valuation method. At December 31, 2020, the balance of the derivative liabilities was $163,000.

During the year ended December 31, 2021, the corresponding convertible notes payable were converted to equity (see Note 3 and 10). Pursuant to current accounting guidelines, the Company determined the final fair value of the derivative liability which amounted to $382,000 and as a result, the Company recorded a change in fair value of $219,000. The Company also extinguished the derivative liability of $382,000 as part of loss on debt extinguishment in accordance with current accounting guidelines. At December 31, 2021, the Company has no more instruments accounted as derivative liabilities.

The fair value of the embedded derivative was determined using the following assumptions:

	At Extinguishment	December 31, 2020
Conversion feature:
Risk-free interest rate	0.08%	0.09%
Expected volatility	424%	495%-691%
Expected life (in years)	0.41 year	0.25 to 0.57 year
Expected dividend yield	-	-

Fair Value:
Conversion feature	$382,000	$163,000

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The expected volatility is based on the historical volatility of the Company’s stock. The expected life of the conversion feature of the notes was based on the remaining terms of the related notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

The following table sets forth a summary of the changes in the estimated fair value of our embedded derivative during the years ended December 31, 2021 and 2020:

	Year ended December 31, 2021	Year ended December 31, 2020
Fair value at beginning of year	$163,000	$1,516,000
Recognition of derivative liabilities upon initial valuation	-	917,000
Extinguishment of derivative liabilities	(382,000)	(3,460,000)
Net change in the fair value of derivative liabilities	219,000	1,190,000
Fair value at end of year	$-	$163,000

F-35

Note 11 - Operating Lease

In January 2019, the Company entered into a noncancelable operating lease for its office headquarters requiring payments of approximately $4,000 per month, payments increasing 3% each year, and ending on January 31, 2024. We determine if an arrangement is a lease at inception. Lease assets are presented as operating lease right-of-use assets and the related liabilities are presented as lease liabilities in our consolidated balance sheets pursuant to ASC 842, Leases.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Year ended December 31, 2021	Year ended December 31, 2020
Lease Cost
Operating lease cost (included in general and administration in the Company’s statement of operations)	$56,000	$56,000

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the years ended December 31, 2021 and 2020	$55,000	$55,000
Weighted average remaining lease term – operating leases (in years)	3.1	3.1
Average discount rate – operating leases	10.0%	10.0%

The supplemental balance sheet information related to leases for the period is as follows:

At December 31, 2021
Operating leases
Long-term right-of-use assets	$107,000

Short-term operating lease liabilities	$39,000
Long-term operating lease liabilities	73,000
Total operating lease liabilities	$112,000

F-36

Maturities of the Company’s lease liabilities are as follows:

Year Ending	Operating Leases
2022	58,000
2023	59,000
2024	5,000
Total lease payments	122,000
Less: Imputed interest/present value discount	(10,000)
Present value of lease liabilities	$112,000

Lease expenses were $56,000 and $56,000 during the years ended December 31, 2021 and 2020, respectively.

Note 12 – Stockholders’ Deficit

Preferred Stock

On October 21, 2010, the Company amended its Articles of Incorporation in New Jersey to authorize 10,000,000 shares of preferred stock, par value $0.10. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors. On November 15, 2010, the Company changed its domicile from the State of New Jersey to the State of Wyoming.

In addition to the 10,000,000 shares of preferred stock authorized on October 21, 2010, on January 10, 2011, 100 shares of preferred stock were designated as Series A Preferred Stock and 100,000,000 shares were designated as Series B Preferred Stock. The bylaws under the Wyoming Incorporation were amended to reflect the rights and preferences of each additional new designation.

The Series A Preferred Stock collectively has voting rights equal to eighty percent of the total current issued and outstanding shares of common stock. If at least one share of Series A Preferred Stock is outstanding, the aggregate shares of Series A Preferred Stock shall have voting rights equal to the number of shares of common stock equal to four times the sum of the total number of shares of common stock issued and outstanding, plus the number of shares of Series B Preferred Stock (or other designated preferred stock) which are issued and outstanding.

The Series B Preferred Stock has preferential liquidation rights in the event of any liquidation, dissolution or winding up of the Company, such liquidation rights to be paid from the assets of the Company not delegated to parties with greater priority at $1.00 per share or, in the event an aggregate subscription by a single subscriber of the Series B Preferred Stock is greater than $100,000,000, $0.997 per share. The Series B Preferred Stock shall be convertible to a number of shares of common stock equal to the price of the Series B Preferred Stock divided by the par value of the Series B Preferred Stock. The option to convert the shares of Series B Preferred Stock may not be exercised until three months following the issuance of the Series B Preferred Stock to the recipient shareholder. The Series B Preferred Stock shall have ten votes on matters presented to the shareholders of the Company for one share of Series B Preferred Stock held. The initial price of the Series B Preferred Stock shall be $2.50, (subject to adjustment by the Company’s Board of Directors) until such time, if ever, the Series B Preferred Stock are listed on a secondary and/or public exchange.

In February 2014, the Company’s Board of Directors amended the conversion feature of the Series B Preferred Stock, to permit conversion to common shares at a 40% market discount to current market value at the time the Company receives a conversion request. Current market value is defined as the average of the immediately prior five trading day’s closing prices. Additionally, when Series B Preferred Stock shares convert to the Company’s common stock, the minimum price discount floor level is set at $0.005, as decided by the Company’s Board of Directors.

Series A Preferred Stock

In 2011, the Company issued three shares of non-convertible Series A Preferred Stock valued at $329,000 per share, or $987,000 in aggregate to three members of the management team. The Series A Preferred Stock are convertible into four times the total number of common shares plus the total number of shares of Series B preferred stock issued and outstanding at the time of conversion and have voting rights equal to eighty percent of the total issued and outstanding shares of the Company’s common stock. This effectively provided the management team, upon retention of their Series A Preferred Stock, voting control on matters presented to the shareholders of the Company. The shareholders of the Series A Preferred Stock have each irrevocably waived their conversion rights relating to the Series A Preferred Stock issued.

F-37

Series B Preferred Stock

The Series B Preferred Stock has preferential liquidation rights in the event of any liquidation, dissolution or winding up of the Company, such liquidation rights to be paid from the assets of the Company not delegated to parties with greater priority at $1.00 per share or, in the event an aggregate subscription by a single subscriber of the Series B Preferred Stock is greater than $100,000,000, $0.997 per share. The Series B Preferred Stock shall be convertible to a number of shares of common stock equal to the price of the Series B Preferred Stock divided by the par value of the Series B Preferred Stock. The option to convert the shares of Series B Preferred Stock may not be exercised until three months following the issuance of the Series B Preferred Stock to the recipient shareholder. The Series B Preferred Stock shall have ten votes on matters presented to the shareholders of the Company for one share of Series B Preferred Stock held. The initial price of the Series B Preferred Stock shall be $2.50, (subject to adjustment by the Company’s Board of Directors) until such time, if ever, the Series B Preferred Stock are listed on a secondary and/or public exchange.

At December 31, 2021 and 2020, there were 36,667 shares of Series B Preferred Stock outstanding. There were no issuances of Series B Preferred stock during fiscal 2021 and 2020.

Common Stock

During the year ended December 31, 2021, the Company issued an aggregate of 139,661,006 shares of its common stock as follows:

•

During the year ended December 31, 2021, pursuant to our offering under Regulation A, the Company issued 119,666,450 shares of common stock in exchange for cash of $5,368,000, net of direct fees and commission. As part of the offering, the Company also issued warrants to certain investors and placement agent to purchase 55 million shares of common stock. The warrants are fully vested, exercisable at $0.05 per share and will expire in five years.

•

The Company issued 3,365,138 shares of its common stock for services, with a fair value of $176,000. The common shares were valued at the respective date of issuances. Included in this issuance was 500,000 shares of common stock with a fair value of $36,000, for the purchase of a complimentary business, Cybersecurity Risk Solutions, LLC. At the date of acquisition, Cybersecurity Risk Solutions, LLC had nominal assets and liabilities, no revenues and limited operating history. Furthermore, the Company also determined that the acquisition did not meet the requirement of a significant acquisition pursuant to the regulations of the Securities and Exchange Commission.

•	The Company issued 16,168,589 shares of common stock with a fair value of $1,035,000 upon conversion of convertible notes payable and accrued interest (see Note 3).

•	The Company issued 460,829 shares of common stock with a fair value of $88,000 as debt settlement (see Note 5).

During the year ended December 31, 2020, the Company issued an aggregate of 712,431,992 shares of its common stock as follows:

•	In November 2020, the Company sold 436,337,203 shares of common stock for net proceeds of $976,000 in an offering under Regulation A.

•	The Company issued 6,378,671 shares of its common stock for services, with a fair value of $39,000. The common shares were valued at the respective date of issuances.

•	The Company issued 233,748,884 shares of common stock upon conversion of convertible notes payable and accrued interest (see Note 3).

•	The Company issued 35,967,234 shares of common stock upon conversion of debt settlement (see Note 9).

•	In December 2020, a decrease of the Company’s authorized common stock to 4,000,000,000 shares was authorized.

F-38

Warrants

In January and July 2020, in connection with the issuance of convertible notes that aggregated $100,000 (see Note 3) and a promissory note of $60,000 (see Note 5), the Company issued warrants to purchase 27,304,901 shares of the Company’s common stock. The warrants were exercisable immediately, at exercise prices from $0.0045 to $0.75 per share, and expire in 5 years. The warrants are classified within stockholders’ deficit, and the proceeds were allocated between the notes and warrants based on their relative fair value. The relative fair value of the warrants was determined to be $118,000 and was recorded as debt discount and additional paid-in-capital.

During the year ended December 31, 2021, pursuant to the terms of the warrant grant, 13,333,333 warrant shares were exercised on a cashless basis in exchange for 12,349,726 shares of common stock. In addition, 90,908 warrant shares granted to a financing entity in fiscals 2019 and 2020 as part of a financing transaction was exercised. As a result of the exercise, the Company issued 45,150,500 shares of common stock with a fair value of $6,569,000. The common shares issued were valued at the date of issuance and recorded as a finance cost.

The table below summarizes the Company’s warrant activities for the years ended December 31, 2021 and 2020:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price

Balance, January 1, 2020	100,574	$0.75-2.90	$1.1185
Granted	27,304,901	0.0045	0.0045
Canceled/Expired	-	-	-
Exercised	-	-	-
Balance, January 1, 2021	27,405,475	0.0045-2.90	0.011676
Granted	55,000,000	0.05	$0.05
Canceled/Expired	-	-	-
Exercised	(13,424,241)	-	-
Balance, December 31, 2021	68,981,234	$0.0045-2.90	$0.042114

Balance outstanding and exercisable, December 31, 2021	68,981,234	$0.0045-2.90	$0.042114

At December 31, 2021 and 2020, the intrinsic value of the warrants amounted to $473,000 and $0, respectively.

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2021:

	Warrants Outstanding and Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.0045	13,349,242	4.00	$0.0045

$0.085	588,235	4.00	$0.085

$0.05	55,000,000	5.00	$0.05

$0.75	26,515	3.00	$0.75

$2.90	17,241	3.00	$2.90

$0.0045- $2.90	68,981,234	4.00	$0.042114

F-39

Note 13 – Stock Options

In November 2012, the stockholders approved the 2012 Stock Option Plan for the Company’s employees, effective January 3, 2013. The number of shares authorized for issuance under the plan was 100,000,000 and was increased to 400,000,000 in November 2017 by unanimous consent of the Board of Directors.

During the year ended December 31, 2020, the Company granted options to purchase an aggregate of 57,500,000 shares of its common stock to employees. The options have an exercise price of $0.005 per share, vest over six months, and expire in 10 years, with a total fair value of approximately $3,853,000 using the Black-Scholes Merton option pricing model. The fair value of the options was determined using a Black-Scholes Merton option pricing model based on the following assumptions: (i) volatility rate of 604%, (ii) discount rate of 0.95%, (iii) zero expected dividend yield, and (iv) expected life of 10.00 years. The Company recognized stock compensation expense of $506,000 to account the fair value of options that vested during the period. As of December 31, 2020, the unamortized stock compensation amounted to approximately $3.6 million which was recognized in fiscal 2021.

In February 2021, 12,250,000 unvested options granted in fiscal 2020 were modified and such options became fully vested. Pursuant to current accounting guidelines, the Company remeasured the fair value of these options and determined their fair value to be $3,675,000 and was recorded as stock compensation expense.

During the year ended December 31, 2021, the Company recorded additional stock compensation expense of $2,712,000 to account for options granted in the prior year that vested. In addition, the Company also issued 39,955,655 shares of the Company’s common stock upon cashless exercise of 42,500,000 options. The Company also granted options to purchase an aggregate of 67,500,000 shares of its common stock to employees. The options have an exercise price of $0.005 per share for 2,500,000 option shares and $0.0375 for 65,000,000 option shares, vest over six months, and expire in 10 years, with a total fair value of approximately $5,400,000 using the Black-Scholes Merton Option Pricing model. The fair value of the options was determined using a Black-Scholes Merton Option Pricing model based on the following assumptions: (i) volatility rate of 137%, (ii) discount rate of 1.46%, (iii) zero expected dividend yield, and (iv) expected life of 10.00 years. The Company recognized stock compensation expense of $368,000 to account for the fair value of options that vested during the period. As of December 31, 2021, the unamortized stock compensation amounted to approximately $5,032,000 which will be recognized in fiscal 2022.

The table below summarizes the Company’s stock option activities for the period January 1, 2020 to December 31, 2021:

	Number of Options Shares	Exercise Price Range Per Share	Weighted Average Exercise Price
Balance, January 1, 2020	633,001	$2.05-1,121,250,000	$2.93

Granted	57,500,000	0.0005	0.0005
Exercised	-	-	-
Expired	-	-	-
Balance, December 31, 2020	58,133,001	0.0005-1,121,250,000	0.03704

Granted	67,500,000	0.005-0.0375	0.0104
Exercised	(42,500,000)	-	-
Expired	-	-	-
Balance outstanding, December 31, 2021	83,133,001	$0.005-1,121,250,000	$0.0274
Balance exercisable, December 31, 2021	20,236,826	$0.005-1,121,250,000	$0.0274

F-40

At December 31, 2021 and 2020, the intrinsic value of outstanding options was $3,225,000 and $0, respectively.

The following table summarizes information concerning the Company’s stock options as of December 31, 2021:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$1,121,250,000	1	2	$1,121,250,000	1	1	$1,121,250,000
$2.85	126,000	7	2.85	126,000	6	2.85
$3.125	392,000	6	3.125	392,000	5	3.125
$2.05	115,000	9	2.05	115,000	8	2.05
$0.0375	65,000,000		0.0375	3,551,913	10	0.0375
$0.005	17,500,000	10	0.005	16,051,912	10	0.005
$0.005 – 1,121,250,000	83,133,001	6.8	$0.03704	20,236,826	6.8	$0.0274

Note 14 - Income Tax Provision

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision is as follows for the year ended:

	December 31, 2021	December 31, 2020

Federal statutory income tax rate	21.0%	21.0%
State tax, net of federal benefit	7.0%	5.0%

Change in valuation allowance on net operating loss carry-forwards	(28.0)	(26.0)

Effective income tax rate	0.0%	0.0%

Deferred tax assets consist of the following:

	December 31, 2021	December 31, 2020
Net deferred tax assets:
Stock-based compensation	$2,698,000	$702,000
Private placement costs	394,000	366,000
Operating lease liability	31,000	42,000
Loss on extinguishment of debt	1,858,000	1,697,000
Net operating loss carryforwards	6,494,000	5,946,000
Deferred tax assets	11,475,000	8,753,000
Less valuation allowance	(11,475,000)	(8,753,000)

F-41

The provisions of ASC Topic 740, Accounting for Income Taxes, require an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. For the years ended December 31, 2021 and 2020, based on all available objective evidence, including the existence of cumulative losses, the Company determined that it was more likely than not that the net deferred tax assets were not fully realizable. Accordingly, the Company established a full valuation allowance against its net deferred tax assets. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance.

At December 31, 2021 and 2020, the Company had available Federal and state net operating loss carryforwards (“NOL”s) to reduce future taxable income. For Federal NOL purposes approximately $23.0 million and $21.4 million was available at December 31, 2021 and 2020. For state NOL purposes approximately $9.8 million and $12.5 million was available at December 31, 2021 and 2020, respectively. The Federal carryforwards expire on various dates through 2040 and the state carryforwards expire through 2040. Due to restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in ownership of companies with loss carryforwards, the utilization of the Company’s NOL may be limited as a result of changes in stock ownership. NOLs incurred subsequent to the latest change in control are not subject to the limitation.

The Company’s operations are based in New Jersey and it is subject to Federal and New Jersey state income tax. Tax years after 2015 are open to examination by United States and state tax authorities.

The Company adopted the provisions of ASC 740, which requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the financial statements. ASC 740 also provides guidance on the recognition, measurement, classification and interest and penalties related to uncertain tax positions. As of December 31, 2021 and 2020, no liability for unrecognized tax benefits was required to be recorded or disclosed.

and $, respectively.

Note 15 – Subsequent Events

Subsequent to December 31, 2021, the Company issued 134,853 shares of common stock for services with a fair value of $6,000.

F-42

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
1.1	Placement Agreement dated July 7, 2020, by and between Zerify, Inc. and Spencer Clarke LLC (23)
1.2	Addendum to Placement Agreement dated November 11, 2020, by and between Zerify, Inc. and Spencer Clarke LLC (25)
1.3	Addendum to Placement Agreement dated April 20, 2021, by and between Zerify, Inc. and Spencer Clarke LLC (28)
1.4	Addendum to Placement Agreement dated June 20, 2022, by and between Zerify, Inc. and Spencer Clarke LLC (31)
3.1	Amended and Restated Certificate of Incorporation of Zerify, Inc. (1)
3.2	By-laws of Zerify, Inc. (1)
3.3	Amended By-laws of Zerify, Inc. (2)
3.4	Amended By-laws of Zerify, Inc. (3)
3.5	Articles of Amendment of Zerify, Inc. (2)
3.6	Amendments to Articles of Incorporation (6)
3.7	Amendments to Articles of Incorporation (7)
3.8	Registration of Classes of Securities (8)
3.9	Amendments to Articles of Incorporation (9)
3.10	Registration of Classes of Securities (10)
3.11	Amendments to Articles of Incorporation (11)
3.12	Registration of Classes of Securities (12)
3.13	Amendments to Articles of Incorporation (13)
3.14	Amendments to Articles of Incorporation (14)
3.15	Amendments to Articles of Incorporation (15)
3.16	Amendments to Articles of Incorporation (16)
3.17	Amendments to Articles of Incorporation (17)
3.18	Amendments to Articles of Incorporation (18)
3.19	Amendments to Articles of Incorporation (22)
3.20	Amendments to Articles of Incorporation (26)
4.1	Form of Subscription Agreement (31)
4.2	Form of Convertible Promissory Note-Related Party (24)
4.3	Form of Promissory Note-Related Party (24)
4.4	Form of Warrant (29)
4.5	Form of Warrant underlying the Unit (31)
6.1	Employment Agreement dated as of May 20, 2003, by and between Zerify, Inc. and Mark L. Kay (1)
6.2	Irrevocable Waiver of Conversion Rights of Mark L. Kay (4)
6.3	Irrevocable Waiver of Conversion Rights of Ramarao Pemmaraju (4)
6.4	Irrevocable Waiver of Conversion Rights of George Waller (4)
6.5	CFO Consultant Agreement with Philip E. Blocker (4)
6.6	2012 Stock Option Plan (5)
6.7	Asset Purchase Agreement between Zerify, Inc. and Cyber Safety, Inc., dated August 24, 2015 (18)
6.8	Amendment to the Asset Purchase Agreement and Distributor and Reseller Agreement between Zerify, Inc. and Cyber Safety, Inc. (19)
6.9	Execution of Litigation Funding Agreement (20)
6.10	BlockSafe Technologies, Inc. Intellectual Property License Agreement (21)
6.11	BlockSafe Technologies, Inc. Management Agreement (21)
6.12	BlockSafe Technologies, Inc. Amended Management Agreement (21)
6.13	Software License and Development Agreement, amendment two, by and between Zerify, Inc. and Intersections, Inc., dated October 1, 2010 (24)
6.14	Form of Settlement and Exchange Agreement (26)
6.15	Cybersecurity Risk Solutions LLC Member Interest Purchase Agreement, dated April 15, 2021 (27)
6.16	Inducement Offer to Exercise Common Stock Purchase Warrants, dated May 5, 2022 (29)
6.17	Power of Attorney (included on signature page)
11.1	Consent of Independent Certified Public Accountants. (31)
12.1	Legal Opinion of Joseph I. Emas, Attorney at Law (31)

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(1)	Filed as an exhibit to the Registrant’s Form SB-2 dated as of May 11, 2005 and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Form 8-K dated February 4, 2011 and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Form 10-Q dated December 13, 2010 and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Form S-1/A dated July 31, 2012 and incorporated herein by reference.
(5)	Filed in conjunction with the Registrant’s Form 14A filed October 5, 2012 and incorporated herein by reference.
(6)	Filed as an exhibit to the Registrant’s Form 8-K dated February 5, 2013 and incorporated herein by reference.
(7)	Filed as an exhibit to the Registrant’s Form 8-K dated May 14, 2013 and incorporated herein by reference.
(8)	Filed as an exhibit to the Registrant’s Form 8-A dated July 29, 2013 and incorporated herein by reference.
(9)	Filed as an exhibit to the Registrant’s Form 8-K dated August 22, 2013 and incorporated herein by reference.
(10)	Filed as an exhibit to the Registrant’s Form 8-A dated October 3, 2013 and incorporated herein by reference.
(11)	Filed as an exhibit to the Registrant’s Form 8-K dated October 3, 2013 and incorporated herein by reference.
(12)	Filed as an exhibit to the Registrant’s Form 8-A dated December 31, 2013 and incorporated herein by reference.
(13)	Filed as an exhibit to the Registrant’s Form 8-K dated December 31, 2013 and incorporated herein by reference.
(14)	Filed as an exhibit to the Registrant’s Form 8-K dated March 18, 2014 and incorporated herein by reference.
(15)	Filed as an exhibit to the Registrant’s Form 8-K dated December 22, 2014 and incorporated herein by reference.
(16)	Filed as an exhibit to the Registrant’s Form 8-K dated February 13, 2015 and incorporated herein by reference.
(17)	Filed as an exhibit to the Registrant’s Form 8-K dated August 4, 2015 and incorporated herein by reference.
(18)	Filed as an exhibit to the Registrant’s Form 8-K dated August 24, 2015 and incorporated herein by reference.
(19)	Filed as an exhibit to the Registrant’s Form 8-K dated February 2, 2016 and incorporated herein by reference.
(20)	Filed as an exhibit to the Registrant’s Form 8-K dated September 11, 2017 and incorporated herein by reference.
(21)	Filed as an exhibit to the Registrant’s Form 10-Q dated June 30, 2018 and incorporated herein by reference.
(22)	Filed as an exhibit to the Registrant’s Form 8-K dated June 25, 2020 and incorporated herein by reference.
(23)	Filed as an exhibit to the Registrant’s Form 1-A dated July 13, 2020 and incorporated herein by reference.
(24)	Filed as an exhibit to the Registrant’s Form 1-A.1 dated September 11, 2020 and incorporated herein by reference.
(25)	Filed as an exhibit to the Registrant’s Form 1-A.1 dated November 12, 2020 and incorporated herein by reference.
(26)	Filed as an exhibit to the Registrant’s Form 8-K dated February 8, 2021 and incorporated herein by reference.
(27)	Filed as an exhibit to the Registrant’s Form 8-K dated April 19, 2021 and incorporated herein by reference.
(28)	Filed as an exhibit to the Registrant’s Form 1A/A- dated April 26, 2021 and incorporated herein by reference.
(29)	Filed as an exhibit to the Registrant’s Form 8-K dated May 10, 2022 and incorporated herein by reference
(30)	Filed as an exhibit to the Registrant’s Form 1-A dated October 12, 2022 and incorporated herein by reference.
(31)	Filed herein.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, on October 19, 2022.

ZERIFY, INC.

Dated: October 19, 2022	By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

Dated: October 19, 2022	By:	/s/ Philip E. Blocker
Philip E. Blocker
Chief Financial Officer and Principal Accounting Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Kay, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark L. Kay	Director	October 19, 2022
Name: Mark L. Kay

/s/ Ramarao Pemmaraju	Director	October 19, 2022
Name: Ramarao Pemmaraju

/s/ George Waller	Director	October 19, 2022
Name: George Waller

/s/ Philip E. Blocker	Chief Financial Officer and Principal Accounting Officer	October 19, 2022
Name: Philip E. Blocker

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